Exhibit 16(c)(7)

VALUATION & ADVISORY SERVICES

One Chase Corporate Center, Suite 400

Birmingham, AL 35244

T (205) 313-6565

F (205) 313-6566

www.cbre.com

March 5, 2014

Carl S. Thigpen

Executive Vice President

PROTECTIVE LIFE INSURANCE COMPANY

AND IT’S SUBSIDIARIES

2801 Highway 280 S

Birmingham, Alabama 35223

RE:	Appraisal of Magnolia City Place

655 Fieldstown Road

Gardendale, Jefferson County, Alabama 35071

CBRE, Inc. File No 14-341AT-0406

Dear Mr. Thigpen:

At your request and authorization, CBRE, Inc. has prepared an appraisal of the market value of the referenced property. Our analysis is presented in the following Appraisal Report.

The subject is a 156,671-square foot neighborhood/community center located at 655 Fieldstown Road in Gardendale, Jefferson County, Alabama. The improvements were constructed in 1976 and expanded in 1986. The center is situated on a 21.98-acre site. Currently, the property is 60.47% occupied and is considered to be in average overall condition. The center is currently anchored by Hobby Lobby, which occupies 61,137 square feet.

The subject is currently being renovated and expanded. This plan is to include a new Publix grocery store that will contain 45,600 square feet. Publix will back-fill an empty junior anchor space once occupied by Goody’s and take over a space currently occupied by Dollar Tree. Dollar Tree will relocate within the center to a new 12,000 square foot space that replaced two former 1,000 square foot suites and expanded the center by an additional 10,000 square feet. TJ Maxx will be a new tenant and will occupy 26,918 square feet. The space is currently vacant adjacent to Hobby Lobby. Shoe Show, which currently occupies 4,300 square feet will relocate and take over 3,954 square feet of space that was expanded by 1,246 square feet to give Shoe Show a total of 5,200 square feet.

There will be two new in-line spaces added adjacent to the west side of TJ Maxx. The spaces will be 12,000 and 4,000 square feet. Based on a pro forma rent roll provided by the owner, Petco is expected to occupy the 12,000 square foot space and Aspen Dental is expected to occupy the 4,000 square foot space. There is also a 1,816 square foot free-standing building planned to be built for Starbucks.

© 2014 CBRE, Inc.

Carl S. Thigpen

March 5, 2014

Renovation and construction of the Publix and TJ Maxx spaces is expected to begin in April 2014 with a projected opening of November 2014 for each tenant. The construction of the spaces for Shoe Show and Dollar Tree is complete and each tenant is in the process of building out their spaces. Opening dates for each is expected to be April 2014. The construction start dates for Petco, Aspen Dental and Starbucks were not provided, but the projected lease start dates provided are September 1, 2014 for Starbucks and January 1, 2015 for Petco and Aspen Dental. Once the renovation and expansion is complete, the center will contain a total of 185,491 square feet.

The subject is being renovated and expanded and is not stabilized. Therefore, we have also estimated the at completion of construction and at stabilized operation values. Based on our analysis, we believe the center will reach stabilized occupancy once construction is complete due to leasing activity that has occurred prior to construction commencement as well as leasing activity that is expected to occur during construction. Therefore, our value estimate is the same at completion of construction and at stabilized operation, so only one value for both is reported.

Based on the analysis contained in the following report, the market value of the subject is concluded as follows:

MARKET VALUE CONCLUSION
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
As Is	Leased Fee Interest	February 20, 2014	$13,600,000
Prospective-As Complete & Stabilized	Leased Fee Interest	February 1, 2015	$23,300,000

Compiled by CBRE

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of, and inseparable from, this letter.

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. It also conforms to Title XI Regulations and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) updated in 1994 and further updated by the Interagency Appraisal and Evaluation Guidelines promulgated in 2010.

The intended use and user of our report are specifically identified in our report as agreed upon in our contract for services and/or reliance language found in the report. No other use or user of the report is permitted by any other party for any other purpose. Dissemination of this report by any party to non-client, non-intended users does not extend reliance to any other party and CBRE will not be responsible for unauthorized use of the report, its conclusions or contents used partially or in its entirety.

© 2014 CBRE, Inc.

Carl S. Thigpen

March 5, 2014

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CBRE, Inc. can be of further service, please contact us.

Respectfully submitted,

CBRE, Inc. - VALUATION & ADVISORY SERVICES

Barry R. Harvill		John W. Cherry, Jr., MAI, CRE
Senior Appraiser		Managing Director
Alabama Certification No. G00540		Alabama Certification No. G00673
Phone:	(205)313-6565	Phone:	(404 812-5028
Fax:	(205)313-6566	Fax:	(404)812-5051
Email:	Barry.Harvill@cbre.com	Email:	John.Cherry@cbre.com

Robert T. Brawner
Appraiser
Alabama Certification No. T01807
Phone:	(205)313-6565
Fax:	(205)313-6566
Email:	Bo.Brawner@cbre.com

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | CERTIFICATION OF THE APPRAISAL

CERTIFICATION OF THE APPRAISAL

We certify to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6.	This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice, as well as the requirements of the State of Alabama.

8.	The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

9.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10.	As of the date of this report, John W. Cherry, Jr., MAI, CRE has completed the continuing education program of the Appraisal Institute.

11.	As of the date of this report, Barry R. Harvill has completed the Standards and Ethics Education Requirement of the Appraisal Institute for Associate Members.

12.	Robert T. Brawner has and Barry R. Harvill and John W. Cherry, Jr., MAI, CRE have not made a personal inspection of the property that is the subject of this report.

13.	No one provided significant real property appraisal assistance to the persons signing this report.

14.	Valuation & Advisory Services operates as an independent economic entity within CBRE, Inc. Although employees of other CBRE, Inc. divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy were maintained at all times with regard to this assignment without conflict of interest.

15.	Robert T. Brawner and Barry R. Harvill have provided services, as appraisers, and John W. Cherry, Jr., MAI, CRE has not provided services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

Barry R. Harvill	John W. Cherry, Jr., MAI, CRE
Alabama Certification No. G00540	Alabama Certification No. G00673

Robert T. Brawner
Alabama Certification No. T01807

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© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | SUBJECT PHOTOGRAPHS

SUBJECT PHOTOGRAPHS

TYPICAL VIEW OF THE SUBJECT

TYPICAL VIEW OF THE SUBJECT

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MAGNOLIA CITY PLACE | SUBJECT PHOTOGRAPHS

TYPICAL VIEW OF THE SUBJECT

TYPICAL VIEW OF THE SUBJECT

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MAGNOLIA CITY PLACE | SUBJECT PHOTOGRAPHS

TYPICAL VIEW OF THE SUBJECT

TYPICAL VIEW OF THE SUBJECT

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© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

SUMMARY OF SALIENT FACTS

Property Name	Magnolia City Place

Location	655 Fieldstown Road, Gardendale, Jefferson
	County, Alabama 35071

Assessor’s Parcel Numbers	14-00-14-2-003-001.000
	14-00-14-2-003-001.001

Highest and Best Use
As If Vacant	Retail
As Improved	Retail

Property Rights Appraised	Leased Fee Interest

Land Area	21.98 AC	957,579 SF

Improvements
Property Type	Retail	(Neighborhood/Community Center)
Number of Buildings	2
Number of Stories	1
Gross Leasable Area - As Is	156,671 SF
Gross Leasable Area - Upon Construction Completion	173,576 SF
Year Built	1976	Renovated: 1986/2013
Condition - As Is	Average
Condition - Upon Construction Completion	Good

Major Tenants
Hobby Lobby - Existing	61,137 SF
Publix - New Upon Construction Completion	45,600 SF
TJ Maxx - New Upon Construction Completion	26,918 SF

Estimated Exposure/Marketing Time	12 Months

Financial Indicators
Current Occupancy	60.5%
Stabilized Occupancy	94.5%
Stabilized Credit Loss	0.6%
Overall Capitalization Rate - As Complete & Stabilized	7.25%
Discount Rate - As Is	8.75%
Discount Rate - As Complete & Stabilized	8.25%
Terminal Capitalization Rate	7.75%

	Total	Per SF
Pro Forma Operating Data - As Complete & Stabilized
Effective Gross Income	$2,377,950	$12.82
Operating Expenses	$674,240	$3.63
Expense Ratio	28.35%
Net Operating Income	$1,703,710	$9.18

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

VALUATION		Total	Per SF
Market Value As Is On	February 20, 2014
Cost Approach		$9,900,000	$53.37
Sales Comparison Approach		$13,200,000	$71.16
Income Capitalization Approach		$13,600,000	$73.32
Market Value As Complete & Stabilized On	February 1, 2015
Cost Approach		$20,200,000	$108.90
Sales Comparison Approach		$23,500,000	$126.69
Income Capitalization Approach		$23,300,000	$125.61

CONCLUDED MARKET VALUE
Appraisal Premise	Interest Appraised	Date of Value	Value
As Is	Leased Fee Interest	February 20, 2014	$13,600,000
Prospective-As Complete & Stabilized	Leased Fee Interest	February 1, 2015	$23,300,000

Compiled by CBRE

STRENGTHS, WEAKNESSES, OPPORTUNITIES AND THREATS (SWOT)

Strengths and weaknesses are internal to the subject; opportunities & threats are external to the subject

Strengths

•	The subject has good access from a major roadway in the neighborhood.

•	The subject represents functional retail space and is in average overall condition.

•	The subject property is planned to be renovated and will be completed in good overall condition.

•	Upon completion the major tenants at subject property will be Publix, Hobby Lobby and TJ Maxx, which are attractive tenants.

Weaknesses

•	None noted.

Opportunities

•	Economic growth in and around Birmingham could lead to potential expansion in the surrounding areas including the subject neighborhood.

Threats

•	The weakened overall economy has contributed to depressed levels of consumer spending and business expansion.

EXTRAORDINARY ASSUMPTIONS

An extraordinary assumption is defined as “an assumption directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property such as market conditions or trends; or about the integrity of data used in an analysis.” 1

[1]	Appraisal Institute, The Dictionary of Real Estate Appraisal, 5th ed. (Chicago: Appraisal Institute, 2010), 73.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

•	Our value conclusions are based on the assumption that completion of the subject expansion and renovation will be completed as noted in the Letter of Transmittal, which is based on discussions with the property owner.

•	Our value conclusions are based on the assumption that the subject renovation will also include upgrades of the building exteriors and facades, the parking lot, and landscaping so that the renovated and expanded portions and the existing portions of the center will all have a similar overall aesthetical appeal.

•	Our value conclusions are based on the renovation completion and expansion of the Dollar Tree space in time for its projected store opening on April 1, 2014.

•	Our value conclusions are based on the renovation completion and expansion of the Shoe Show space in time for its projected store opening on April 1, 2014.

•	Our value conclusions are based on the renovation completion of the Publix space in time for its projected store opening on November 1, 2014.

•	Our value conclusions are based on the renovation completion of the TJ Maxx space in time for its projected store opening on November 1, 2014.

•	At the request of the client the values concluded within this report are based on a pro forma rent roll provided by the property owner. Specific assumptions for each tenant are shown below.

H&R Block

The most recent lease extension for H&R Block was for a term from May 1, 2010 through April 30, 2015. The lease was for a 1,000 square foot space at $9.00 per square foot. The lease rate was set to increase to $19.00 per square foot on the date that Publix opened for business.

Based on the pro forma rent roll provided, the tenant will remain in the same space (Suite 102) but the lease will extend through April 30, 2025 and the lease rate will be $21.00 per square foot.

For the purpose of this report we have assumed that the tenant will continue to pay the current lease rate of $9.00 per square foot through October 2014 and will pay the increased lease rate of $21.00 per square foot from November 2014 through April 2025. It is assumed that the tenant will reimburse expenses as stated in the lease, which is a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

Republic Finance

The initial lease for Republic Finance was for a term from December 2010 through November 2013. The lease was for a 1,000 square foot space and the lease rate upon expiration of the lease was $19.00 per square foot. There has not been a formal extension or renewal of the lease and the tenant is now on a month-to-month basis at $19.00 per square foot.

Based on the pro forma rent roll provided, the tenant will move from their current space to Suite 101, which is 1,500 square feet, at a rate of $21.00 per square foot with an expiration date of December 31, 2018. The pro forma rent roll has the tenant in the new space as of July 1, 2013; however, as of February 2014 the tenant has not moved.

For the purpose of this report we have assumed that the tenant will move in to the new space, and the new lease rate will take affect in November 2014, coinciding with the opening of Publix. We have also included a tenant improvement allowance of $10.00 per square foot to deliver the space. It is assumed that the tenant will reimburse expenses as stated in the lease, which is a pro rata share of taxes and insurance, and a flat rate of $0.75 per square foot for CAM and management fees.

State Farm

State Farm is not currently a tenant at the subject property.

Based on the pro forma rent roll provided, State Farm will lease Suite 103, which is 1,000 square feet, at a rate of $20.00 per square foot and the lease will commence on January 1, 2015 and expire on December 31, 2019.

For the purpose of this report we have assumed that the lease terms for State Farm will be as described above. We have also included a tenant improvement allowance of $10.00 per square foot to deliver the space and a 5% leasing commission since State Farm will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

Gold Plus

Gold Plus is not currently a tenant at the subject property.

Based on the pro forma rent roll provided, Gold Plus will lease Suite 104, which is 1,000 square feet, at a rate of $20.00 per square foot and the lease will commence on January 1, 2015 and expire on December 31, 2019.

For the purpose of this report we have assumed that the lease terms for Gold Plus will be based on the pro forma as described above. We have also included a tenant improvement allowance of $10.00 per square foot to deliver the space and a 5% leasing commission since Gold Plus will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

Nail Model

The existing lease with Nail Model is for 1,000 square feet in Suite 105. The lease commenced in April 2008 and expires in May 2015. The current lease rate is $21.13 and increases to $22.18 in June 2014.

Based on the pro forma rent roll provided, the lease will be extended through December 31, 2019. The pro forma rent roll shows a lease rate of $23.01 that was supposed to take effect on July 1, 2013.

For the purpose of this report we have assumed that the lease with Nail Model will be extended through December 2019 as described above. We have assumed that the lease rate will remain at the current rate of $21.13 per square foot through May 31, 2014 and increase to $22.18 in June 2014. Additionally, we have assumed that the lease rate will increase to $23.01, as shown in the pro forma rent roll, in November 2014, coinciding with the opening of Publix. It is assumed that the tenant will reimburse expenses as stated in the lease, which is a pro rata share of taxes and insurance, and a flat rate of $1.60 per square foot for CAM and management fees.

Head Start

The existing lease with Head Start is for 1,500 square feet in Suite 106. The lease commenced in August 1999 and was most recently set to be extended through July 31, 2017. The current lease rate is $13.84. The lease rate was set to increase to $19.00 per square foot on the date that Publix opened for business and increase 3% each year thereafter.

Based on the pro forma rent roll provided, the lease will be extended through December 31, 2024. The pro forma rent roll shows a lease rate of $19.05 per square foot that was supposed to take effect on July 1, 2013.

For the purpose of this report we have assumed that the lease with Head Start will be extended through December 2024 as described above. We have assumed that the lease rate will remain at the current rate of $13.84 per square foot through October 31, 2014 and increase to $19.05, as shown in the pro forma rent roll, in November 2014, coinciding with the opening of Publix. It is assumed that the lease rate will escalate 3% annually as stated in the most recent lease. It is assumed that the tenant will reimburse expenses as stated in the lease, which is a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

Palm Beach Tan

Palm Beach Tan is not currently a tenant at the subject property.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

Based on the pro forma rent roll provided, Palm Beach Tan will lease Suite 202, which is 2,920 square feet, at a rate of $20.00 per square foot and the lease will commence on January 1, 2015 and expire on December 31, 2019.

For the purpose of this report we have assumed that the lease terms for Palm Beach Tan will be based on the pro forma as described above. We have also included a tenant improvement allowance of $10.00 per square foot to deliver the space and a 5% leasing commission since Palm Beach Tan will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

CATO

The lease with CATO is for 3,900 square feet in Suite 203. The lease commenced in November 2006 and expires in January 2017. The current lease rate is $11.00 per square foot and the tenant pays a pro rata share of taxes, insurance, CAM and management fees.

Based on the pro forma rent roll provided there are no changes expected for this tenant.

Firehouse Subs

Firehouse Subs is not currently a tenant at the subject property.

Based on the pro forma rent roll provided, Firehouse Subs will lease Suite 204, which is 1,800 square feet, at a rate of $20.00 per square foot and the lease will commence on January 1, 2015 and expire on December 31, 2019.

For the purpose of this report we have assumed that the lease terms for Firehouse Subs will be based on the pro forma as described above. We have also included a tenant improvement allowance of $10.00 per square foot to deliver the space and a 5% leasing commission since Firehouse Subs will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

AccuQuest

Accuquest is not currently a tenant at the subject property.

Based on the pro forma rent roll provided, AccuQuest will lease Suite 205, which is 1,200 square feet, at a rate of $21.00 per square foot and the lease will commence on August 1, 2014 and expire on July 31, 2019.

For the purpose of this report we have assumed that the lease terms for AccuQuest will be based on the pro forma as described above. We have also included a tenant improvement allowance of $10.00 per square foot to deliver the space and a 5% leasing commission since AccuQuest will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

Shoe Show

The lease with Shoe Show is for 4,300 square feet which commenced in August 1988 and had an expiration date of August 31, 2013. The tenant is now operating on a month-to-month basis at a current lease rate of $9.00 per square foot. Shoe Show is in the process of relocating to Suite 206, which is a newly renovated space that is 5,200 square feet. The lease extension for the new space is for a term of five years from the opening date with a lease rate of $9.35 per square foot, which was flat over the term. The tenant is now in the process of building out the interior of the space.

Based on the pro forma rent roll provided, the lease rate is $9.85 per square foot and the lease will expire on August 31, 2024.

Based on the renovation budget provided, Shoe Show was given a flat amount of $187,500 in tenant improvement allowance to build out the interior of the store.

For the purpose of this report we have assumed that Shoe Show will continue to operate in their current location through March 31, 2014 at the current rate of $9.00 per square foot. It is assumed that Shoe Show will open the new location on April 1, 2014, at which time the lease rate will increase to $9.85 per square foot. The lease is assumed to expire on August 31, 2024. It is assumed that the tenant will continue to reimburse expenses at the current terms which included a pro rata share of taxes and insurance and a flat rate of $0.46 per square foot for CAM and management fees.

Due to the fact that the build-out is nearly complete the tenant improvement allowance is assumed to be paid out and this expense in not included in the lease-up discount within this report.

Dollar Tree

The current lease with Dollar Tree is for 20,731 square feet. The lease commenced in April 2003 and has an expiration date of April 30, 2018. The current lease rate is $5.85 per square foot. Dollar Tree is in the process of relocating to Suite 207, which is a newly developed space that is 12,000 square feet. The lease rate and expiration date for the new space will be the same as stated above. The tenant is now in the process of building out the interior of the space.

Based on the pro forma rent roll provided, the lease rate is $5.85 per square foot and the lease will expire on April 30, 2018.

For the purpose of this report we have assumed that Dollar Tree will continue to operate in their current location through March 31, 2014 at the current rate of $5.85 per square foot. It is assumed that Dollar Tree will open the new location on April 1, 2014. The lease will expire on April 20, 2018 and the lease rate will remain the same at $5.85 per square foot throughout the term.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

TJ Maxx

TJ Maxx is not currently a tenant at the subject property but the lease terms have been agreed to by the tenant and landlord. TJ Maxx has waited to build out their space so that their opening will coincide with the opening of Publix.

The lease with TJ Maxx is for 26,918 square feet in Suite 302. The lease will commence upon the opening of the store and have a term of ten years. The lease rate will be $7.25 per square foot in Years One through Five and $7.75 per square foot in Years Six through Ten. The expense reimbursements for TJ Maxx will include a pro rata share of taxes, insurance, CAM and management fees, with a 2% annual cap on increases to CAM and management fees. Upon completion of the build-out TJ Maxx will receive a flat amount of $300,000 in tenant improvement allowance.

The lease terms shown in the pro form rent roll are the same as stated above.

For the purpose of this report we have assumed that the lease with TJ Maxx will commence in November 2014 and the terms of the lease will be as described above.

Petco

Petco is not currently a tenant at the subject property. The space that Petco will occupy has not been built.

Based on the “As Developed” site plan, the new space for Petco will be developed along the west side of TJ Maxx and be a part of the row of storefronts that include Hobby Lobby and TJ Maxx and will also include Aspen Dental.

Based on the pro forma rent roll provided, Petco will lease Suite 303, which will be 12,000 square feet, at a rate of $19.00 per square foot and the lease will commence on January 1, 2015 and expire on December 31, 2024.

For the purpose of this report we have assumed that the lease terms for Petco will be based on the pro forma as described above. We have also included a tenant improvement allowance of $10.00 per square foot and a 5% leasing commission since Petco will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

Aspen Dental

Aspen Dental is not currently a tenant at the subject property. The space that Aspen Dental will occupy has not been built.

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MAGNOLIA CITY PLACE | SUMMARY OF SALIENT FACTS

Based on the “As Developed” site plan, the new space for Aspen Dental will be developed along the west side of TJ Maxx and be a part of the row of storefronts that include Hobby Lobby and TJ Maxx and will also include Petco.

Based on the pro forma rent roll provided, Aspen Dental will lease Suite 304, which will be 4,000 square feet, at a rate of $27.50 per square foot and the lease will commence on January 1, 2015 and expire on December 31, 2024.

For the purpose of this report we have assumed that the lease terms for Aspen Dental will be based on the pro forma as described above. We have also included a tenant improvement allowance of $10.00 per square foot and a 5% leasing commission since Aspen Dental will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

Starbucks

Starbucks is not currently a tenant at the subject property. The space that Starbucks will occupy has not been built.

Based on the “As Developed” site plan, the new space for Starbucks will be developed as a free-standing outparcel along Odum Road in the parking area in front of the proposed Petco and Aspen Dental stores.

Based on the pro forma rent roll provided, Starbucks will lease Space 401, which will be 1,816 square feet, at a rate of $40.00 per square foot and the lease will commence on September 1, 2014 and expire on August 31, 2024.

For the purpose of this report we have assumed that the lease terms for Starbucks will be based on the pro forma as described above. We have included a 5% leasing commission since Starbucks will be a new tenant to the center. It is assumed that the tenant will reimburse a pro rata share of taxes, insurance, CAM and management fees with a 10% administrative fee on CAM and management fees.

HYPOTHETICAL CONDITIONS

A hypothetical condition is defined as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.” 2

-	None noted.

[2]	Dictionary of Real Estate Appraisal, 97.

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MAGNOLIA CITY PLACE | TABLE OF CONTENTS

TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISAL	i

SUBJECT PHOTOGRAPHS	ii

SUMMARY OF SALIENT FACTS	v

TABLE OF CONTENTS	xiv

INTRODUCTION	1

AREA ANALYSIS	6

NEIGHBORHOOD ANALYSIS	9

MARKET ANALYSIS	12

SITE ANALYSIS	39

IMPROVEMENTS ANALYSIS	44

ZONING	50

TAX AND ASSESSMENT DATA	51

HIGHEST AND BEST USE	53

APPRAISAL METHODOLOGY	56

LAND VALUE	57

COST APPROACH	63

INSURABLE VALUE (REPLACEMENT COST)	67

SALES COMPARISON APPROACH	69

INCOME CAPITALIZATION APPROACH	75

RECONCILIATION OF VALUE	104

ASSUMPTIONS AND LIMITING CONDITIONS	105

ADDENDA

A	Glossary of Terms
B	Land Sale Data Sheets
C	Improved Sale Data Sheets
D	Rent Comparable Data Sheets
E	Operating Data
F	Renovation Budget
G	Argus Rent Roll and Supporting Schedules
H	Legal Description
I	Précis METRO Report - Economy.com, Inc.
J	Engagement Letter
K	Qualifications

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MAGNOLIA CITY PLACE | INTRODUCTION

INTRODUCTION

PROPERTY IDENTIFICATION

The subject is a 156,671-square foot neighborhood/community center located at 655 Fieldstown Road in Gardendale, Jefferson County, Alabama. The improvements were constructed in 1976 and expanded in 1986. The center is situated on a 21.98-acre site. Currently, the property is 60.47% occupied and is considered to be in average overall condition. The center is currently anchored by Hobby Lobby, which occupies 61,137 square feet.

The subject is currently being renovated and expanded. This plan is to include a new Publix grocery store that will contain 45,600 square feet. Publix will back-fill an empty junior anchor space once occupied by Goody’s and take over a space currently occupied by Dollar Tree. Dollar Tree will relocate within the center to a new 12,000 square foot space that replaced two former 1,000 square foot suites and expanded the center by an additional 10,000 square feet. TJ Maxx will be a new tenant and will occupy 26,918 square feet. The space is currently vacant adjacent to Hobby Lobby. Shoe Show, which currently occupies 4,300 square feet will relocate and take over 3,954 square feet of space that was expanded by 1,246 square feet to give Shoe Show a total of 5,200 square feet.

There will be two new in-line spaces added adjacent to the west side of TJ Maxx. The spaces will be 12,000 and 4,000 square feet. Based on a pro forma rent roll provided by the owner, Petco is expected to occupy the 12,000 square foot space and Aspen Dental is expected to occupy the 4,000 square foot space. There is also a 1,816 square foot free-standing building planned to be built for Starbucks.

Renovation and construction of the Publix and TJ Maxx spaces is expected to begin in April 2014 with a projected opening of November 2014 for each tenant. The construction of the spaces for Shoe Show and Dollar Tree is complete and each tenant is in the process of building out their spaces. Opening dates for each is expected to be April 2014. The construction start dates for Petco, Aspen Dental and Starbucks were not provided, but the projected lease start dates provided are September 1, 2014 for Starbucks and January 1, 2015 for Petco and Aspen Dental. Once the renovation and expansion is complete, the center will contain a total of 185,491 square feet.

OWNERSHIP AND PROPERTY HISTORY

According to Jefferson County Records title to the property is currently vested in the name of PGP Gardendale, LLC who acquired title to the property from Odyssey (III) DP X, LLC for $7,975,000. The transaction is recorded in Deed Number 20130628000699520 filed on July 28, 2013. The purchase price is slightly below the As Is value estimate concluded within this report. To the best of our knowledge, there has been no other ownership transfer of the property during the previous three years.

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MAGNOLIA CITY PLACE | INTRODUCTION

PREMISE OF THE APPRAISAL

The following table illustrates the various dates associated with the valuation of the subject, the valuation premise(s) and the rights appraised for each premise/date:

PREMISE OF THE APPRAISAL
Item	Date	Interest Appraised
Date of Report:	March 5, 2014
Date of Inspection:	February 20, 2014
Dates of Value
As Is:	February 20, 2014	Leased Fee Interest
Prospective-As Complete & Stabilized	February 1, 2015	Leased Fee Interest

Compiled by CBRE

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the subject property. The current economic definition of market value agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	buyer and seller are typically motivated;

2.	both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	a reasonable time is allowed for exposure in the open market;

4.	payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5.	the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. [3]

INTENDED USE OF REPORT

This appraisal is to be used for mortgage underwriting purposes, and no other use is permitted.

[3]	Office of Comptroller of the Currency (OCC), 12 CFR Part 34, Subpart C – Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); Appraisal Institute, The Dictionary of Real Estate Appraisal, 5th ed. (Chicago: Appraisal Institute, 2010), 122-123. This is also compatible with the RTC, FDIC, FRS and NCUA definitions of market value as well as the updated Interagency Appraisal and Evaluation Guidelines promulgated in 2010.

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MAGNOLIA CITY PLACE | INTRODUCTION

INTENDED USE AND USER OF REPORT

This appraisal is to be used by InterFirst Capital, LLC, Protective Life Insurance Company and its subsidiaries, and PGP Gardendale, LLC and no other user may rely on our report unless as specifically indicated in the report.

Intended Users - the intended user is the person (or entity) who the appraiser intends will use the results of the appraisal. The client may provide the appraiser with information about other potential users of the appraisal, but the appraiser ultimately determines who the appropriate users are given the appraisal problem to be solved. Identifying the intended users is necessary so that the appraiser can report the opinions and conclusions developed in the appraisal in a manner that is clear and understandable to the intended users. Parties who receive or might receive a copy of the appraisal are not necessarily intended users. The appraiser’s responsibility is 4 to the intended users identified in the report, not to all readers of the appraisal report. 4

SCOPE OF WORK

The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied, all based upon the following problem-identifying factors stated elsewhere in this report:

•	Client

•	Intended use

•	Intended user

•	Type of opinion

•	Effective date of opinion

•	Relevant characteristics about the subject

•	Assignment conditions

This appraisal of the subject has been presented in the form of a Self-Contained Appraisal Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of USPAP. That is, this report incorporates, to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. This report also includes thorough descriptions of the subject and the market for the property type. CBRE, Inc. completed the following steps for this assignment:

[4]	Appraisal Institute, The Appraisal of Real Estate, 13th ed. (Chicago: Appraisal Institute, 2008), 132.

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MAGNOLIA CITY PLACE | INTRODUCTION

Data Resources Utilized in the Analysis

RESOURCE VERIFICATION
Site Data	Source(s)/Verification:
Size	Survey

Compiled by CBRE

RESOURCE VERIFICATION
Improved Data	Source(s)/Verification:
Net Size/Units	Site Plans
No. Bldgs.	Site Plans/CBRE Inspection
Parking Spaces	Site Plans
YOC	Tax Assessor

Compiled by CBRE

RESOURCE VERIFICATION
Economic Data	Source(s)/Verification:
Building Costs:	MVS Cost Guide
Renovation Costs:	Owner/Developer
Income Data:	Leases/Lease Briefs/Rent Roll/Comparable Properties
Expense Data:	Historical Operating Statements/Owner’s Pro Forma/Comparable Properties

Compiled by CBRE

Extent to Which the Property is Identified

CBRE, Inc. collected the relevant information about the subject from the owner (or representatives), public records and through an inspection of the subject property. The property was legally identified through the following sources:

•	postal address

•	assessor’s records

•	legal description

Economic characteristics of the subject were identified via:

•	analysis of leases and/or lease briefs between the lessor and lessee

•	current rent roll

•	historical operating statements

Extent to Which the Property is Inspected

CBRE, Inc. inspected both the interior and exterior of the subject, as well as its surrounding environs on the effective date of appraisal. This inspection was considered an adequate representation of the subject property and is the basis for our findings.

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MAGNOLIA CITY PLACE | INTRODUCTION

Type and Extent of the Data Researched

CBRE, Inc. reviewed the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process. This process included interviews with regional and/or local market participants, available published data, and other various resources. CBRE, Inc. also conducted regional and/or local research with respect to the following:

•	applicable tax data

•	zoning requirements

•	flood zone status

•	demographics

•	income and expense data

•	comparable data

Type and Extent of Analysis Applied

CBRE, Inc. analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value. The steps required to complete each approach are discussed in the methodology section.

EXPOSURE/MARKETING TIME

Current appraisal guidelines require an estimate of a reasonable time period in which the subject could be brought to market and sold. This reasonable time frame can either be examined historically or prospectively. In a historical analysis, this is referred to as exposure time. Exposure time always precedes the date of value, with the underlying premise being the time a property would have been on the market prior to the date of value, such that it would sell at its appraised value as of the date of value. On a prospective basis, the term marketing time is most often used. The exposure/marketing time is a function of price, time, and use. It is not an isolated estimate of time alone. In consideration of these factors, we have analyzed the following:

•	exposure/marketing time information from the PwC Real Estate Investor Survey; and

•	the opinions of market participants.

The following table presents the information derived from these sources.

EXPOSURE/MARKETING TIME INFORMATION
	Exposure/Mktg. (Months)
Investment Type	Range	Average
PwC Strip Shopping Center
National Data	2.0 - 12.0	6.4
Local Market Professionals	6.0 - 18.0	12.0

CBRE Exposure/Marketing Time Estimate	12 Months

Source: CBRE National Investor Survey & PwC Real Estate Investor Survey

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MAGNOLIA CITY PLACE | AREA ANALYSIS

AREA ANALYSIS

Moody’s Economy.com provides the following Birmingham, AL metro area economic summary as of November 2013. The full Moody’s Economy.com report is presented in the Addenda.

BIRMINGHAM, AL - ECONOMIC ANALYSIS
Indicators	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Gross Metro Product (C$B)	41.9	42.5	43.1	41.1	41.8	42.4	43.4	44.0	45.3	47.6	49.4	51.0
% Change	1.3	1.3	1.4	-4.5	1.6	1.5	2.3	1.4	2.9	5.1	3.9	3.2
Total Employment (000)	528.8	533.3	529.3	499.8	491.9	493.5	501.5	500.3	501.0	511.7	526.7	542.0
% Change	1.8	0.9	-0.8	-5.6	-1.6	0.3	1.6	-0.3	0.1	2.1	2.9	2.9
Unemployment Rate	3.2	3.1	4.5	9.1	8.8	7.9	6.4	5.7	4.7	4.5	4.6	4.4
Personal Income Growth	6.3	3.5	2.5	-4.5	3.4	4.1	4.1	1.8	5.2	6.5	6.5	5.7
Population (000)	1,098.8	1,107.3	1,117.1	1,125.3	1,129.0	1,132.4	1,136.7	1,141.5	1,148.3	1,157.4	1,166.9	1,177.5
Single-Family Permits	6,437.0	4,930.0	2,325.0	1,683.0	1,563.0	1,795.0	1,853.0	1,891.0	2,816.3	4,285.5	4,061.2	3,271.1
Multifamily Permits	1,370.0	503.0	1,034.0	124.0	361.0	567.0	1,454.0	1,564.5	128.7	120.3	121.0	230.7
Existing-Home Price ($Ths)	165.0	161.0	151.9	144.8	142.8	138.9	150.1	166.8	175.0	177.7	180.7	185.7
Mortgage Originations ($Mil)	6,712.7	6,434.0	4,931.8	5,995.2	4,811.2	3,641.6	4,578.2	3,746.3	2,879.3	3,100.1	2,923.4	2,995.1
Net Migration (000)	8.5	3.4	4.8	4.2	-0.6	-1.2	-0.1	0.2	2.0	4.0	4.7	6.0
Personal Bankruptcies	5,881.0	6,570.0	7,340.0	8,406.0	8,461.0	7,453.0	6,973.0	6,378.8	5,431.2	5,278.2	5,828.9	6,608.7

Source: Moody’s Economy.com

RECENT PERFORMANCE

Birmingham’s recovery has stalled as payrolls fell by 1.4% from April to August and are nearly unchanged on a year-to-year basis. Healthcare and wholesale trade have experienced large payroll declines, and more than 2,000 jobs have been shed in local government, a fourth consecutive year of

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MAGNOLIA CITY PLACE | AREA ANALYSIS

decline. Offsetting growth comes from manufacturing, especially of steel, and professional and business services. In addition, despite payroll weakness, per capita earnings and incomes have risen faster than those for the state or nation, enabling retail sales to accelerate and reach year-on-year growth approaching that of the U.S. average.

PUBLIC SECTOR

The emergence of Birmingham’s largest county from bankruptcy means that turmoil in local government will no longer be a drag on growth. Jefferson County is the central county in the metro area, containing a majority of the population and a large majority of employment. Local government payrolls had already been cut by 2,000 by the time Jefferson County declared bankruptcy in November 2011 after taking on billions of dollars worth of scandal-tainted sewer debt, and 3,000 more jobs have been lost since then. Now that the county has received $1.4 billion in concessions from creditors and is obtaining new financing to restructure existing debt, there is some light at the end of the tunnel, but higher sewer rates will add to the cost disadvantage relative to regional competitors. Not only does local government weigh on growth but so do state and federal government. At the state level, an improving budget situation will shortly change the trajectory, while an uncertain federal outlook is mitigated by its relatively small share of Birmingham employment.

MANUFACTURING

After stalling in 2012 as weakening global demand drove steel prices down, the metro area’s traditional driver of steel production is again leading recovery. Birmingham’s steel industry has returned to rapid growth thanks to strong demand from the automobile and aerospace industries. The industry will find further support over the next several years from the recovery in homebuilding and stronger overall manufacturing conditions in the state. Outside of metal production, performance is mixed.

In the long run, strong transportation linkages by highway and rail to the Port of Mobile and to other cities in Alabama and the rest of the U.S. will support Birmingham’s ability to meet external demand for manufactured goods. However, technological trends will limit employment gains.

HOUSING

Birmingham is poised for a rebound in construction of single-family homes despite the generally slow recovery, which has restored only one-fourth of jobs lost in the recession and driven net migration into negative territory for the last three years. Home sales have risen sharply, allowing foreclosure inventory to gradually contract over the last three years. Sales suggest a significant amount of pent-up demand for single-family homes. This demand has pushed house prices up in the last two years. Although single-family home permitting has been stuck in a trough, apartment construction recovered two years ago, and with some assistance from the rest of the economy, single-family homebuilding is expected to double over the next year.

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MAGNOLIA CITY PLACE | AREA ANALYSIS

CONCLUSION

Strong manufacturing, recovery in housing, and improvement in private services will ultimately overcome short-term weakness in the public sector and return Birmingham to employment growth. Over the longer term, transitory government problems will not be an issue and Birmingham’s fundamental strengths as a financial and commercial hub will deliver growth rates above the state and national averages.

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MAGNOLIA CITY PLACE | NEIGHBORHOOD ANALYSIS

NEIGHBORHOOD ANALYSIS

LOCATION

The subject is located in the city of Gardendale and is considered a suburban location. The city of Gardendale is situated in north Jefferson County approximately nine miles north of the Birmingham Central Business District (CBD).

BOUNDARIES

The neighborhood boundaries are not differentiated or exact, but generally conform to a three- to five-mile radius from the subject property.

LAND USE

Land use in the immediate area is predominately commercial development along the primary corridors with residential development along secondary roadways. Retail and business service development extends along Fieldstown Road and US Highway 31, two of the more intensely developed commercial corridors in the neighborhood. Development along these corridors is diverse and includes restaurants, retail, and business service uses. Additional commercial development is concentrated at the intersection of Interstate 65 and Walker Chapel Road.

The majority of the single-family residential development within a three-mile radius of the subject may be described as tract homes in the $80,000 to $300,000 price range. According to information

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MAGNOLIA CITY PLACE | NEIGHBORHOOD ANALYSIS

obtained from Claritas, approximately 60% of the homes built within a three-mile radius of the subject were constructed from 1960 to 1999 with between 12% and 22% in each decade. Approximately 26% of the homes built within a three-mile radius of the subject were constructed from 2000 to the present. The median home value within a three-mile radius of the subject is $140,904.

GROWTH PATTERNS

Growth patterns have occurred along primary commercial thoroughfares such as Highway 31, Fieldstown Road and Walker Chapel Road. The major retail development in the neighborhood is Promenade Fultondale, which is located in the southeast quadrant of Interstate 65 and Walkers Chapel Road. Promenade Fultondale is a Target anchored power center which is accessible from the south side of Walkers Chapel Road. The major retail development in the immediate vicinity of the subject is a Wal-Mart Supercenter located along Odum Road. There is also a redevelopment planned for Northgate Village (subject property), which is a neighborhood/community center located in the southeast quadrant of Fieldstown Road and Odum Road. The redevelopment is anticipated to be complete by early 2015 and will be anchored by Publix, Hobby Lobby and TJ Maxx. There is ample land for development on the primary and secondary roads as much of the area is still relatively rural.

ACCESS

Primary access to the subject neighborhood is provided by Interstate 65 and US Highway 31. Secondary access to the neighborhood is provided by Fieldstown Road and Walkers Chapel Road. Additional access is provided in all directions by local roadways.

The commute to Downtown Birmingham is about 10 to 15 minutes by way of Interstate 65.

DEMOGRAPHICS

Selected neighborhood demographics in one-, three- and five-mile radii from the subject are shown in the following table:

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MAGNOLIA CITY PLACE | NEIGHBORHOOD ANALYSIS

SELECTED NEIGHBORHOOD DEMOGRAPHICS
655 Fieldstown Road Gardendale, AL	1-Mile Radius	3-Mile Radius	5-Mile Radius
Population
2018 Population	2,468	20,371	32,012
2013 Population	2,466	19,773	31,380
2010 Population	2,470	19,401	31,007
2000 Population	2,347	15,750	27,137
Annual Growth 2013 - 2018	0.02%	0.60%	0.40%
Annual Growth 2010 - 2013	-0.05%	0.64%	0.40%
Annual Growth 2000 - 2010	0.51%	2.11%	1.34%
Households
2018 Households	1,076	8,143	13,041
2013 Households	1,079	7,957	12,824
2010 Households	1,083	7,876	12,729
2000 Households	1,046	6,417	11,070
Annual Growth 2013 - 2018	-0.06%	0.46%	0.34%
Annual Growth 2010 - 2013	-0.12%	0.34%	0.25%
Annual Growth 2000 - 2010	0.35%	2.07%	1.41%
Income
2013 Median HH Inc	$47,800	$48,519	$46,228
2013 Estimated Average Household Income	$61,039	$60,807	$57,868
2013 Estimated Per Capita Income	$26,712	$24,471	$23,648
Age 25+ College Graduates - 2010	331	2,977	4,353
Age 25+ Percent College Graduates - 2013	18.7%	21.4%	19.8%

Source: Nielsen/Claritas

CONCLUSION

As shown above, population and households within the subject neighborhood have shown a slight decrease at the on-mile radius and slight increases at the three- and five-mile radii over the recent past. These trends are expected to continue over the next five-year period. The neighborhood currently has a middle-income economic profile. The outlook for the neighborhood is for stable performance over the next several years. As a result, the demand for existing and proposed developments is expected to be stable.

The subject property is a neighborhood/community retail center that appears to conform relatively well to surrounding neighborhood infrastructure and support services. It is expected that the subject will experience an average level of demand in the foreseeable future.

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MAGNOLIA CITY PLACE | MARKET ANALYSIS

MARKET ANALYSIS

The market analysis forms a basis for assessing market area boundaries, supply and demand factors, and indications of financial feasibility. The primary data source utilized for this market analysis was provided by CoStar. The subject is located within Birmingham metropolitan area and is in the North Jefferson County market and the Fultondale submarket, as identified by CoStar. The secondary data are drawn from CBRE Information Services Group and Claritas.

The subject is in the Birmingham metro area market and is considered a Class B community retail center with a primary trade area of approximately three to five miles. According to the Urban Land Institute (ULI) (in Dollars & Cents of Shopping Centers), the following retail property definitions may be applicable towards the subject:

A shopping center is defined as a group of commercial establishments planned, developed, owned, and managed as a unit related in location, size, and type of shops to the trade area it serves. It provides on-site parking relating to the types and sizes of its stores.

Types of specific shopping centers are further defined below:

In addition to the convenience goods and personal services offered by the neighborhood center, a community center provides a wider range of soft lines (wearing apparel for men, women and children) and hard lines (hardware and appliances). The community center makes merchandise available in a greater variety of sizes, styles, colors and prices. Many centers are built around a junior department store, variety store, super drugstore or discount department store as the major tenant, in addition to a supermarket. Although a community center does not have a full-line department store, it may have a strong specialty store or stores. Its typical size is about 150,000 square feet of gross leasable area, but in practice, it may range from 100,000 to 500,000 or more square feet. Centers that fit the general profile of a community center but contain more than 250,000 square feet are classified as super community centers. In extreme cases, these centers contain more than 1,000,000 square feet. As a result, the community center is the most difficult to estimate for size and pulling power.

DEMOGRAPHIC ANALYSIS

Demand for additional retail property is a direct function of population change and household income. Retail properties are products of a clearly definable demand relating directly to population shifts and income patterns.

Housing, Population and Household Formation

The following table illustrates the population and household changes for the subject neighborhood with primary focus on the five-mile radius.

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MAGNOLIA CITY PLACE | MARKET ANALYSIS

POPULATION AND HOUSEHOLD PROJECTIONS
	1-Mile Radius	3-Mile Radius	5-Mile Radius
Population
2018 Population	2,468	20,371	32,012
2013 Population	2,466	19,773	31,380
2010 Population	2,470	19,401	31,007
2000 Population	2,347	15,750	27,137
Annual Growth 2013 - 2018	0.02%	0.60%	0.40%
Annual Growth 2010 - 2013	-0.05%	0.64%	0.40%
Annual Growth 2000 - 2010	0.51%	2.11%	1.34%
Households
2018 Households	1,076	8,143	13,041
2013 Households	1,079	7,957	12,824
2010 Households	1,083	7,876	12,729
2000 Households	1,046	6,417	11,070
Annual Growth 2013 - 2018	-0.06%	0.46%	0.34%
Annual Growth 2010 - 2013	-0.12%	0.34%	0.25%
Annual Growth 2000 - 2010	0.35%	2.07%	1.41%

Source: Nielsen/Claritas

As shown, population and households have shown a slight decrease within the one-mile radius and slight increases within the three- and five-mile radii over the recent past. Population and households are not expected to show any significant changes over the coming five years.

Income Distributions

Household income available for expenditure on consumer items is a primary factor in determining the retail supply and demand levels in a given market area. In the case of this study, a projection of household income identifies (in gross terms) the market from which the subject submarket draws. The following table illustrates estimated household income distribution for the subject neighborhood.

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MAGNOLIA CITY PLACE | MARKET ANALYSIS

HOUSEHOLD INCOME DISTRIBUTION
	1-Mile Radius	3-Mile Radius	5-Mile Radius
Households by Income Distribution - 2013
Less than $15K	14.27%	12.53%	14.61%
$15K - $25K	11.49%	10.76%	11.14%
$25K - $35K	9.45%	9.69%	10.18%
$35K - $50K	17.24%	18.73%	18.40%
$50K - $75K	17.98%	17.57%	17.27%
$75K - $100K	12.05%	14.20%	12.65%
$100K - $150K	13.16%	12.67%	12.25%
$150K - $250K	3.34%	3.20%	2.99%
$250K - $500K	0.83%	0.57%	0.41%
$500K or more	0.19%	0.09%	0.06%

Source: Nielsen/Claritas

The following table illustrates the median and average household income levels for the subject neighborhood.

HOUSEHOLD INCOME LEVELS
	1-Mile Radius	3-Mile Radius	5-Mile Radius
Income
2013 Median HH Inc	$47,800	$48,519	$46,228
2013 Estimated Average Household Income	$61,039	$60,807	$57,868
2013 Estimated Per Capita Income	$26,712	$24,471	$23,648

Source: Nielsen/Claritas

An analysis of the income data indicates that the submarket is generally comprised of middle-income economic cohort groups, which include the target groups to which the subject is oriented.

Retail Sales Volumes

The following table illustrates retail sales for the subject’s market area at given radii intervals from the subject.

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MAGNOLIA CITY PLACE | MARKET ANALYSIS

	RETAIL EXPENDITURES ($000’s) SUBJECT’S SUBMARKET
	1-Mile Radius			3-Mile Radius			5-Mile Radius
Product Sample	2013	2018	%/Yr	2013	2018	%/Yr	2013	2018	%/Yr
All Retail Stores	29,857	31,159	0.9%	225,071	242,561	1.5%	355,243	380,297	1.4%
Grocery Stores	5,525	5,627	0.4%	41,960	43,991	1.0%	66,555	69,228	0.8%
Eating Places	2,412	2,403	-0.1%	18,175	18,645	0.5%	28,503	29,034	0.4%
Drinking Places	63	63	0.0%	469	483	0.6%	736	752	0.4%
Health and Personal Care Stores	2,548	2,690	1.1%	18,835	20,524	1.7%	29,783	32,271	1.6%
Building Material & Garden Equipment & Supplies	851	875	0.6%	6,718	7,131	1.2%	10,321	10,915	1.1%
Hardware Stores	102	106	0.8%	809	865	1.4%	1,246	1,327	1.3%
Lawn & Garden Equipment & Supplies Dealers	137	142	0.7%	1,070	1,144	1.3%	1,652	1,758	1.3%
Furniture Stores	477	493	0.7%	3,537	3,782	1.4%	5,594	5,960	1.3%
Other Home Furnishing Stores	370	384	0.7%	2,815	3,009	1.3%	4,408	4,688	1.2%
Household Appliance Stores	129	141	1.8%	1,001	1,126	2.4%	1,557	1,743	2.3%
Radio/TV/Other Electronics Stores	469	621	5.8%	3,497	4,765	6.4%	5,480	7,430	6.3%
Department Stores (Excluding Leased)	2,549	2,737	1.4%	19,310	21,396	2.1%	30,492	33,557	1.9%
Clothing and Clothing Accessory Stores	1,924	2,035	1.1%	14,581	15,915	1.8%	23,037	24,954	1.6%
Shoe Stores	271	295	1.7%	2,096	2,358	2.4%	3,364	3,749	2.2%
General Merchandise Stores	5,146	5,473	1.2%	38,967	42,730	1.9%	61,590	67,061	1.7%
Warehouse Clubs and Superstores	2,640	2,786	1.1%	19,978	21,725	1.7%	31,606	34,120	1.5%
Full Service Restaurants	838	829	-0.2%	6,256	6,372	0.4%	9,738	9,854	0.2%
Fast Food Restaurants	707	714	0.2%	5,398	5,607	0.8%	8,558	8,819	0.6%
Jewelry Stores	411	411	0.0%	2,971	3,067	0.6%	4,584	4,708	0.5%
Book Stores	194	196	0.3%	1,426	1,518	1.3%	2,219	2,346	1.1%
Gift, Novelty, and Souvenir Shops	103	107	0.8%	777	835	1.5%	1,213	1,296	1.3%
Florists	324	326	0.2%	2,510	2,616	0.8%	3,829	3,976	0.8%
Hobby, Toy, and Game Shops	185	196	1.2%	1,399	1,528	1.8%	2,196	2,383	1.7%
Sporting Goods Stores	272	328	3.8%	2,078	2,596	4.6%	3,285	4,074	4.4%
Camera/Photographic Supply Stores	33	41	4.5%	249	320	5.2%	387	495	5.0%
Luggage and Leather Goods Stores	31	31	0.4%	228	240	1.1%	354	371	0.9%
Sew/Needlework/Piece Goods Stores	64	67	1.0%	472	511	1.6%	743	800	1.5%
Convenience Stores	314	324	0.6%	2,348	2,483	1.1%	3,739	3,923	1.0%
Home Centers	384	398	0.7%	3,034	3,238	1.3%	4,671	4,965	1.2%
Nursery and Garden Centers	123	125	0.4%	955	1,007	1.1%	1,474	1,548	1.0%
Computer and Software Stores	207	279	6.2%	1,551	2,155	6.8%	2,429	3,358	6.7%
Clothing Accessory Stores	30	31	0.9%	225	243	1.5%	355	379	1.4%
Auto Dealers	4,488	4,623	0.6%	33,670	36,197	1.5%	53,002	56,646	1.3%
Automotive Part, Accessories & Tire Stores	294	286	-0.5%	2,248	2,259	0.1%	3,542	3,537	0.0%
Gasoline Stations with Convenience Stores	2,686	2,606	-0.6%	20,219	20,149	-0.1%	32,112	31,785	-0.2%
Gasoline Stations without Convenience Stores	743	695	-1.3%	5,630	5,425	-0.7%	8,908	8,533	-0.9%
Electronic Shopping and Mail Order	1,362	1,549	2.6%	10,193	11,974	3.3%	16,024	18,708	3.1%
Total Accommodation and Food Services	3,321	3,305	-0.1%	24,921	25,527	0.5%	39,103	39,786	0.3%

Source: Nielsen/Claritas

The annual rate of change for All Retail Stores is indicated as 0.9%, 1.5% and 1.4% on one-, three-, and five-mile radii, respectively. When excluding the Auto Dealers category, the rate of change for all retail is 0.9%, 1.5% and 1.4%, respectively. As noted, demand for most retail products is expected to increase over the next five years. The following table shows the range of growth and/or contraction and corresponding category for each radius.

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RETAIL EXPENDITURE TRENDS
Minimum Growth Categories
Gasoline Stations without Convenience Stores (1-Mile Radius)	-1.3%
Gasoline Stations without Convenience Stores (3-Mile Radius)	-0.7%
Gasoline Stations without Convenience Stores (5-Mile Radius)	-0.9%
Maximum Growth Categories
Computer and Software Stores (1-Mile Radius)	6.2%
Computer and Software Stores (3-Mile Radius)	6.8%
Computer and Software Stores (5-Mile Radius)	6.7%

Source: Nielsen/Claritas

Outlook

Based on this analysis, the immediate area surrounding the subject is not projected to experience significant changes in households, population, income levels and retail expenditures into the near future. Given the area demographics, it appears that demand for both comparable surrounding area retail properties and the subject should remain stable. The overall market is expected to experience a continuation of the operating environment that has existed recently and should remain stable. Further, while limited new construction is occurring, overbuilding is not anticipated during the near term.

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MARKET OVERVIEW

A map of the Birmingham area and Fultondale submarket are shown below. An overview of the retail market follows the maps.

Birmingham Area

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Fultondale Submarket

MARKET OVERVIEW – RETAIL

The following discussion illustrates some general observations in the surrounding retail market.

Market Summary

The CoStar Retail Report calculates retail statistics using CoStar Group’s base of existing, under construction and under renovation retail buildings in each given metropolitan area. All retail building types are included, including community center, freestanding retail, neighborhood center, power center, regional mall, specialty center and unanchored strip center, in both single-tenant and multi-tenant buildings, including owner-occupied buildings. All rental rates reported in the CoStar Retail Report are calculated using triple net (NNN) rental rates.

The following table provides a summary of market trends for the combined inventory of all retail products within the Birmingham area, and each market.

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TOTAL RETAIL MARKET STATISTICS	Year-End 2013

Market	Existing Inventory		Vacancy			YTD Net Absorption	YTD Deliveries	Under Const SF	Quoted Rates
	# Blds	Total GLA	Direct SF	Total SF	Vac %
Bibb County	25	253,608	0	0	0.0%	11,520	11,520	0	$0.00
Blount County	96	860,336	55,850	55,850	6.5%	(10,120)	0	0	$8.71
Central Birmingham	870	7,206,012	383,941	383,941	5.3%	75,814	0	0	$8.45
Chilton County	177	1,515,306	56,058	56,058	3.7%	12,118	0	0	$8.08
Etowah County	444	5,357,055	614,616	614,616	11.5%	(22,050)	0	2,991	$7.35
North Jefferson County	545	5,132,606	330,600	330,600	6.4%	69,506	66,771	16,450	$10.35
Shelby County	980	12,038,322	825,315	828,915	6.9%	240,816	3,500	0	$11.93
South Jefferson County	1,168	20,025,508	1,685,301	1,810,817	9.0%	661,507	209,280	25,671	$13.71
St Clair County	369	3,403,367	115,582	129,868	3.8%	22,473	0	0	$7.26
Talladega County	637	4,852,837	480,072	480,072	9.9%	(89,459)	8,994	0	$5.21
Trussville/Center point	869	10,336,795	692,489	725,739	7.0%	485,242	15,772	8,943	$7.68
Tuscaloosa	852	9,865,966	494,833	525,586	5.3%	(2,095)	9,061	60,053	$15.42
Walker County	162	2,821,166	232,819	232,819	8.3%	99,608	0	0	$6.99
West Jefferson County	1,298	12,514,996	1,294,494	1,311,020	10.5%	(20,439)	15,237	0	$7.55

Totals	8,492	96,183,880	7,261,970	7,485,901	7.8%	1,534,441	340,135	114,108	$9.29

Source: Costar Property®

The Birmingham retail market did not experience much change in market conditions in the fourth quarter 2013. The vacancy rate went from 7.9% in the previous quarter to 7.8% in the current quarter. Net absorption was positive 146,088 square feet, and vacant sublease space increased by 94,931 square feet. Quoted rental rates decreased from third quarter 2013 levels, ending at $9.29 per square foot per year. A total of 4 retail buildings with 25,092 square feet of retail space were delivered to the market in the quarter, with 114,108 square feet still under construction at the end of the quarter.

Market Trends

The following charts summarize trends in the Birmingham area and North Jefferson County market, reporting changes in effective rental rates, occupancy and absorption over the past few years.

Birmingham Area

TOTAL RETAIL MARKET STATISTICS	Year-End 2013

Period	Existing Inventory		Vacancy			Net Absorption	Deliveries		UC Inventory		Quoted Rates
	# Blds	Total GLA	Direct SF	Total SF	Vac %		# Blds	Total GLA	# Blds	Total GLA
2013 4q	8,492	96,183,880	7,261,970	7,485,901	7.8%	146,088	4	25,092	12	114,108	$9.29
2013 3q	8,488	96,158,788	7,477,897	7,606,897	7.9%	195,944	6	114,148	16	139,200	$9.83
2013 2q	8,482	96,044,640	7,569,026	7,688,693	8.0%	499,288	5	19,741	16	212,233	$9.68
2013 1q	8,478	96,028,148	8,053,110	8,171,489	8.5%	693,121	8	181,154	12	139,349	$9.78
2012 4q	8,471	95,848,494	8,554,177	8,684,956	9.1%	(393,896)	1	9,291	14	257,475	$9.67
2012 3q	8,471	95,841,212	8,079,684	8,283,778	8.6%	38,148	3	22,813	10	197,545	$9.63
2012 2q	8,468	95,818,399	8,105,078	8,299,113	8.7%	42,523	4	36,506	9	195,932	$9.17
2012 1q	8,464	95,781,893	8,101,215	8,305,130	8.7%	349,479	7	61,656	8	67,219	$9.15
2011 4q	8,459	95,725,763	8,391,043	8,598,479	9.0%	221,280	2	60,400	12	105,750	$9.35
2011 3q	8,457	95,665,363	8,555,366	8,759,359	9.2%	311,040	3	18,183	9	122,056	$9.28
2011 2q	8,456	95,667,780	8,847,419	9,072,816	9.5%	202,994	7	106,643	5	78,583	$9.44
2011 1q	8,449	95,561,137	8,919,195	9,169,167	9.6%	266,126	12	207,203	12	185,226	$9.45
2010	8,437	95,353,934	8,978,626	9,228,090	9.7%	637,828	39	855,280	19	298,495	$9.28
2009	8,398	94,498,654	8,724,095	9,010,638	9.5%	(538,173)	54	1,070,514	32	835,767	$9.61
2008	8,345	93,430,340	7,187,394	7,404,151	7.9%	425,221	89	2,055,101	49	1,115,989	$9.72
2007	8,256	91,375,239	5,716,629	5,774,271	6.3%	1,445,749	111	2,270,350	63	2,119,795	$10.13

Source: Costar Property®

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North Jefferson County Market

	Existing Inventory		Vacancy		Net Absorption	Delivered Inventory		UC Inventory		Quoted
Period	# Bldgs	Total RBA	Vacant SF	Vacancy %		# Bldgs	Total RBA	# Bldgs	Total RBA	Rates
2013 4q	545	5,132,606	330,600	6.4%	41,495	2	10,000	3	16,450	$10.35
2013 3q	543	5,122,606	362,095	7.1%	(403)	1	25,363	5	26,450	$10.14
2013 2q	542	5,097,243	336,329	6.6%	(5,032)	2	10,680	4	39,163	$9.85
2013 1q	540	5,086,563	320,617	6.3%	33,446	3	20,728	2	10,680	$9.61
2012 4q	537	5,065,835	333,335	6.6%	(2,350)	0	0	5	31,408	$9.52
2012 3q	537	5,065,835	330,985	6.5%	12,620	0	0	4	27,828	$9.68
2012 2q	537	5,065,835	343,605	6.8%	(1,227)	2	6,959	4	27,828	$9.44
2012 1q	535	5,058,876	335,419	6.6%	6,244	1	14,665	3	14,859	$10.78
2011 4q	535	5,048,681	331,468	6.6%	3,011	0	0	3	21,624	$10.56
2011 3q	535	5,048,681	334,479	6.6%	(7,630)	0	0	1	14,665	$10.57
2011 2q	535	5,048,681	326,849	6.5%	16,189	0	0	0	0	$9.23
2011 1q	535	5,048,681	343,038	6.8%	31,702	0	0	0	0	$9.16
2010 4q	535	5,048,681	374,740	7.4%	(42,482)	0	0	0	0	$9.32
2010 3q	535	5,048,681	332,258	6.6%	25,403	0	0	0	0	$8.77
2010 2q	535	5,048,681	357,661	7.1%	(11,504)	0	0	0	0	$10.34
2010 1q	535	5,048,681	346,157	6.9%	(29,884)	1	7,373	0	0	$10.46

Source CoStar Property®

Net Absorption

Retail net absorption was moderate in Birmingham fourth quarter 2013, with positive 146,088 square feet absorbed in the quarter. In third quarter 2013, net absorption was positive 195,944 square feet, while in second quarter 2013 absorption came in at positive 499,288 square feet. In first quarter 2013, positive 693,121 square feet was absorbed in the market.

Tenants moving out of large blocks of space in 2013 include: JCPenney moving out of 103,000 square feet at Sears Auto Center; and Gabby’s Parkland Inc moving out of 52,000 square feet at Food World.

Tenants moving into large blocks of space in 2013 include: United Veterans Thrift Store moving into 65,318 square feet at 9060 Parkway E; and Bargain Hunt moving into 51,918 square feet at Village On Lorna.

Vacancy

Birmingham’s retail vacancy rate decreased in the fourth quarter 2013, ending the quarter at 7.8%. Over the past four quarters, the market has seen an overall decrease in the vacancy rate, with the rate going from 8.5% in the first quarter 2013, to 8.0% at the end of the second quarter 2013, 7.9% at the end of the third quarter 2013, to 7.8% in the current quarter.

The amount of vacant sublease space in the Birmingham market has trended up over the past four quarters. At the end of the first quarter 2013, there were 118,379 square feet of vacant sublease space. Currently, there are 223,931 square feet vacant in the market.

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Rental Rates

Average quoted asking rental rates in the Birmingham retail market are down over previous quarter levels, and down from their levels four quarters ago. Quoted rents ended the fourth quarter 2013 at $9.29 per square foot per year. That compares to $9.83 per square foot in the third quarter 2013, and $9.78 per square foot at the end of the first quarter 2013. This represents a 5.5% decrease in rental rates in the current quarter, and a 5.27% decrease from four quarters ago.

Inventory & Construction

During the fourth quarter 2013, four buildings totaling 25,092 square feet were completed in the Birmingham retail market. Over the past four quarters, a total of 340,135 square feet of retail space has been built in Birmingham. In addition to the current quarter, six buildings with 114,148 square feet were completed in third quarter 2013, five buildings totaling 19,741 square feet completed in second quarter 2013, and 181,154 square feet in eight buildings completed in first quarter 2013.

There were 114,108 square feet of retail space under construction at the end of the fourth quarter 2013.

Some of the notable 2013 deliveries include: Colonial Brookwood Village – Target, a 136,000-square-foot facility that delivered in first quarter 2013 and is now 100% occupied, and 3320 Lorna Road, a 56,580-square-foot building that delivered in third quarter 2013 and is now 100% occupied.

Total retail inventory in the Birmingham market area amounted to 96,183,880 square feet in 8,492 buildings and 645 centers as of the end of the fourth quarter 2013.

Shopping Center Summary and Trends

CoStar defines Shopping Centers as the combined retail center types of Community Center, Neighborhood Center and Strip Center.

Shopping Center Summary

The following table provides a summary of market trends for the inventory of Shopping Centers within the Birmingham area, and each market.

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SHOPPING CENTER MARKET STATISTICS	Year-End 2013

	Existing Inventory		Vacancy			YTD Net Absorption	YTD Deliveries	Under Const SF	Quoted Rates
Market	# Ctrs	Total GLA	Direct SF	Total SF	Vac %
Bibb County	1	35,000	0	0	0.0%	0	0	0	$0.00
Blount County	6	71,587	1,260	1,260	1.8%	2,140	0	0	$13.26
Central Birmingham	11	269,151	17,046	17,046	6.3%	36,016	0	0	$11.35
Chilton County	16	380,016	26,868	26,868	7.1%	1,532	0	0	$8.08
Etowah County	21	1,237,005	295,295	295,295	23.9%	9,970	0	0	$6.60
North Jefferson County	42	1,577,347	208,903	208,903	13.2%	43,359	0	0	$8.50
Shelby County	116	3,586,732	490,443	490,443	13.7%	64,175	0	0	$11.37
South Jefferson County	114	6,942,500	676,680	725,091	10.4%	32,196	0	0	$12.87
St Clair County	22	1,227,206	40,270	40,270	3.3%	4,065	0	0	$11.36
Talladega County	27	1,627,715	371,846	371,846	22.8%	(123,600)	0	0	$4.88
Trussville/Center Point	61	3,032,846	427,708	459,208	15.1%	90,639	0	0	$7.86
Tuscaloosa	63	2,464,517	121,579	121,579	4.9%	5,717	2,415	0	$13.06
Walker County	21	952,570	124,508	124,508	13.1%	63,158	0	0	$6.54
West Jefferson County	97	3,948,943	630,813	632,213	16.0%	58,645	0	0	$7.09

Totals	618	27,353,135	3,433,219	3,514,530	12.8%	288,012	2,415	0	$8.44

Source: CoStar Property®

Shopping Center Trends

The following chart summarizes trends in shopping centers in the Birmingham area, reporting changes in effective rental rates, occupancy and absorption over the past few years.

SHOPPING CENTER MARKET STATISTICS	Year-End 2013

	Existing Inventory		Vacancy			Net Absorption	Deliveries		UC Inventory		Quoted Rates
Period	# Ctrs	Total GLA	Direct SF	Total SF	Vac %		# Blds	Total GLA	# Blds	Total GLA
2013 4q	618	27,353,135	3,433,219	3,514,530	12.8%	68,195	0	0	0	0	$8.44
2013 3q	618	27,353,135	3,564,342	3,582,725	13.1%	74,894	0	0	0	0	$8.56
2013 2q	618	27,353,135	3,642,069	3,657,619	13.4%	142,312	1	2,415	0	0	$8.37
2013 1q	617	27,350,720	3,783,166	3,797,516	13.9%	2,611	0	0	1	2,415	$8.45
2012 4q	617	27,350,720	3,788,377	3,800,127	13.9%	90,374	0	0	1	2,415	$8.59
2012 3q	617	27,350,720	3,805,500	3,890,501	14.2%	(89,988)	0	0	0	0	$8.70
2012 2q	617	27,350,720	3,714,712	3,800,513	13.9%	42,664	0	0	0	0	$8.77
2012 1q	617	27,350,720	3,757,376	3,843,177	14.1%	41,428	1	14,641	0	0	$8.81
2011 4q	617	27,336,079	3,785,163	3,869,964	14.2%	122,432	1	55,400	1	14,641	$9.38
2011 3q	617	27,280,679	3,850,575	3,936,996	14.4%	60,748	0	0	2	70,041	$9.20
2011 2q	617	27,280,679	3,911,323	3,997,744	14.7%	78,825	2	67,300	1	55,400	$9.18
2011 1q	617	27,213,379	3,920,998	4,009,269	14.7%	25,681	1	2,500	3	122,700	$9.14
2010	616	27,210,879	3,944,179	4,032,450	14.8%	19,914	5	122,065	3	69,800	$9.21
2009	614	27,088,814	3,794,888	3,930,299	14.5%	(379,117)	8	49,647	2	57,453	$9.16
2008	610	27,039,167	3,328,375	3,501,535	12.9%	126,504	14	680,824	7	44,807	$9.86
2007	602	26,358,343	2,892,463	2,947,215	11.2%	(147,068)	20	541,664	12	662,424	$9.92

Source: CoStar Property®

The Shopping Center market in Birmingham currently consists of 618 projects with 27,353,135 square feet of retail space in 979 buildings. In this report the Shopping Center market is comprised of all Community Center, Neighborhood Center, and Strip Centers.

After absorbing 68,195 square feet and delivering no new space in the current quarter, the Shopping Center sector saw the vacancy rate go from 13.1% at the end of the third quarter 2013 to 12.8% this quarter.

Over the past four quarters, the Shopping Center vacancy rate has gone from 13.9% at the end of the first quarter 2013, to 13.4% at the end of the second quarter 2013, to 13.1% at the end of the third quarter 2013, and finally to 12.8% at the end of the current quarter.

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Rental rates ended the fourth quarter 2013 at $8.44 per square foot, down from the $8.56 they were at the end of third quarter 2013. Rental rates have trended down over the past year, going from $8.59 per square foot a year ago to their current levels.

Net absorption in the Shopping Center sector has totaled 288,012 square feet over the past four quarters. In addition to the positive 68,195 square feet absorbed this quarter, positive 74,894 square feet was absorbed in the third quarter 2013, positive 142,312 square feet was absorbed in the second quarter 2013, and positive 2,611 square feet was absorbed in the first quarter 2013.

SUBMARKET OVERVIEW

The following table presents the metropolitan retail market by submarket, providing inventory, average lease rates, and occupancy levels for each.

Birmingham Area by Submarket

TOTAL RETAIL SUBMARKET STATISTICS								Year-End 2013

	Existing Inventory		Vacancy			YTD Net Absorption	YTD Deliveries	Under Const SF	Quoted Rates
Market	# Blds	Total GLA	Direct SF	Total SF	Vac %
Bessemer	1,298	12,514,996	1,294,494	1,311,020	10.5%	(20,439)	15,237	0	$7.55
Bibb Country	25	253,608	0	0	0.0%	11,520	11,520	0	$0.00
Blount County	96	860,336	55,850	55,850	6.5%	(10,120)	0	0	$8.71
CBD	194	2,460,713	211,343	211,343	8.6%	(29,675)	0	0	$9.21
Center Point	462	4,071,709	385,622	397,372	9.8%	140,626	6,772	0	$6.89
Chelsea/Harpersville	94	951,642	56,699	56,699	6.0%	59,148	0	0	$13.13
Chilton County	177	1,515,306	56,058	56,058	3.7%	12,118	0	0	$8.08
Eastside	74	585,431	8,900	8,900	1.5%	(216)	0	0	$8.18
Etowah County	444	5,357,055	614,616	614,616	11.5%	(22,050)	0	2,991	$7.35
Fultondale	545	5,132,606	330,600	330,600	6.4%	69,506	66,771	16,450	$10.35
Hoover	282	7,488,015	373,526	466,609	6.2%	500,295	73,280	10,503	$15.26
Hwy 280/Jefferson County	156	2,147,766	84,676	86,426	4.0%	13,300	0	15,168	$24.41
Hwy 280/Shelby County	205	3,924,420	327,751	330,151	8.4%	98,423	3,500	0	$13.78
I-65 Corr/S Shelby County	681	7,162,260	440,865	442,065	6.2%	83,245	0	0	$10.09
Midtown	372	5,124,412	850,294	880,977	17.2%	164,676	136,000	0	$12.15
Southside	415	2,949,127	148,224	148,224	5.0%	69,420	0	0	$7.80
St Clair County	369	3,403,367	115,582	129,868	3.8%	22,473	0	0	$7.26
Talladega County	637	4,852,837	480,072	480,072	9.9%	(89,459)	8,994	0	$5.21
Trussville	407	6,265,086	306,867	328,367	5.2%	344,616	9,000	8,943	$9.05
Tuscaloosa	852	9,865,966	494,833	525,586	5.3%	(2,095)	9,061	60,053	$15.42
Vestavia Hills	142	1,710,225	112,373	112,373	6.6%	(24,819)	0	0	$10.91
Vulcan/Oxmor	216	3,555,090	264,432	264,432	7.4%	8,055	0	0	$12.00
Waller County	162	2,821,166	232,819	232,819	8.3%	99,608	0	0	$6.99
Westside	187	1,210,741	15,474	15,474	1.3%	36,285	0	0	$9.60

Totals	8,492	96,183,880	7,261,970	7,485,901	7.8%	1,534,441	340,135	114,108	$9.29

Source: CoStar Property®

The subject is located in the Fultondale retail submarket as defined by CoStar Group. The Fultondale submarket is the 7th largest of the 24 submarkets in the Birmingham area with respect to total gross leasable area of existing inventory. As of the second quarter 2013 the submarket had an average vacancy rate of 6.4% and an average quoted rental rate of $10.35 per square foot. The submarket had positive net absorption year-to-date. There have been 66,771 square feet of new additions to supply in the submarket year-to-date, and there are 16,450 square feet of retail space reported to be under construction as of the fourth quarter 2013.

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Recent Construction

In 2007, the Birmingham area received approximately 2.1 million square feet of new construction deliveries. It was a big year for Colonial Properties Trust. Colonial Promenade Alabaster Phase II (357,460 SF) and Colonial Promenade Fultondale (400,000 SF) were delivered and construction began on Colonial Promenade Tannehill (550,000 SF). Colonial Promenade Tannehill opened in the second quarter of 2008. All three power centers are anchored by Target. Also, Bayer Properties delivered Cahaba Village (106,000 SF), anchored by Whole Foods.

In 2009, the first phase of construction of The Grove was completed. It is a 400,000+ square foot retail center anchored by Super Target and Kohl’s. Construction moved forward, in spite of economic conditions, due to retailer commitments to the development, which reflects the center’s attractive location in Hoover at the I-459 and AL Highway 150 interchange. The Target store opened in Fall 2009 and Kohl’s opened in Winter 2010. Lowe’s owns the remaining anchor pad and has postponed construction of its store due to market conditions.

In 2010, the Shops at Grand River was completed. The property is situated in Leeds along Interstate 20 east of Birmingham. The development is situated at Exit 140, which features Bass Pro Shops, Barber Motorsports Park, Barber Vintage Motorsports Museum, The Shops of Grand River, and more. The 330,000-square-foot outlet mall is part of a proposed 6,500-acre master planned community, which is a partnership with Daniel Corporation, USS Real Estate and the Retirement Systems of Alabama. The outlet mall opened October 28, 2010.

Barriers to Entry

The neighborhood is generally characterized as stable with limited growth. There are sites available that are suitable for development with similar retail uses throughout the submarket, including currently under-utilized improved sites. Local governing authorities are generally perceived as not actively opposed to new development. Therefore, barriers to entry are noted as limited to adequate market demand.

Demand Generators

Demand for additional retail property is a direct function of population change and household income. Retail properties are products of a clearly definable demand relating directly to population shifts and income patterns. The sales potential of a retail property is directly related to its proximity to the number of potential patrons. The numbers of households within the primary and secondary trade areas are not expected to demonstrate any significant changes over the near future.

INVESTMENT TRENDS

The PwC Real Estate Investor Survey, Fourth Quarter 2013, published by PricewaterhouseCoopers reports that: Commercial real estate continues to present investors with diverse opportunities across

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numerous geographies, property sectors, and asset classifications. While this statement has been repeated on an almost regular basis since this cycle’s recovery officially began over four years ago, real evidence of a strengthening U.S. economy is adding depth to the industry’s recovery and reinforcing the desire to own commercial real estate. “The labor market is showing resiliency, and positive employment trends are expected for 2014,” comments an investor, who anticipates acquiring additional assets in the new year.

Employment growth remains a key factor in the industry’s recovery, especially for the lagging office sector. The good news is that the labor market exceeded expectations by adding 204,000 broad-based jobs in October 2013 despite the government shutdown, as per the Bureau of Labor Statistics. In addition, revisions to September and August payrolls added 60,000 more jobs to the employment base, suggesting a steadily improving private sector economy. On a cautionary note, however, the U.S. economy still needs to net 1.5 million jobs lost during the recession.

Even though full employment is not projected to be reached until early 2017, the current pace of employment gains, better-than-expected GDP growth, strong business balance sheets, a well-capitalized banking system, and a rebounding single-family housing market all bode well for improving tenant demand and rental rates across each commercial real estate sector. Such positive trends will allow space market fundamentals and property characteristics to emerge as the primary drivers of total returns, reducing the reliance on falling capitalization rates and leverage, as well as offsetting the impact of rising interest rates.

Fervent supply-demand dynamics, buoyed by a lack of new supply during the last four years, are increasing investors’ appetites for acquisitions. In Emerging Trends in Real Estate® 2014, recently published by PwC and ULI, respondents overwhelming suggest buying across each property sector in the year ahead with the exception of apartments. The top-rated sector for investing in 2014 is industrial/distribution with a 63.5% “buy” recommendation – well above the “buy” response for retail (47.1%), office (41.5%), hotels (40.8%), and apartments (21.3%).

For eager buyers, however, finding quality properties to acquire is an issue as rebounding fundamentals prompts many owners to hold assets and capitalize on growing leasing activity and rising rental rates, especially in prime markets. “Product demand is well ahead of offerings in the office and warehouse sectors,” says a participant. In turn, some investors are searching in overlooked or secondary markets to profit from repositioning, releasing, or re-tenanting existing assets. Cities piquing their interest include Austin, Houston, Nashville, and San Antonio, where employment levels are expected to be back to their pre-recession peaks by year-end 2014.

Along with rebounding fundamentals comes an improved outlook for new development for various property types and a number of markets. In Emerging Trends, the position for development improved for the second straight year, and more importantly the average outlook for development is noted as “fair,” barely missing being considered “modestly good.” Fortunately for investors, as well as for the

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industry, a marked improvement for new development does not mean a flood of new supply will appear in the coming year. New supply will likely be carefully planned, largely preleased, and judiciously underwritten.

NATIONAL STRIP SHOPPING CENTER MARKET

Of the three retail categories in the recently released Emerging Trends in Real Estate® 2014, published by PwC and ULI, U.S. neighborhood/community centers receives the highest “buy” percentage from respondents at 47.1%. By comparison, 18.0% of Emerging Trends respondents recommend buying power centers while 20.0% of them recommend buying regional malls.

When acquiring a strip shopping center, some Survey participants prefer buying assets where value appreciation can be achieved by bumping rental rates on existing tenants. On the other hand, some favor repositioning the property within its trade area in order to boost value. And there are those investors that consider both. “We most often look to grow rental rates on existing rent rolls, but if there is a better use of space than an existing use, we are open to releasing,” divulges a participant.

For property owners looking to raise rental rates, our Survey results reveal that rent growth expectations, while positive, remain quite low compared to three years ago. In addition, 75.0% of surveyed investors note the need to provide free rent during lease negotiations. The average free rent concession is 2.1 months, down slightly from last quarter.

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Table 3
NATIONAL STRIP SHOPPING CENTER MARKET
Fourth Quarter 2013

	CURRENT	LAST QUARTER	1 YEAR AGO	3 YEARS AGO	5 YEARS AGO
DISCOUNT RATE (IRR)[a]
Range	5.50% – 11.00%	5.50% – 11.50%	6.50% – 12.50%	6.00% – 12.50%	7.00% – 10.00%
Average	8.05%	8.06%	8.43%	8.88%	8.49%
Change (Basis Points)		–1	–38	–83	–44
OVERALL CAP RATE (OAR)[a]
Range	5.00% – 10.00%	5.00% – 10.00%	5.25% – 9.50%	5.50% – 9.50%	5.80% – 9.00%
Average	6.98%	6.91%	7.06%	7.63%	7.49%
Change (Basis Points)		+7	–8	–65	–51
RESIDUAL CAP RATE
Range	5.25% – 10.50%	6.00% – 11.00%	6.00% – 12.00%	6.50% – 12.00%	6.00% – 10.50%
Average	7.39%	7.44%	7.66%	8.26%	7.82%
Change (Basis Points)		–5	–30	–87	–43
MARKET RENT CHANGE[b]
Range	0.00% – 4.00%	0.00% – 4.00%	0.00% – 4.00%	0.00% – 3.00%	(5.00%) – 3.50%
Average	1.94%	1.75%	1.75%	0.61%	2.33%
Change (Basis Points)		+19	+19	+133	–39
EXPENSE CHANGE[b]
Range	2.50% – 3.00%	2.50% – 3.00%	2.50% – 4.00%	1.00% – 4.00%	3.00% – 4.00%
Average	2.97%	2.97%	3.03%	2.86%	3.11%
Change (Basis Points)		0	–6	+11	–14
MARKETING TIME[c]
Range	2 – 12	3 – 18	2 – 18	2 – 18	2 – 12
Average	6.4	7.4	7.1	8.2	6.4
Change (▼, ▲, =)		▼	▼	▼	=

a. Rate on unleveraged, all-cash transactions    b. Initial rate of change    c. In months

CONSUMER SENTIMENT SURVEY

The Index of Consumer Sentiment summarizes data collected through surveys of consumers conducted by Reuters and the University of Michigan. The Surveys are conducted monthly and reflect consumer attitudes and expectations about the U.S. economy, providing a gauge of consumer anticipation of changes in the economic environment. One part of the surveys, the Index of Consumer Expectations, is a component of the U.S. Index of Leading Economic Indicators. The U.S. Index focuses on three areas: how consumers view prospects for their own financial situation, how they view prospects for the general economy over the near term, and their view of prospects for the economy over the long term.

The Survey of Consumers methodology incorporates a rotating panel survey based on a nationally representative sample that gives each household in the coterminous U.S. an equal probability of being selected. Interviews are conducted throughout the month by telephone. The 95% confidence interval individual months for most percentages are plus or minus 4.8 percentage points.

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INDEX OF CONSUMER SENTIMENT

Source: Thomson Reuters/University of Michigan Surveys of Consumers

Consumer confidence edged downward in the January survey, although the overall falloff was minor. Unfortunately, in the months ahead larger than normal home heating bills caused by the frigid weather will strain budgets across the country, with the greatest negative impact on lower income households. Slowing gains in stock and home values will also curtail the rate of spending growth by upper income households. Vehicle and home sales will continue to improve during the year ahead, although the pace of gains in overall consumer expenditures will slow in 2014 from the exceptional 3.3% pace in the 4th quarter of 2013.

Consumers judged their recent financial progress more favorably in January than any other time during the past six months. When asked to explain in their own words how their finances had changed, income increases were mentioned by the highest proportion of consumers since November 2007. Despite these recent gains, half of all households expected no income increase during the year ahead in the January survey. Just one-in-four consumers in the January survey reported being better off financially than five years ago and expected their financial situation to improve during the next five years.

Consumers were more upbeat about recent economic developments, although most of the gains were reported by upper income households. Those with incomes in the top third of the income distribution more frequently reported net job gains, while those in the bottom two thirds were more likely to report net job losses. Confidence in government economic policies remained quite negative, with little difference between income subgroups.

COMPETITIVE PROPERTIES

Comparable properties have been surveyed in order to identify the occupancy trends within the area. The comparable data is summarized in the following map and table:

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SUMMARY OF COMPARABLE RETAIL RENTALS
Comp. No.	Name	Location	Occupancy
1	Edgemont Town Center	437 Green Springs Highway, Homewood, AL	91%

2	Trace Crossing	AL Highway 150 at Stadium Trace, Hoover, AL	98%

3	Pelham Towne Center	365 Huntley Parkway, Pelham, AL	90%

4	Lee Branch Shopping Center	410 Doug Baker Boulevard, Birmingham, AL	96%

Subject	Magnolia City Place	655 Fieldstown Road, Gardendale, Alabama	96%

Compiled by CBRE

Each of the comparable properties is anchored by Publix. Each of the comparable properties reported occupancy rates of 90% or better, and all are currently in average to good condition. Based on discussions with the owners of the subject property, there has already been good interest from potential tenants. Once complete, the center should have better overall market appeal than other centers in the immediate area. Therefore, we estimate that the occupancy at the subject property should be within the upper portion of the range of comparables.

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SUBJECT TRENDS AND PROJECTIONS

Occupancy

Occupancy rate is the relationship between the actual income received from a property and the income that would be received if the entire space were occupied. Consequently, the occupancy rate is a product of both (1) the relationship between the amount of occupied space in a building or market (physical) and (2) the relationship between the contract rent for the occupied building or market space and the total rent estimated for all space in the building or market (economic).

Conclusion

Based on the foregoing analysis, CBRE’s conclusion of stabilized occupancy for the subject is illustrated in the following table. This estimate considers both the physical and economic factors of the market.

OCCUPANCY CONCLUSIONS
Birmingham Metro Area	92.2%
North Jefferson County Market	93.6%
Fultondale Submarket	93.6%
Rent Comparables	94.4%
Subject’s Current Occupancy	60.5%
Subject’s Stabilized Occupancy	94.5%
Lease-up Period	11 Months

Compiled by CBRE

Due to the large amount of anchor and junior anchor tenancy and the market appeal of the center once complete, a stabilized occupancy rate slightly above the area, market and submarket data is considered reasonable.

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Absorption

The subject center is planned to be renovated with several new tenants and existing tenants who will be relocated within the center. The chart below shows these tenants as well as the vacant space that will need to be leased-up in order to reach stabilized occupancy.

VACANT SUITES
Space Type/ Suite	Size
Anchor
Publix	45,600
Junior Anchor
TJ Maxx	26,918
Dollar Tree	12,000
Petco	12,000
In-Line - Large
Shoe Show	5,200
Palm Beach Tan	2,920
Aspen Dental	4,000
In-Line - Small
Republic Finance	1,500
Gold Plus	1,000
Firehouse Subs	1,800
AccuQuest	1,200
Outparcel
Starbucks	1,816
Totals	115,954

Source: Compiled by CBRE

Dollar Tree, Shoe Show and Republic Finance are current tenants that will be relocated within the center. Each of the other tenants will be a new tenant to the center.

Current leasing activity in the market indicates limited demand for anchor and junior anchor space and moderate demand for in-line shop space. Upon an inspection of the market area, older and larger centers showed higher vacancy rates, while newer centers showed much less vacancy.

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We estimate a lease up schedule as follows:

ABSORPTION SCHEDULE
Space Type/ Suite	Size	Lease Date	Months Vacant
Anchor
Publix	45,600	March-15	12
Junior Anchor
TJ Maxx	26,918	March-15	12
Dollar Tree	12,000	March-14	0
Petco	12,000	January-15	10
In-Line - Large
Shoe Show	5,200	March-14	0
Palm Beach Tan	2,920	January-15	10
Aspen Dental	4,000	January-15	10
In-Line - Small
Republic Finance	1,500	November-14	8
Gold Plus	1,000	January-15	10
Firehouse Subs	1,800	January-15	10
AccuQuest	1,200	August-14	5
Outparcel
Starbucks	1,816	September-14	6
Totals	115,954

Source: Compiled by CBRE

The subject property is being renovated and the lease dates above are the estimated opening dates for each store. Dollar Tree and Shoe Show will be relocated to existing suites within the center; therefore there will not be any rent loss due to downtime. Republic Finance will also be relocated to an existing suite within the center, but the lease rate and size of the suite will increase; therefore, we have estimated the rent loss as the difference in the current lease rate and the projected lease rate.

Within our absorption schedule the lease dates are based on the pro forma rent roll provided by the owner.

Based on the lease dates provided it will take 11 months to reach stabilized occupancy.

CBRE estimates a stabilized occupancy position of 90% (vacancy 10%) with Publix and Hobby Lobby excluded from the vacancy calculation. As a result of the lease up schedule, the subject is estimated to achieve a stabilized occupancy by February 2015, which is our estimated date of stabilization.

Lease-up Discount

As the subject is not stabilized it is necessary to estimate a lease-up discount to derive an “as is” value as CBRE, Inc. projects all income and expenses in the direct capitalization analysis on a stabilized basis. The lease up discount is comprised of the lost rent as well as capital costs (tenant improvements and leasing commissions).

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The subject will be renovated with several new tenants added to the center. We have included market oriented leasing costs for each of the tenants if specific leasing costs were not provided. Given local brokerage trends, we have employed an allowance of 5% for leasing commissions over the actual terms of the leases. We have also employed tenant allowances of $20.00 per square foot for anchor space, $15.00 per square foot for junior anchor space and $10.00 per square foot for in-line space. Lastly, we have employed a reasonable profit consideration of 5% of the stabilized value in order to attract an investor to accept the additional risk of leasing the property.

Based on information provided, Publix and Dollar Tree will not receive additional tenant improvement allowances after the spaces are built-out and delivered. The costs to deliver the Publix and Dollar Tree spaces are included within the total renovation costs of the center. TJ Maxx will receive a flat amount of $300,000 in tenant improvement allowance. Shoe Show received a flat amount of $187,500 in tenant improvement allowance; however, due to the fact that their build-out is nearly complete this expense in not included in the lease-up discount below.

We have included 5% leasing commission for Publix and TJ Maxx. Each commission is calculated based on the actual length of the term for each tenant. Due to the fact that Dollar Tree, Shoe Show and Republic Finance are existing tenants who will relocate within the center, we have not included a leasing commission for these tenants.

The Lease-Up Discount Analysis schedule is located below.

LEASE-UP DISCOUNT CALCULATIONS

Space Type/Suite	Size	Lease Date	Months Vacant	Lease Rate ($/SF)	Rent Loss ($/Month)	Total Rent Loss ($)	Leasing Commissions	Tenant Improvements
Anchor							15 Yrs@5%	$20.00/SF
Publix	45,600	March-15	12	$7.00	$26,600	$319,200	$0	$0
Junior Anchor							7 Yrs@5%	$15.00/SF
TJ Maxx	26,918	March-15	12	$7.25	$16,263	$195,156	$97,578	$300,000
Dollar Tree	12,000	March-14	0	$5.85	$5,850	$0	$0	$0
Petco	12,000	January-15	10	$19.00	$19,000	$190,000	$114,000	$180,000
In-Line - Large							5 Yrs@5%	$10.00/SF
Shoe Show	5,200	March-14	0	$9.35	$4,052	$0	$0	$0
Palm Beach Tan	2,920	January-15	10	$20.00	$4,867	$48,667	$14,600	$29,200
Aspen Dental	4,000	January-15	10	$27.50	$9,167	$91,667	$55,000	$40,000
In-Line - Small							5 Yrs@5%	$10.00/SF
Republic Finance	1,500	November-14	8	$21.00	$250	$2,000	$0	$0
Gold Plus	1,000	January-15	10	$20.00	$1,667	$16,667	$5,000	$10,000
Firehouse Subs	1,800	January-15	10	$20.00	$3,000	$30,000	$9,000	$18,000
AccuQuest	1,200	August-14	5	$21.00	$2,100	$10,500	$6,300	$12,000
Outparcel							10 Yrs @5%	$0.00/SF
Starbucks	1,816	September-14	6	$40.00	$6,053	$36,320	$36,320	$0

Totals	115,954					$940,176	$337,798	$589,200

*	Leasing Commissions and Tenant Improvement headings above reflect market data. This is replaced with actual data where known.

Source: Compiled by CBRE

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Renovation Costs

As previously discussed the subject property will be completely renovated during the lease-up period. The renovations include built-out spaces for Publix, TJ Maxx and Shoe Show. New spaces for Dollar Tree, Petco, Aspen Dental and Starbucks will also be constructed. The facades of the entire center will be updated and the parking area for Publix will be renovated. The projected renovation costs were provided by the developer and have been relied upon for our estimate. The budgeted amounts for the site preparation, construction and renovation for Dollar Tree and Shoe Show have been deducted from the construction budget as these items are complete. The total renovation cost is shown in the following chart (complete renovation budget is shown in the addenda).

RENOVATION COSTS

Item	Estimated Cost
Total Renovation Costs	$7,271,955

Rounded	$7,250,000
Compiled by CBRE

Based upon a Lease-Up Discount Analysis over an absorption period of 17 months, an adjustment of $10,300,000 for the subject has been estimated. The lease-up summary is shown below.

LEASE-UP SUMMARY

Estimated Downtime	11 Months
Rent Loss from Downtime	$940,176
Leasing Commissions	$337,798
Tenant Improvement Allowance	$589,200
Renovation Costs	$7,250,000

Sub-Total	$9,117,173
Plus: Profit @ 5% of Stabilized Value	$1,175,000

Total	$10,292,173
Rounded	$10,300,000
Compiled by CBRE

Tenant Analysis

Publix

Publix Super Markets tops the list of privately owned grocery operators in the US. By emphasizing service and a family-friendly image over price, Publix has grown faster and been more profitable than Winn-Dixie Stores and other supermarket rivals. More than two-thirds of its 1,040-plus stores are in Florida, but it also operates in Alabama, Georgia, South Carolina, and Tennessee. Publix makes some of its own bakery, deli, dairy goods, and fresh prepared foods at its own manufacturing plants in Florida and Georgia. Also, many stores house pharmacies and banks. Founder George Jenkins began offering stock to Publix employees in 1930. Employees own about 31% of Publix, which is still run by the Jenkins family. Publix ranks #8 in Forbes Largest Private Companies (December 2013) and is ranked #108 in the Fortune 500 (May 2013).

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Hobby Lobby

Hobby Lobby Stores operates 500-plus stores in about 40 states and sells arts and crafts supplies, baskets, beads, candles, frames, home-decorating accessories, and silk flowers. It also has operations in China, Hong Kong, and the Philippines, and it is the #3 craft and fabric retailer (behind Michaels Stores and Jo-Ann Stores). Sister companies include: Mardel, a seller of Christian and educational products; and Hemispheres, a supplier of home furnishings and other merchandise to Hobby Lobby stores. CEO David Green, who owns the company, founded Hobby Lobby in 1972 and operates it according to biblical principles, including closing shop on Sunday. Hobby Lobby Stores, Inc. ranks #135 in Forbes Largest Private Companies (December 2013).

TJ Maxx (TJX Companies, Inc.)

The TJX Companies operates about a half a dozen retail chains, including the two largest off-price clothing retailers in the US: T.J. Maxx and Marshalls. T.J. Maxx sells brand-name family apparel, accessories, women’s shoes, domestics, giftware, and jewelry at discount prices at more than 1,000 stores nationwide. Marshalls offers a full line of shoes and a broader selection of menswear through about 900 stores. Its HomeGoods chain of 400-plus stores nationwide focuses exclusively on home furnishings. T.K. Maxx is the company’s European retail arm with 360-plus stores in the UK, Ireland, Germany, and now Poland. The retailer also operates about 325 stores in Canada. The TJX Companies, Inc. is ranked #155 in the Fortune 500 (May 2013), #254 in the FT Global 500 (July 2013) and is in the S&P 500. The TJX Companies, Inc. (TJX) is a publicly traded company on the New York Stock Exchange (NYSE).

The remaining tenants consist of a mix of national, regional tenants who have a trade area of approximately three to five miles.

CONCLUSION

Overall, the characteristics of the retail market, examined at macro and micro levels, support our conclusion that the subject is operating in an environment that will support existing retail development in a generally stable manor. The local market and submarket are exhibiting generally stable occupancy levels and rental rates. This trend will likely continue in the short term, as economic pressure continues. However, the mid- to long-term projection for the market and the subject’s submarket is for stability, with moderate expansion possible when general economic conditions improve.

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With respect to the subject property in particular, we believe the subject is in an average location for a retail project. The site is conveniently located with respect to employment centers, residential development and major roadways, and the surrounding retail developments are experiencing average levels of demand. The subject is located in a stable trade area with a middle-income demographic profile and a stable population and household base. With an established position, based upon our analysis, the subject property should enjoy average market acceptance.

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TAX PLAT MAP

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FLOOD PLAIN MAP

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SITE ANALYSIS

The following chart summarizes the salient characteristics of the subject site.

SITE SUMMARY

Physical Description
Gross Site Area		21.98 Acres	957,579 Sq. Ft.
Net Site Area		21.98 Acres	957,579 Sq. Ft.
Primary Road Frontage		Fieldstown Road	476 Feet
Secondary Road Frontage		Odum Road	1,336 Feet
Additional Road Frontage		Flippo Parkway	866 Feet
Average Depth		669 Feet
Excess Land Area		None
Surplus Land Area		None
Shape		Irregular
Topography		Slight Slope
Primary Traffic Counts (24 hrs.)		Interstate 65	58,265 (2011)
Secondary Traffic Counts (24 hrs.)		US Highway 31	16,390 (2011)
Zoning District			C-2, Community Business District
Flood Map Panel No. & Date		01073C0215G	29-Sep-06
Flood Zone		Zone X
Adjacent Land Uses			Commercial and retail uses

Comparative Analysis			Rating
Access		Average
Visibility		Average
Functional Utility		Assumed adequate
Traffic Volume		Average
Adequacy of Utilities		Assumed adequate
Landscaping		Average
Drainage		Assumed adequate

Utilities		Provider	Adequacy
Water		Birmingham Water Works Board	Yes
Sewer		Jefferson County Sewer System	Yes
Natural Gas		Alabama Gas Corporation	Yes
Electricity		Alabama Power Company	Yes
Telephone		Multiple Service Providers	Yes

Other	Yes	No	Unknown
Detrimental Easements			X
Encroachments			X
Deed Restrictions			X
Reciprocal Parking Rights		X
Common Ingress/Egress		X
Source: Various sources compiled by CBRE

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LOCATION

The subject is located on the southeast corner of Fieldstown Road and Odum Road. The street address is 655 Fieldstown Road.

LAND AREA

The site is considered adequate in terms of size and utility. There is no unusable, excess or surplus land area. Please refer to the Resource Verification table within the Scope of Work for the source of the land area size.

SHAPE AND FRONTAGE

The site has an irregular shape and has adequate frontage along one primary roadway (Fieldstown Road) and one secondary roadway (Odum Road) in the neighborhood.

INGRESS/EGRESS

Ingress and egress is currently available to the site via the southern right-of-way of Fieldstown Road and the eastern right-of-way of Odum Road. The entrances to the site are not signalized; however, the intersection of the two roadways is signalized, which helps to facilitate ingress and egress. Overall, access to the property is considered good.

Fieldstown Road, at the subject property, is a primary east/west roadway that has a variable width right-of-way and is improved with two lanes of traffic in each direction, as well as additional turn lanes. Street improvements include asphalt paving and street lighting. Street parking is not permitted.

Odum Road, at the subject property, is a secondary north/south roadway that has a variable width right-of-way and is improved with two lanes of traffic in each direction, as well as an additional center turn lane. Street improvements include asphalt paving and street lighting. Street parking is not permitted.

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MAGNOLIA CITY PLACE | SITE ANALYSIS

TRAFFIC COUNTS

Traffic data as provided by the Alabama Department of Transportation is shown in the map below.

Traffic counts for 2011 are shown above. The average of the two traffic counts closest to the subject on Interstate 65 show an average of 58,265 vehicles per day in 2011. The average of the three traffic counts closest to the subject on US Highway 31 show an average of 16,390 vehicles per day in 2011. Traffic data was not available for Fieldstown Road or Odum Road.

TOPOGRAPHY AND DRAINAGE

The subject site is generally level with a slight downward slope from north to south. The site is in a hillside, whereby Odum Road is level with the site on the north but falls below grade as compared to the site to the south. Fieldstown Road is above grade as compared to the subject site. The topography of the site is not seen as an impediment to the development of the property. During our inspection of the site, we observed no drainage problems and assume that none exist.

SOILS

A soils analysis for the site has not been provided for the preparation of this appraisal. In the absence of a soils report, it is a specific assumption that the site has adequate soils to support the highest and best use.

EASEMENTS AND ENCROACHMENTS

There are no known easements or encroachments impacting the site that are considered to affect the marketability or highest and best use. It is recommended that the client/reader obtain a current title policy outlining all easements and encroachments on the property, if any, prior to making a business decision.

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MAGNOLIA CITY PLACE | SITE ANALYSIS

COVENANTS, CONDITIONS AND RESTRICTIONS

There are no known covenants, conditions or restrictions impacting the site that are considered to affect the marketability or highest and best use. It is recommended that the client/reader obtain a copy of the current covenants, conditions and restrictions, if any, prior to making a business decision.

UTILITIES AND SERVICES

The site is within the jurisdiction of Jefferson County or Gardendale and is provided all municipal services, including police, fire and refuse garbage collection.

FLOOD ZONE

According to flood hazard maps published by the Federal Emergency Management Agency (FEMA), the site is within Zone X, as indicated on Community Map Panel No. 01073C0215G. FEMA defines the flood zone(s) as follows:

Zones C and X (unshaded) are flood insurance rate zones used for areas outside the 0.2-percent-annual-chance floodplain. No Base Flood Elevations (BFEs) or depths are shown in this zone, and insurance purchase is not required.

ENVIRONMENTAL ISSUES

CBRE, Inc. is not qualified to detect the existence of potentially hazardous material or underground storage tanks which may be present on or near the site. The existence of hazardous materials or underground storage tanks may affect the value of the property. For this appraisal, CBRE, Inc. has specifically assumed that the property is not affected by any hazardous materials that may be present on or near the property.

ADJACENT PROPERTIES

The adjacent land uses are summarized as follows:

North:	Commercial/Retail
South:	Commercial/Retail
East:	Commercial/Retail/Vacant
West:	Commercial/Retail/Residential

CONCLUSION

The site is well located and afforded good access and visibility from roadway frontage. There are no known detrimental uses in the immediate vicinity. Overall, there are no known physical factors which are considered to prevent the site from development to its highest and best use, as if vacant, or adverse to the existing use of the site.

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MAGNOLIA CITY PLACE | IMPROVEMENTS ANALYSIS

IMPROVEMENTS LAYOUT

Republic Finance
H&R BLOCK
State Farm
GOLD PLUS
NAIL MODEL
HEAD START
WELLS FARGO
Publix
PUBLIX
Suite 201
45,600 SF
CATO
AccuQuest
SHOE SHOW
DOLLAR TREE
SHOE SHOW
Suite 206
5,000 SF
DOLLAR TREE
Suite 207
12,000 SF
WACHOVIA
Suite 501
5,000 SF
HOBBY LOBBY
HOBBY LOBBY
T.J.MAXX
TJ MAXX
Suite 302
PETCO
Suite 301
12,000 SF
AspenDental
Suite 301
4,000 SF
JUNIOR
STARBUCKS COFFEE

The improvements layout shows the improvements as of the completion of the planned renovations.

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MAGNOLIA CITY PLACE | IMPROVEMENTS ANALYSIS

IMPROVEMENTS ANALYSIS

The following chart shows a summary of the improvements.

IMPROVEMENTS SUMMARY

Property Type	Retail	(Neighborhood/Community Center)
Number of Buildings	2
Number of Stories	1
Year Built	1976	Renovated: 1986/2013
Gross Leasable Area	185,491 SF
Area Breakdown by Market Rent Categories
Anchors	106,737 SF
Jr. Anchors	50,918 SF
In-Line - Large	16,020 SF
In-Line - Small	10,000 SF
Restaurant	1,816 SF
Major Tenants
Hobby Lobby	61,137 SF
Publix	45,600 SF
TJ Maxx	26,918 SF
Bay Depths
Site Coverage	19.4%
Land-to-Building Ratio	5.16 : 1
Parking Improvements	Open/Surface
Total Spaces:	690
Parking Ratio (per 1,000 SF GLA)	3.72

Source: Various sources compiled by CBRE

The subject is a 156,671-square foot neighborhood/community center located at 655 Fieldstown Road in Gardendale, Jefferson County, Alabama. The improvements were constructed in 1976 and expanded in 1986. The center is situated on a 21.98-acre site. Currently, the property is 60.47% occupied and is considered to be in average overall condition. The center is currently anchored by Hobby Lobby, which occupies 61,137 square feet.

The subject is currently being renovated and expanded. This plan is to include a new Publix grocery store that will contain 45,600 square feet. Publix will back-fill an empty junior anchor space once occupied by Goody’s and take over a space currently occupied by Dollar Tree. Dollar Tree will relocate within the center to a new 12,000 square foot space that replaced two former 1,000 square foot suites and expanded the center by an additional 10,000 square feet. TJ Maxx will be a new tenant and will occupy 26,918 square feet. The space is currently vacant adjacent to Hobby Lobby. Shoe Show, which currently occupies 4,300 square feet will relocate and take over 3,954 square feet of space that was expanded by 1,246 square feet to give Shoe Show a total of 5,200 square feet.

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There will be two new in-line spaces added adjacent to the west side of TJ Maxx. The spaces will be 12,000 and 4,000 square feet. Based on a pro forma rent roll provided by the owner, Petco is expected to occupy the 12,000 square foot space and Aspen Dental is expected to occupy the 4,000 square foot space. There is also a 1,816 square foot free-standing building planned to be built for Starbucks.

Renovation and construction of the Publix and TJ Maxx spaces is expected to begin in April 2014 with a projected opening of November 2014 for each tenant. The construction of the spaces for Shoe Show and Dollar Tree is complete and each tenant is in the process of building out their spaces. Opening dates for each is expected to be April 2014. The construction start dates for Petco, Aspen Dental and Starbucks were not provided, but the projected lease start dates provided are September 1, 2014 for Starbucks and January 1, 2015 for Petco and Aspen Dental. Once the renovation and expansion is complete, the center will contain a total of 185,491 square feet.

New storefronts are also planned and the parking lot for Publix will be redesigned. The total costs associated with the renovations were provided by the owner. The cost of the site preparation, construction and renovation for Dollar Tree and Shoe Show have been deducted from budgeted costs since these stores have been completed and delivered to the tenants for build-out. The total remaining renovation cost is shown below and the full renovation cost breakdown is presented in the addenda.

RENOVATION COSTS

Item	Estimated Cost
Total Renovation Costs	$7,271,955

Rounded	$7,250,000
Compiled by CBRE

Building plans and specifications were not provided for the preparation of this appraisal. The following is a description of the subject improvements and basic construction features derived from our inspection of the subject.

BUILDING AREA

Please refer to the Resource Verification table in the Scope of Work for the source of the building area size. The following is a description of the subject improvements and basic construction features derived from CBRE, Inc.’s inspection.

YEAR BUILT

The subject was built in 1976. The subject is planned to be completely renovated in 2013 and 2014.

FOUNDATION

The foundation consists of a continuous monolithic slab poured on reinforced concrete footings and is assumed to be of adequate load-bearing capacity to support the improvements.

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MAGNOLIA CITY PLACE | IMPROVEMENTS ANALYSIS

CONSTRUCTION COMPONENTS

The construction components are assumed to be in working condition and adequate for the building.

FLOOR STRUCTURE

The floor structure is summarized as follows:

Ground Floor:             Concrete slab on compacted fill

EXTERIOR WALLS

The front exterior walls are constructed with a combination of textured concrete masonry units (CMU), brick and stucco veneer over either CMU or metal stud framing and wall sheathing. The side and rear exterior walls feature painted CMU. Retail storefronts are plate glass set in anodized aluminum frames.

ROOF COVER

The roof was not inspected but is likely an EPDM reinforced single-ply membrane roof over metal decking supported by steel joists or similar construction. The roof is assumed to be in average to good condition.

INTERIOR FINISHES

The typical interior finish of the retail shop space is summarized as follows:

Floor Coverings:	Combination commercial grade short loop carpeting, composite vinyl tile, ceramic tile and sealed concrete.

Walls:	Textured and painted sheetrock.

Ceilings:	Combination of open ceilings, textured and painted gypsum board, and suspended acoustical tile.

Lighting:	Fluorescent and incandescent fixtures.

Summary:	The interior areas are typical building standard retail showroom finish, and are commensurate with competitors in the area. The occupied space is in good condition, while vacant spaces will likely require some tenant retrofit prior to occupancy.

BALCONY/MEZZANINE AREAS

Any potential balcony/mezzanine space is not included within the net rentable area calculations.

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ELEVATOR/STAIR SYSTEM

The subject represents a ground floor retail use. As such, there are no elevators or stairwells.

HVAC

The individual retail areas feature roof-mounted condenser/compressor and coil units with air handlers located above the ceiling. The HVAC systems are assumed to be in average operating condition and adequate for the respective square footage of each tenant space.

ELECTRICAL

The electrical system is assumed to be in good working order and adequate for the building. Electrical service is provided by Alabama Power Company.

PLUMBING

The plumbing system is assumed to be in good working order and adequate for the building. Water and sewer are provided by The Birmingham Water Works Board and the Jefferson County Sewer System, respectively.

RESTROOMS

The restrooms are adequate and are assumed built to local code.

FIRE PROTECTION

The subject is fully covered by overhead fire sprinkler systems and smoke detectors. It is assumed the improvements have adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements. CBRE, Inc. is not qualified to determine adequate levels of safety & fire protection, whereby it is recommended that the client/reader review available permits, etc. prior to making a business decision.

SECURITY

The improvements include exterior security lighting. In addition, the individual tenant areas may include closed-circuit video monitoring and an electronic security alarm system, at the tenant’s direct expense.

PARKING AND DRIVES

The property appears to feature an adequate number of surface parking spaces, including reserved handicapped spaces. Upon completion of the renovations there will be a total of 690 parking spaces at the subject property and the parking ratio will be 4.12 spaces per 1,000 square feet of leasable area. All parking spaces and vehicle drives are asphalt paved and considered to be in average condition. Patron parking areas are along the front of the building.

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MAGNOLIA CITY PLACE | IMPROVEMENTS ANALYSIS

ACCESS

Access to the site is available via the southern right-of-way of Fieldstown Road and the eastern right-of-way of Odum Road. The intersection of Fieldstown Road and Odum Road is signalized; however, the individual entrances to the center are not signalized. Overall, access is considered good.

LANDSCAPING

The landscaping at the subject property includes grass, shrubs and small ornamental trees located along the roadways. Landscaping is considered to be in average condition and well maintained.

QUALITY AND STRUCTURAL CONDITION

The overall quality of the facility is considered to be average for the neighborhood and age. However, CBRE, Inc. is not qualified to determine structural integrity and it is recommended that the client/reader retain the services of a qualified, independent engineer or contractor to determine the structural integrity of the improvements prior to making a business decision.

FUNCTIONAL UTILITY

The overall layout of the property is considered functional in utility and provides adequate accessibility and visibility to the individual tenant spaces.

ADA COMPLIANCE

All common areas of the property appear to have handicap accessibility. The client/reader’s attention is directed to the specific limiting conditions regarding ADA compliance.

FURNITURE, FIXTURES AND EQUIPMENT

Any personal property items contained in the property are not considered in to contribute significantly to the overall value of the real estate.

ENVIRONMENTAL ISSUES

CBRE, Inc. is not qualified to detect the existence of any potentially hazardous materials such as lead paint, asbestos, urea formaldehyde foam insulation, or other potentially hazardous construction materials on or in the improvements. The existence of such substances may affect the value of the property. For the purpose of this assignment, we have specifically assumed that any hazardous materials that would cause a loss in value do not affect the subject.

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DEFERRED MAINTENANCE

The subject will be renovated in good quality construction. Based upon our visual inspection, the building appears to have received adequate maintenance to date, and there were no meaningful items of deferred maintenance observed. Due to the age of the improvements, there may be small items of deferred maintenance, which were not readily noticeable. However, these items are expected to be repaired upon completion of the planned renovations. The cost to repair any remaining items would likely be within the range of our rounding parameter and covered under the standard maintenance expense.

ECONOMIC AGE AND LIFE

CBRE, Inc.’s estimate of the subject improvements effective age and remaining economic life is depicted in the following chart:

ECONOMIC AGE AND LIFE

Actual Age	38 Years
Effective Age	15 Years
MVS Expected Life	45 Years
Remaining Economic Life	30 Years
Accrued Physical Incurable Depreciation	33.3%
Compiled by CBRE

The overall life expectancy is based upon our on-site observations and a comparative analysis of typical life expectancies reported for buildings of similar construction as published by Marshall and Swift, LLC, in the Marshall Valuation Service cost guide. While CBRE, Inc. did not observe anything to suggest a different economic life, a capital improvement program could extend the life expectancy.

CONCLUSION

The improvements are in average to good overall condition. Overall, there are no known physical factors that adversely impact the marketability of the improvements.

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MAGNOLIA CITY PLACE | ZONING

ZONING

The following chart summarizes the subject’s zoning requirements.

ZONING SUMMARY

Current Zoning	C-2, Community Business District

Legally Conforming	Yes

Uses Permitted	The Community Business District is intended to establish and preserve a retail business district convenient to the overall community and attractive for a wide range of retail and service uses.

Zoning Change	Not likely

Source: Planning & Zoning Dept.

ANALYSIS AND CONCLUSION

The improvements represent a legally-conforming use. Additional information may be obtained from the appropriate governmental authority.

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MAGNOLIA CITY PLACE | TAX AND ASSESSMENT DATA

TAX AND ASSESSMENT DATA

The following summarizes the local assessor’s estimate of the subject’s market value, assessed value, and taxes, and does not include any furniture, fixtures or equipment.

AD VALOREM TAX INFORMATION

Assessor’s Market Value	2012	2013	Pro Forma
14-00-14-2-003-001.000	$1,063,000	$1,063,000
14-00-14-2-003-001.001	6,234,600	6,234,600

Subtotal	$7,297,600	$7,297,600	$18,549,100
Assessed Value @	20%	20%	20%

	$1,459,520	$1,459,520	$3,709,820
General Tax Rate (per $ 1,000 A.V.)	50.10	50.10	50.10
General Tax:	$73,122	$73,122	$185,862
Special Assessments:	30	30	30

Effective Tax Rate (per $ 1,000 A.V.)	50.12	50.12	50.11
Total Taxes	$73,152	$73,152	$185,892

Source: Assessor’s Office

The subject property is liable for real estate taxes in the City of Gardendale and Jefferson County. The combined 2012 tax rate for the City of Gardendale and Jefferson County was 50.10 per $1,000 of assessed value, which remained unchanged from the prior year.

TAX COMPARABLES

As a crosscheck to the subject’s applicable real estate taxes, CBRE has reviewed the real estate tax information according to Jefferson County for comparable properties in the market area. The following table summarizes the comparables employed for this analysis:

AD VALOREM TAX COMPARABLES

Comparable Rental	Colonial Fultondale	Trussville Promenade (Target)	Deerfoot Publix	Palisades	Hoover Commons	Riverchase Village	Subject
Year Built	2008	2001	2004	1986	1973	1994	1976
GLA (SF)	166,564	228,504	62,944	191,384	184,798	180,969	185,491
Tax Year	2013	2013	2013	2013	2013	2013	2013
Total Assessed Value	$27,482,100	$35,395,200	$10,628,900	$13,910,800	$10,055,500	$13,619,200	$18,549,100
AV Per SF (GLA)	$164.99	$154.90	$168.86	$72.69	$54.41	$75.26	$100.00

Source: Assessor’s Office

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MAGNOLIA CITY PLACE | TAX AND ASSESSMENT DATA

Comparables One through Three represent newer construction centers while Comparables Four through Six represent older construction centers that have been well maintained. Upon completion of the proposed renovations the subject property would likely fall below the first three but above the last three. We have estimated an Assessor’s Market Value of $18,549,100 based on $100.00 to be appropriate for the subject property. The assessor’s market value for the subject property is within the range of the values shown by the comparable properties, on a per square foot basis.

CONCLUSION

Based on the foregoing, the total taxes for the subject have been estimated as $185,892 for the base year of our analysis, based upon a market value for tax purposes of $18,549,100 or $100.00 per square foot. This is above the current assessment and is considered a realistic scenario. The estimated Assessor’s Market Value is below the value concluded within this report; however it is common for tax values to lag market values in the area.

Under the lease terms, the retail tenants are typically responsible for reimbursement of real estate taxes. Therefore, any change in tax liability relative to the concluded expense level should have only a relatively minor impact on the concluded market value.

For purposes of this analysis, CBRE, Inc. assumes that all taxes are current.

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MAGNOLIA CITY PLACE | HIGHEST AND BEST USE

HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:

•	legal permissibility;

•	physical possibility;

•	financial feasibility; and

•	maximum profitability.

The highest and best use analysis of the subject is discussed on the following pages. This analysis incorporates the information presented in the Market Analysis section, as well as any unique characteristics of the subject described previously.

AS VACANT

Legal Permissibility

The legally permissible uses were discussed in the Site Analysis and Zoning Sections.

Physical Possibility

The subject is adequately served by utilities, and has an adequate shape and size, sufficient access, etc., to be a separately developable site. There are no known physical reasons why the subject site would not support any legally probable development (i.e. it appears adequate for development). The existence of the present development on the site provides additional evidence for the physical possibility of development.

Financial Feasibility

The determination of financial feasibility is dependent primarily on the relationship of supply and demand for the legally probable land uses versus the cost to create the uses. As discussed in the market analysis of this report, the subject retail market is generally stabilized. Development of new retail properties has occurred over the past few years. These factors indicate that it would be financially feasible to complete a new retail project if the site acquisition cost was low enough to provide an adequate developer’s profit.

Maximum Profitability

The final test of highest and best use of the site as if vacant is that the use be maximally productive, yielding the highest return to the land. In the case of the subject as if vacant, the analysis has indicated that a new retail project would be most appropriate when economic conditions improve.

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MAGNOLIA CITY PLACE | HIGHEST AND BEST USE

CONCLUSION: HIGHEST AND BEST USE AS VACANT

Based on the information presented above and upon information contained in the market and neighborhood analysis, we conclude that the highest and best use of the subject as if vacant, would be to hold for future development a retail property, when market conditions warrant. Our analysis of the subject and its respective market characteristics indicate the most likely buyer, as if vacant, would be an investor (land speculation) or a developer.

AS IMPROVED

Legal Permissibility

As discussed, the subject site’s zoning and legal restrictions permit a variety of land uses. The site has been improved with a retail development that is a legal, conforming use.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvements analysis. Both the layout and positioning of the improvements are considered functional for retail use. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design of the improvements, the continued use of the property for retail users would be the most functional use.

Financial Feasibility

The financial feasibility of a retail property is based on the amount of rent which can be generated, less operating expenses required to generate that income; if a residual amount exists, then the land is being put to a productive use. As will be indicated in the income capitalization approach, the subject is producing a positive net cash flow and continued utilization of the improvements for retail purposes is considered financially feasible.

Maximum Profitability

The maximally profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. As shown in the applicable valuation sections, buildings that are similar to the subject have been acquired or continue to be used by retail owners/tenants. None of the comparable buildings have been acquired for conversion to an alternative use. These comparables would indicate that the maximally productive use of the property is consistent with the existing use as a retail property.

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MAGNOLIA CITY PLACE | HIGHEST AND BEST USE

CONCLUSION: HIGHEST AND BEST USE AS IMPROVED

Based on the foregoing, the highest and best use of the property, as improved, is consistent with the existing use as a retail development.

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MAGNOLIA CITY PLACE | APPRAISAL METHODOLOGY

APPRAISAL METHODOLOGY

In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

COST APPROACH

The cost approach is based on the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when it is improved with relatively unique or specialized improvements for which there exist few sales or leases of comparable properties.

SALES COMPARISON APPROACH

The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.

INCOME CAPITALIZATION APPROACH

The income capitalization approach reflects the subject’s income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the income capitalization approach are direct capitalization and the discounted cash flow (DCF) analysis.

METHODOLOGY APPLICABLE TO THE SUBJECT

In valuing the subject, all three approaches are applicable and have been utilized.

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MAGNOLIA CITY PLACE | LAND VALUE

LAND VALUE

The following map and table summarize the comparable data used in the valuation of the subject site. A detailed description of each transaction is included in the addenda.

SUMMARY OF COMPARABLE LAND SALES

		Transaction			Actual Sale	Adjusted Sale	Size	Size	Price
No.	Property Location	Type	Date	Proposed Use	Price	Price [1]	(Acres)	(SF)	Per SF
1	Lorna Rd at Patton Chapel Rd, Hoover, AL	Sale	Apr-12	Retail Development	$2,800,000	$2,800,000	7.82	340,639	$8.22
2	8695 Old Hwy 280, Chelsea, AL	Sale	Dec-09	Shopping center development	$5,000,000	$5,000,000	15.00	653,400	$7.65
3	1100 W Highway 78, Graysville, AL	Sale	Dec-08	Commercial Development	$3,250,000	$3,250,000	20.00	871,200	$3.73
4	Eastern Valley Raod and I- 459, Bessemer, AL	Sale	Dec-06	Power Center	$25,800,000	$25,800,000	122.36	5,330,002	$4.84
5	SEQ Crestwood Blvd & Oporto Madrid Blvd, Birmingham, AL	Sale	Jun-06	Retail Development	$5,659,878	$5,659,878	26.96	1,174,378	$4.82
6	US Highway 280, E of CR 47, W of CR 39, Chelsea, AL	Sale	Apr-06	Wal-Mart	$3,930,307	$3,930,307	21.80	949,608	$4.14
Subject	655 Fieldstown Road, Gardendale, Alabama	—	—	Retail	—	—	21.98	957,579	—

[1]	Transaction amount adjusted for cash equivalency and/or development costs (where applicable)

Compiled	by CBRE

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MAGNOLIA CITY PLACE | LAND VALUE

The sales utilized were selected from our research of comparable land sales within the Birmingham metro area. The sales presented are the best data available for comparison with the subject property and were chosen based upon the market position as compared with the subject. There has been very limited development of large-scale retail projects in the recent past; therefore, we have expanded our search to include the most recent data available for land sales that were improved with retail developments. Each of the land sales was subsequently improved with a retail center or free-standing retail use.

DISCUSSION/ANALYSIS OF LAND SALES

Land Sale One

This comparable represents the sale of a 7.82 acre vacant tract of land in Hoover, Alabama, a southern suburb of Birmingham. The property is situated in the southwest quadrant of Lorna Road and Patton Chapel Road, east of US Highway 31 and north of I-459. This was previously an apartment complex that was purchased out of foreclosure by the City of Hoover and demolished. It is across Lorna Road from the Village on Lorna shopping center. The site has an irregular shape and moderately sloping topography. All utilities are available to the site. The City of Hoover sold the site to Wal-Mart for the potential development of a Wal-Mart Neighborhood Market. The property was purchased in April 2012 for $2,800,000 or approximately $8.22 per square foot.

The -10% downward adjustment for size reflects this comparable’s superior feature with respect to economies of scale regarding parcel size. The adjustment for location was warranted due to its proximity to supporting residential and retail development. Therefore, a downward adjustment of -30% was judged proper for this comparable. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

Land Sale Two

This comparable represents the sale of 15.00 acres of vacant land located in Chelsea, Alabama. The property is situated in the northwest corner of Highway 280 and Highway 39. It has an irregular shape and a generally level topography. It is zoned commercial and all utilities are available. The site was purchased for the development of a Publix-anchored shopping center with several outparcels. Reportedly, Publix will ground lease their site once the construction of the proposed shopping center is complete. The property sold in December 2009 for $5,000,000 or approximately $7.65 per square foot.

The -5% downward adjustment for size reflects this comparable’s superior feature with respect to economies of scale regarding parcel size. The adjustment for location was warranted due to its proximity to recent residential and retail development. Therefore, a downward adjustment of -20% was judged proper for this comparable. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

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MAGNOLIA CITY PLACE | LAND VALUE

Land Sale Three

This represents the sale of a 20-acre tract of land located along Highway 78 in Graysville,Alabama, a northern suburb of Birmingham. The site is situated along the west side of Highway 78 south of its intersection with 10th Avenue SW. It was purchased for the development of a new Lowe’s Home Improvement retail store. The property was purchased in December 2008 for $3,250,000 or approximately $3.73 per square foot.

The downward market conditions (time) adjustment of -10% reflects the declining market conditions since the date of sale. The adjustment for location was warranted due to its proximity to supporting residential and retail development. Therefore, an upward adjustment of 20% was judged proper for this comparable. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.

Land Sale Four

This represents the sale of a 122.36 acre vacant tract of land located in Bessemer, Alabama. The site was predominantly tree covered in unincorporated Jefferson County, and annexed by the City of Bessemer. After being annexed by the City of Bessemer the site was rezoned to C-6. The hilly site has 3,016 feet of frontage along the north side of I-459, 872 feet of frontage along the south side of Pocahontas Road and 1,255 feet of frontage along the east side of Eastern Valley Road, with access from Eastern Valley Road. The site is generally at grade with Pocahontas Road and Eastern Valley Road, and above grade with I-459. The property consisted of an assemblage of multiple land parcels that was purchased to be developed with a 550,000 square foot power center known as Colonial Promenade at Tannehill, which will be anchored by Target, Publix, JC Penney, Premier Cinemas and Ross. The project will also have 8 outparcels totaling 12.2 acres. The transactions that make up this assemblage are a 34.0 acre parcel that was purchased for $6,000,000 from Garywood Assembly of God and an 88.36 acre assemblage of 29 parcels (multiple sellers) that was purchased for $19,800,000. The total purchase price was $25,800,000 or approximately $4.84 per square foot. Both transactions closed in December 2006.

The downward market conditions (time) adjustment of -20% reflects the declining market conditions since the date of sale. The 20% upward adjustment for size reflects this comparable’s inferior feature with respect to economies of scale regarding parcel size. A downward adjustment of -10% was applied to this comparable for its superior frontage attribute when compared to the subject, based upon its direct visibility from interstate 459. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

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Land Sale Five

This comparable represents a 26.96-acre piece of an approximate 50-acre tract of land that was the site of the former Eastwood Mall located in Birmingham, Alabama. The site is situated in the southeast quadrant of Crestwood Boulevard and Oporto Madrid Boulevard South just west of the I-20 Montevallo Road interchange. Wal-Mart Stores purchased the entire 50-acre tract from Eastwood Mall Associates. Simultaneously, MAP Development purchased this tract from Wal-Mart. The sites were purchased for the redevelopment of the Eastwood Mall into a power center shadow-anchored by Wal-Mart, and includes numerous outparcels. The property was purchased in June 2006 for $5,659,878 or approximately $4.82 per square foot.

The downward market conditions (time) adjustment of -20% reflects the declining market conditions since the date of sale. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

Land Sale Six

This comparable represents the sale of a 21.80-acre vacant tract of commercial property located in Chelsea, Alabama, a southern suburb of Birmingham. The site is situated along the south side of US 280, just east of County Road 47 and west of County Road 39. It was purchased for the development of a Wal-Mart Super Center. The property was purchased in April 2006 for $3,930,307 or approximately $4.14 per square foot.

The downward market conditions (time) adjustment of -20% reflects the declining market conditions since the date of sale. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

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SUMMARY OF ADJUSTMENTS

Based on our comparative analysis, the following chart summarizes the adjustments warranted to each comparable.

LAND SALES ADJUSTMENT GRID

Comparable Number	1	2	3	4	5	6	Subject
Transaction Type	Sale	Sale	Sale	Sale	Sale	Sale	—
Transaction Date	Apr-12	Dec-09	Dec-08	Dec-06	Jun-06	Apr-06	—
Proposed Use	Retail Development	Shopping center	Commercial Development	Power Center	Retail Development	Wal-Mart	Retail
Actual Sale Price	$2,800,000	$5,000,000	$3,250,000	$25,800,000	$5,659,878	$3,930,307	—
Adjusted Sale Price [1]	$2,800,000	$5,000,000	$3,250,000	$25,800,000	$5,659,878	$3,930,307	—
Size (Acres)	7.82	15.00	20.00	122.36	26.96	21.80	21.98
Size (SF)	340,639	653,400	871,200	5,330,002	1,174,378	949,608	957,579
Price Per SF	$8.22	$7.65	$3.73	$4.84	$4.82	$4.14	—

Price ($ PSF)	$8.22	$7.65	$3.73	$4.84	$4.82	$4.14

Property Rights Conveyed	0%	0%	0%	0%	0%	0%
Financing Terms [1]	0%	0%	0%	0%	0%	0%
Conditions of Sale	0%	0%	0%	0%	0%	0%
Market Conditions (Time)	0%	0%	-10%	-20%	-20%	-20%

Subtotal	$8.22	$7.65	$3.36	$3.87	$3.86	$3.31

Size	-10%	-5%	0%	20%	0%	0%
Shape	0%	0%	0%	0%	0%	0%
Corner	0%	0%	0%	0%	0%	0%
Frontage	0%	0%	0%	-10%	0%	0%
Topography	0%	0%	0%	0%	0%	0%
Location	-30%	-20%	20%	0%	0%	0%
Zoning/Density	0%	0%	0%	0%	0%	0%
Utilities	0%	0%	0%	0%	0%	0%
Highest & Best Use	0%	0%	0%	0%	0%	0%

Total Other Adjustments	-40%	-25%	20%	10%	0%	0%

Value Indication for Subject	$4.93	$5.74	$4.03	$4.26	$3.86	$3.31

[1]	Transaction amount adjusted for cash equivalency and/or development costs (where applicable)

Compiled by CBRE

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CONCLUSION

There have been relatively few major retail developments in the area over the recent past; therefore, there have been a limited number of large scale retail land sales. The comparables above represent the most recent data available and are considered to be representative of the subject site. Comparable Four, which was developed with a Target-anchored power center, is in the most similar location but is larger than the subject. Comparable Two, which was developed with a Publix-anchored center is the most similar use but is in an area with a higher level of residential and commercial development. Based on the preceding analysis of each comparable and the foregoing adjustment grid, a price per square-foot indication within the middle portion of the range was considered most appropriate for the subject. The following table presents the valuation conclusion:

CONCLUDED LAND VALUE

$ PSF		Subject SF			Total
$4.00	x	957,579		=	$3,830,316
$5.00	x	957,579		=	$4,787,895
Indicated Value:					$4,300,000
		(Rounded $ PSF	)		$4.49
Compiled by CBRE

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MAGNOLIA CITY PLACE | COST APPROACH

COST APPROACH

In estimating the replacement cost new for the subject, the comparative unit method has been employed, utilizing the Marshall Valuation Service (MVS) cost guide, published by Marshall and Swift, LLC.

MARSHALL VALUATION SERVICE

Direct Cost

Salient details regarding the direct costs are summarized in the Cost Approach Conclusion at the end of this section. The MVS cost estimates include the following:

1.	average architect’s and engineer’s fees for plans, plan check, building permits and survey(s) to establish building line;

2.	normal interest in building funds during the period of construction plus a processing fee or service charge;

3.	materials, sales taxes on materials, and labor costs;

4.	normal site preparation including finish grading and excavation for foundation and backfill;

5.	utilities from structure to lot line figured for typical setback;

6.	contractor’s overhead and profit, including job supervision, workmen’s compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.;

7.	site improvements (included as lump sum additions); and

8.	initial tenant improvement costs are included in MVS cost estimate. However, additional lease-up costs such as advertising, marketing and leasing commissions are not included.

Base building costs (direct costs) are adjusted to reflect the physical characteristics of the subject. Making these adjustments, including the appropriate local and current cost multipliers, the direct building cost is indicated.

Additions

Items not included in the direct building cost estimate include parking and walks, signage, landscaping, and miscellaneous site improvements. The cost for these items is estimated separately using the segregated cost sections of the MVS cost guide.

Indirect Cost Items

Several indirect cost items are not included in the direct building cost figures derived through the MVS cost guide. These items include developer overhead (general and administrative costs), property taxes, legal and insurance costs, local development fees and contingencies, lease-up and marketing costs and miscellaneous costs. Research into these cost items indicates that an average property requires an allowance of about 5% to 15% of the total direct costs.

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MVS Conclusion

The concluded direct and indirect building cost estimates obtained via the MVS cost guide (Section 13, Page 34) are illustrated as follows:

MARSHALL VALUATION SERVICE COST SCHEDULE

Primary Building Type:	Retail	Height per Story:	18’
Effective Age:	15 YRS	Number of Buildings:	2
Condition:	Good	Gross Leasable Area:	185,491 SF
Exterior Wall:	Masonry
Number of Stories:	1

MVS Sec/Page			13/34
Quality/Bldg. Class			Average/C
Building Component			Community Center
Component Sq. Ft.			185,491 SF
Base Square Foot Cost			$85.61
Square Foot Refinements
Heating and Cooling			$0.00
Sprinklers			$2.50

Subtotal			$88.11
Height and Size Refinements
Number of Stories Multiplier			1.00
Height per Story Multiplier			1.13
Floor Area Multiplier			1.00

Subtotal			$99.56
Cost Multipliers
Current Cost Multiplier			1.05
Local Multiplier			0.92

Final Square Foot Cost			$96.18
Base Component Cost			$17,840,360

Base Building Cost	(via Marshall Valuation Service cost data)		$17,840,360
Additions
Signage, Landscaping & Misc. Site Improvements (not included above)			$1,000,000
Parking/Walks (not included above)(690 spaces at $1,250 each)			$850,000

Direct Building Cost			$19,690,360
Indirect Costs	10.0% of Direct Building Cost		$1,969,036

Direct and Indirect Building Cost			$21,659,396
Rounded			$21,659,000
Compiled by CBRE

ENTREPRENEURIAL PROFIT

Entrepreneurial profit represents the return to the developer, and is separate from contractor’s overhead and profit. This line item, which is a subjective figure, tends to range from 5% to 15% of total direct and indirect costs for this property type, based on discussions with developers active in this market.

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ACCRUED DEPRECIATION

There are essentially three sources of accrued depreciation:

1.	physical deterioration, both curable and incurable;

2.	functional obsolescence, both curable and incurable; and

3.	external obsolescence.

Physical Deterioration

The subject’s physical condition was detailed in the improvements analysis. Curable deterioration affecting the improvements results from deferred maintenance and, if applicable, was previously discussed. With regard to incurable deterioration, the subject improvements are considered to have deteriorated due to normal wear and tear associated with natural aging. The following chart provides a summary of the remaining economic life.

ECONOMIC AGE AND LIFE

Actual Age	38 Years
Effective Age	15 Years
MVS Expected Life	45 Years
Remaining Economic Life	30 Years
Accrued Physical Incurable Depreciation	33.3%
Compiled by CBRE

Functional Obsolescence

Based on a review of the design and layout of the improvements, no forms of curable functional obsolescence were noted. Because replacement cost considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional incurable obsolescence normally is not applicable.

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COST APPROACH CONCLUSION

The value estimate is calculated as follows.

COST APPROACH CONCLUSION

Primary Building Type:	Retail	Height per Story:	18’
Effective Age:	15 YRS	Number of Buildings:	2
Condition:	Good	Gross Leasable Area:	185,491 SF
Exterior Wall:	Masonry
Number of Stories:	1

Direct and Indirect Building Cost			$21,659,000
Entrepreneurial Profit	10.0% of Total Building Cost		$2,165,900

Replacement Cost New			$23,824,900

Accrued Depreciation
Unfinished Shell Space		$0
Incurable Physical Deterioration	33.3% of Replacement Cost New less	($7,941,633)
	Curable Physical Deterioration
Functional Obsolescence		$0
External Obsolescence	0.0% of Replacement Cost New	$0

Total Accrued Depreciation	33.3% of Replacement Cost New		($7,941,633)
Contributory Value of FF&E			$0

Depreciated Replacement Cost			$15,883,267

Land Value			$4,300,000

Stabilized Value Indication			$20,183,267
Curable Physical Deterioration			$0
Lease-Up Discount			($10,300,000)

Value Indication			$9,883,267
Rounded			$9,900,000
Value Per SF			$53.37
Compiled by CBRE

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MAGNOLIA CITY PLACE | INSURABLE VALUE (REPLACEMENT COST)

INSURABLE VALUE (REPLACEMENT COST)

Insurable value is defined as follows:

1.	the value of an asset or asset group that is covered by an insurance policy; can be estimated by deducting costs of noninsurable items (e.g., land value) from market value.

2.	value used by insurance companies as the basis for insurance. Often considered to be replacement or reproduction cost plus allowances for debris removal or demolition less deterioration and noninsurable items. Sometimes cash value or market value, but often entirely a cost concept. [5]

3.	a type of value for insurance purposes.[6]

CBRE, Inc. has followed traditional appraisal standards to develop a reasonable calculation based upon industry practices and industry-accepted publications such as the Marshall Valuation Service. The methodology employed is a derivation of the cost approach and is not reliable for insurable value estimates. Actual construction costs and related estimates can vary greatly from this estimate.

The insurable value estimate presented herein is intended to reflect the value of the destructible portions of the subject, based on the replacement of physical items that are subject to loss from hazards (excluding indestructible items such as basement excavation, foundation, site work, land value and indirect costs). In the case of the subject, this estimate is based upon the base building costs (direct costs) as obtained via the Marshall Valuation Service handbook, with appropriate deductions.

This analysis should not be relied upon to determine proper insurance coverage as only consultants considered experts in cost estimation and insurance underwriting are qualified to provide an insurable value. It is provided to aid the client/reader/user as part of their overall decision making process and no representations or warranties are made by CBRE, Inc. regarding the accuracy of this estimate and it is strongly recommended that other sources be utilized to develop any estimate of insurable value.

[5]	Marshall & Swift/Boeckh, LLC, Marshall Valuation Service, (Los Angeles: Marshall & Swift/Boeckh, LLC, 2010), Sec 3, p 2.
[6]	Appraisal Institute, The Dictionary of Real Estate Appraisal, 5th ed. (Chicago: Appraisal Institute, 2010), 102.

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INSURABLE VALUE (REPLACEMENT COST) CONCLUSION

Primary Building Type:	Retail	Height per Story:	18’
Effective Age:	15 YRS	Number of Buildings:	2
Condition:	Good	Gross Leasable Area:	185,491 SF
Exterior Wall:	Masonry	Net Rentable Area:	185,491 SF
Number of Stories:	1

Base Building Cost	(via Marshall Valuation Service cost data)		$17,840,360
Insurable Exclusions	10.0% of Total Building Cost		($1,784,036)

Insurable Value (Replacement Cost) Indication			$16,056,324
Rounded			$16,060,000
Value Per SF			$86.58
Compiled by CBRE

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MAGNOLIA CITY PLACE | SALES COMPARISON APPROACH

SALES COMPARISON APPROACH

The following map and table summarize the comparable data used in the valuation of the subject. A detailed description of each transaction is included in the addenda.

SUMMARY OF COMPARABLE RETAIL SALES

		Transaction		Year	GLA	Actual Sale	Adjusted	Price		NOI
No.	Name	Type	Date	Built	(SF)	Price	Sale Price [1]	Per SF [1]	Occ.	Per SF	OAR
1	Decatur Commons, Decatur, AL	Sale	Jul-13	1992	125,548	$13,200,000	$13,200,000	$105.14	85%	$8.71	8.28%
2	Poplar Springs Plaza, Duncan, SC	Sale	May-13	1995	64,038	$7,900,000	$7,900,000	$123.36	95%	$9.04	7.33%
3	Madison Centre, Madison, AL	Sale	May-13	1997	64,837	$7,550,000	$7,550,000	$116.45	96%	$9.07	7.79%
4	Shoppes at Mission Trace, St. Augustine, FL	Sale	Dec-12	2009	61,000	$8,915,000	$8,915,000	$146.15	96%	$10.33	7.07%
5	Barrow Crossing, Winder, GA	Sale	Oct-12	2009	260,700	$37,143,000	$37,143,000	$142.47	94%	$10.71	7.51%
6	Publix At Summer Bay, Clermont, FL	Sale	Aug-12	2002	81,328	$10,000,000	$10,000,000	$122.96	94%	$8.45	6.87%
Subj. Pro Forma	Magnolia City Place, Gardendale, Alabama	—	—	1976/2013	167,675	—	—	—	96%	$7.92	—

[1]	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable)

Compiled by CBRE

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MAGNOLIA CITY PLACE | SALES COMPARISON APPROACH

The sales utilized represent the best data available for comparison with the subject property. The sales were chosen based upon similarity with the subject’s investment characteristics, being Publix-anchored shopping centers. These sales are considered to be most representative of the subject’s market value, as the transactions reflect buyer’s expectations with respect to investment considerations. Due to the limited inventory of recent retail sales in the subject’s region, we were required to broaden our search scope for appropriate properties for comparison.

DISCUSSION/ANALYSIS OF IMPROVED SALES

Improved Sale One

This comparable represents the sale of a renovated community center indentified as Decatur Commons. The property is located in the northwest corner of Beltline Road and Glenn Street, west of Spring Avenue. The center was formerly anchored by a 115,000 SF Wal-Mart, which was razed in redevelopment of the center in 2004. The center is now anchored by Publix, which reportedly had sales of approximately $670 PSF in 2012. The lease with Publix commenced in March 2004 and has a term of 20 years. Underwriting is based on pro forma income and expenses. Income is based on in place income plus vacant space at market rent. Expenses are based on the 2013 budget and recent operating history and include a 3% management fee, $0.15 per square foot non-reimbursable expense and $0.05 per square foot replacement reserves.

The upward adjustment for location reflects this comparable’s inferior feature with respect to its proximity to employment centers and supporting retail and residential development. In terms of age/condition, this comparable was judged inferior due to its older year of renovation and less amount of time remaining on the lease with Publix and received an upward adjustment for this characteristic. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.

Improved Sale Two

This comparable represents a 64,038 square foot, single-story neighborhood shopping center located at 2153 E. Main Street in Duncan, SC. It was built in 1995 and is situated on a 13.69-acre site. At sale, the center was approximately 95% leased overall. The subject is anchored by Publix. At the time of sale, Publix had approximately 10 years of term remaining. Publix’s 2012 sales volume was reported as $413 PSF and was up about 1% over the prior year. Shop space rents in the center range from $14.50 to $19.50 PSF. Underwriting based upon trailing 12-months indicates an OAR of 7.33%.

The upward adjustment for location reflects this comparable’s inferior feature with respect to its proximity to employment centers and supporting retail and residential development. In terms of age/condition, this comparable was judged inferior due to less amount of time remaining on the lease with Publix and received an upward adjustment for this characteristic. With respect to tenancy, this

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comparable was considered superior in this aspect and received a downward adjustment because of the smaller tenant sizes and higher corresponding rental rates. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.

Improved Sale Three

This comparable represents the sale of a Publix-anchored neighborhood shopping center located in Madison, Alabama. The property, known as Madison Centre, is situated on a 9.43 acre site along the north side of Madison Boulevard just west of Shelton Road. The center was built in 1997 and is in good overall condition. The center consists of Publix, which occupies 37,912 square feet, Rite Aid, which occupies 10,125 square feet, and an additional 16,800 square feet of in-line shop space. The leases with Publix and Rite Aid both expire in March 2017 and the lease expirations for the shop space are spread out between May 2014 and June 2018. The NOI reported by the broker was $587,775. According to the broker the center was purchased in May 2013 for $7,550,000 or approximately $116.45 per square foot. The indicated cap rate is 7.79%.

In terms of age/condition, this comparable was judged inferior due to less amount of time remaining on the lease with Publix and received an upward adjustment for this characteristic. With respect to tenancy, this comparable was considered superior in this aspect and received a downward adjustment because of the smaller tenant sizes and higher corresponding rental rates. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.

Improved Sale Four

This property is located at the southwest corner of State Road 16 and Kenton Morrison Road. The center is anchored by a 45,600 SF Publix. The Publix had a sales volume of $539 per square foot in 2011. There are 12 tenant bays, with 4 spaces vacant and vanilla shell, being first generation space. Current tenants include Nail Spa, Nautical Endeavors, a Liquor Store, a Dentist Office, Wasabi Sushi Bistro, Cabo Taco Mexican Grill, Great Wall, and AT&T Wireless. The majority of these local tenants are non-credit tenants. There is a ground lease on the property, which has an annual payment of $178,588. There are 3 vacant outparcels located on the property, which were not included as part of the sale. The in-place cap rate is reportedly near 7.0% The Publix’s lease commenced in October, 2009 and has an initial 20-year term. The base rent is $49,210 per month ($12.95 per SF/YR) with a monthly CAM reimbursement of $3,800 ($1.00 per SF/Yr). The 2012 assessed value is $3,832,380.

The downward adjustment for location reflects this comparable’s superior feature with respect to its proximity to employment centers and supporting retail and residential development. With respect to tenancy, this comparable was considered superior in this aspect and received a downward adjustment because of the smaller tenant sizes and higher corresponding rental rates. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

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Improved Sale Five

This comparable represents the acquisition of a power center identified as Barrow Crossing. The property is located along the east side of Loganville Highway (U.S. Highway 29) and south side of Georgia Highway 316 (University Parkway), in the southern part of Winder and on the primary arterial between Atlanta and Athens. The trade area is growing and has a middle-income profile. The center is anchored by Belk, Publix, TJ Maxx, PetSmart, and Staples; and shadow-anchored by Target. At the time of sale Belk was reporting sales of about $100 PSF, Publix was reporting about $472, and Staples was reporting about $160 PSF. The transaction was reported as a joint venture between Faison, the original developer of the property, and Cole Capital. The center can accommodate up to 91,000 square feet of future development. The underwriting shown reflects actual contract rent in place plus market rent for vacant inline space, a 10% vacancy loss on inline space, triple net expenses based on 2012 operating budget, a 3% management fee, and $0.10 PSF for reserves, based on market terms. The buyer does not disclose actual underwriting. The sale price is reported based on the public disclosure filed at closing.

The upward adjustment for location reflects this comparable’s inferior feature with respect to its proximity to employment centers and supporting retail and residential development. An other category adjustment was considered appropriate for this comparable given the overall market appeal of Belk as an additional anchor and target as a shadow anchor. Because of this superior trait, a downward adjustment was considered appropriate. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

Improved Sale Six

This is the sale of a 77,800 square foot Publix anchored neighborhood shopping center know n as Publix at Summer Bay located at the northwest corner of West Irlo Bronson Memorial Highway and Encore Lake Magic RV Resort in Clermont, FL. The sale also included a ground leased outparcel to Hess Corporation with 8 years remaining plus options. The Publix lease was executed in 2006 and has 9 years remaining plus 6, 5-yr options. Publix sales were reported to be approximately $330/SF. The sale was part of a portfolio sale of four Publix anchored shopping centers and one Fresh Market anchored shopping center located in Florida. Multiple verifications reported that the overall portfolio capitalization rate was between 6.5% and 7.0%. Based on existing income at the time of sale and a 5.51% overall vacancy and collection loss, the capitalization rate was 6.85%. Real Estate taxes were increased to reflect reassessment upon sale, and capital reserves for replacement were below the line and not deducted from the cash flow.

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The downward adjustment for location reflects this comparable’s superior feature with respect to its proximity to employment centers and supporting retail and residential development. In terms of age/condition, this comparable was judged inferior due to less amount of time remaining on the lease with Publix and received an upward adjustment for this characteristic. With respect to tenancy, this comparable was considered superior in this aspect and received a downward adjustment because of the smaller tenant sizes and higher corresponding rental rates. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

SUMMARY OF ADJUSTMENTS

Based on our comparative analysis, the following chart summarizes the adjustments warranted to each comparable.

RETAIL SALES ADJUSTMENT GRID

Comparable Number	1	2	3	4	5	6	Subj. Pro Forma
Transaction Type	Sale	Sale	Sale	Sale	Sale	Sale	—
Transaction Date	Jul-13	May-13	May-13	Dec-12	Oct-12	Aug-12	—
Year Built	1992/2004	1995	1997	2009	2009	2002	1976/2013
GLA (SF)	125,548	64,038	64,837	61,000	260,700	81,328	185,491
Actual Sale Price	$13,200,000	$7,900,000	$7,550,000	$8,915,000	$37,143,000	$10,000,000	—
Adjusted Sale Price [1]	$13,200,000	$7,900,000	$7,550,000	$8,915,000	$37,143,000	$10,000,000	—
Price Per SF [1]	$105.14	$123.36	$116.45	$146.15	$142.47	$122.96	—
Occupancy	85%	95%	96%	96%	94%	94%	94%
NOI Per SF	$8.71	$9.04	$9.07	$10.33	$10.71	$8.45	$9.19
OAR	8.28%	7.33%	7.79%	7.07%	7.51%	6.87%	—

Adj. Price Per SF	$105.14	$123.36	$116.45	$146.15	$142.47	$122.96

Property Rights Conveyed	0%	0%	0%	0%	0%	0%
Financing Terms [1]	0%	0%	0%	0%	0%	0%
Conditions of Sale	0%	0%	0%	0%	0%	0%
Market Conditions (Time)	0%	0%	0%	0%	0%	0%

Subtotal - Price Per SF	$105.14	$123.36	$116.45	$146.15	$142.47	$122.96

Location	15%	5%	0%	-10%	5%	-10%
Size	0%	0%	0%	0%	0%	0%
Age/Condition	10%	10%	10%	0%	0%	10%
Quality of Construction	0%	0%	0%	0%	0%	0%
Traffic Counts/Exposure	0%	0%	0%	0%	0%	0%
Parking	0%	0%	0%	0%	0%	0%
Tenancy	0%	-5%	-5%	-5%	0%	-5%
Other	0%	0%	0%	0%	-10%	0%

Total Other Adjustments	25%	10%	5%	-15%	-5%	-5%

Indicated Value Per SF	$131.43	$135.70	$122.27	$124.23	$135.35	$116.81

[1]	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable)

Compiled by CBRE

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SALE PRICE PER SQUARE FOOT CONCLUSION

The comparables above are all anchored by Publix grocery stores and are considered to be representative of the subject property. Comparables One and Five are most similar to the subject with respect to size in that they have additional large suites other than the Publix anchor. Comparable One, which was a redevelopment project, had less time remaining on the anchor lease. Comparable Five has additional overall market appeal due to Belk as an additional anchor and Target as a shadow anchor. Based on the preceding analysis of each comparable and the foregoing adjustment grid, a price per square-foot indication within the middle portion of the adjusted range was considered most appropriate for the subject. The following table presents the valuation conclusion:

SALES COMPARISON APPROACH

GLA (SF)	X	Value Per SF	=	Value
185,491	X	$120.00	=	$22,258,920
185,491	X	$135.00	=	$25,041,285

VALUE CONCLUSION
Indicated Stabilized Value	$23,500,000
Lease-Up Discount	($10,300,000)

Value Indication	$13,200,000
Value Per SF	$71.16
Compiled by CBRE

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INCOME CAPITALIZATION APPROACH

The following map and table summarize the comparable data used in the valuation of the subject. A detailed description of each transaction is included in the addenda.

SUMMARY OF COMPARABLE RETAIL RENTALS

Comp.			Year			Quoted	Expense	Pass Thru/
No.	Property Name	Location	Built	Occ.	GLA (SF)	Rental Rate	Basis	Stop Amt.
1	Edgemont Town Center	437 Green Springs Highway, Homewood, AL	2003	91%	77,655	$16.00 PSF	NNN	$3.61
2	Trace Crossing	AL Highway 150 at Stadium Trace, Hoover, AL	2002	98%	74,130	$16.00 PSF	NNN	$3.50
3	Pelham Towne Center	365 Huntley Parkway, Pelham, AL	2008	90%	74,008	$15.00 PSF	NNN	$2.80
4	Lee Branch Shopping Center	410 Doug Baker Boulevard, Birmingham, AL	2002	96%	194,629	$22.00 PSF	NNN	$5.46
Subj.	Magnolia City Place	655 Fieldstown Road, Gardendale, Alabama	1976/ 2013	60%	167,675	—	—

Compiled by CBRE

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The rentals utilized represent the best data available for comparison with the subject property. The local market has been analyzed and presented in the narrative sections below.

The following table shows a summary of the space allocation for the subject.

MARKET RENT CATEGORIES

Space Allocation	Size
Anchors	106,737 SF
Jr. Anchors	50,918 SF
In-Line - Large	16,020 SF
In-Line - Small	10,000 SF
Restaurant	1,816 SF
Compiled by CBRE

DISCUSSION/ANALYSIS OF RENT COMPARABLES

With regard to the comparables, the selected rent comparables are considered similar to the subject in terms of location and physical characteristics.

Rent Comparable One

This comparable represents a 77,655 square foot Publix-anchored shopping center that is located in Homewood, Alabama. The property is situated along the east side of Green Springs Highway just south of Oxmoor Road. The center was completed in late 2003 and is considered to be in good condition. The center is approximately 91% occupied with three spaces vacant and available. The available spaces are in the 2,000 to 2,400 square foot range. Contract lease rates generally range from $17.00 to $20.00 per square foot and at one point lease rates were as high as $25.00 to $26.00 per square foot. The leases with higher rates were signed prior to 2006 for five to ten year terms. Due to economic conditions, asking rates are below the range of in place rental rates. The quoted rental rate is $16.00 per square foot on a triple net basis. Free rent and tenant improvement allowances are negotiable. This center has maintained stabilized occupancy primarily due to a strong anchor tenant in Publix.

This comparable was similar in comparison to the subject and a no adjustment was required.

Rent Comparable Two

This comparable represents a 74,130 square foot neighborhood retail center located in Hoover, Alabama, a southern suburb of Birmingham. The center is situated on the northeast quadrant of State Highway 150 and Stadium Trace Boulevard. The center is anchored by a 51,420 square foot Publix and has 22,170 square feet of in-line shop space. As of August 2013 the final space was being leased to get the center to 100% occupancy. As of February 2014 there is one 1,600 square foot vacant space that was formerly a tanning salon. The quoted lease rate for the vacant space is $16.00

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per square foot and the most recent lease was slightly below the quoted rate. Leases are on a triple net basis and expense reimbursements are estimated to be approximately $3.50 per square foot. Lease terms are three to five years. Tenant improvement allowances are negotiable up to approximately $10.00 per square foot depending on the tenant. Visibility is limited due to the fact that that the site is above road grade but Publix does a high volume and traffic in the center is good.

This comparable was similar in comparison to the subject and a no adjustment was required.

Rent Comparable Three

This comparable represents a 74,008 square foot Publix-anchored neighborhood shopping center located in Pelham, Alabama. The property is situated in the southwest quadrant of Highway 52 and Huntley Parkway, about one-third of a mile east of Interstate 65. The center was completed in 2008 and is in good overall condition. The center offers good access and moderate exposure on a primary neighborhood corridor, in a growing a suburb south of Birmingham. The center is approximately 90% occupied with three vacant spaces. The vacant spaces range from 2,000 to 3,200 square feet. The quoted lease rate for the vacant spaces is $15.00 per square foot. Leases are on a triple net basis and expense reimbursements are approximately $2.80 per square foot. Lease rates for existing tenants were in the upper teens but have dipped slightly. Tenant improvement allowances and free rent are negotiable depending on the tenant.

This comparable was similar in comparison to the subject and a no adjustment was required.

Rent Comparable Four

This comparable represents a 194,629 square foot neighborhood/community shopping center located in Birmingham, Alabama. The property is situated along the west side of US Highway 280 at Doug Baker Boulevard. The center features good access and visibility from the highway. It was built in 2002 and is considered to be in good condition. The center is anchored by Publix and Academy Sports with an additional 69,300 square feet of in-line shop space. Anchor rental rates are $7.62 and $11.75 per square foot and in-line rental rates typically range from $18.00 to $24.00 per square foot. The quoted rate for vacant in-line space is $21.50 per square foot on a triple net basis. Expense pass-thrus are estimated at $5.46 per square foot. Tenant improvement allowance for local tenants would not likely be offered but credit tenants may get up to $10.00 per square foot depending on the term. Free rent is possible up to three months.

This comparable was similar in comparison to the subject and a no adjustment was required.

SUPPLEMENTAL LEASE ANALYSIS

The following table presents recent anchor and junior anchor lease terms negotiated for space within comparable shopping centers.

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Anchor and Junior Anchor Tenants

SUPPLEMENTAL ANCHOR LEASE DATA

Lease Start	Size (SF)	Tenant	City	State	Rent ($/SF)	Term (Yrs.)
July-12	58,895	Hobby Lobby	Birmingham	AL	$4.50	2
June-13	52,091	Restaurant Depot	Birmingham	AL	$3.50	10
November-12	50,854	America’s Thrift of Alabama	Mobile	AL	$2.75	5
August-11	48,000	Dick’s	Daphne	AL	$8.00	10
April-13	35,000	Nordstrom Rack	Birmingham	AL	$11.50	10
October-10	32,066	Burke’s	Florence	AL	$4.50	5
October-10	28,500	Big Lots	Huntsville	AL	$7.00	5
May-10	26,998	Earth Fare	Huntsville	AL	$12.50	15
October-12	25,340	Home Goods	Huntsville	AL	$7.25	10
September-12	24,000	Office Max	Birmingham	AL	$4.50	5
November-12	16,114	Fresh Market	Daphne	AL	$11.00	10
February-11	15,459	Jo-Ann Fabrics	Huntsville	AL	$9.00	11
November-10	14,922	Powerhouse Gym	Huntsville	AL	$11.00	10
October-11	14,243	Guitar Center	Huntsville	AL	$11.97	10

Compiled by CBRE

Restaurant Tenants

COMPARABLE RESTAURANT RENTALS

Property Name	Year Built	Lease Date	GLA (SF)	Rent ($/SF)	Lease Term	City	State
Starbucks	2004	2004	1,650	$40.50	10	Montgomery	AL
Starbucks	2006	2006	1,650	$42.66	10	Tupelo	MS
Starbucks	2007	2007	1,859	$63.89	10	Pensacola	FL
Starbucks	2008	2008	1,850	$52.76	10	Kingsport	TN
Starbucks	2008	2008	2,000	$60.00	15	Columbus	GA
Starbucks	1974/2006	2011	3,183	$33.50	10	Dunwoody	GA

Average			2,032	$48.89

Compiled by CBRE

MARKET RENT ESTIMATE

Anchor and Junior Anchor Space

The subject’s anchor and junior anchor space categories currently have existing lease rates of $5.50 and $19.00 per square foot. The lease comparables provided indicate a range from $2.75 to $12.50 per square foot, with the subject appropriately positioned within the middle to upper portion of this range.

We have placed emphasis on the subject’s contract terms, the terms of comparable leases and discussions with market participants. We have concluded market rent of $7.00 for the anchor space category and $10.00 per square foot for junior anchor space category. This is generally supported by the indication of the surveyed comparables.

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Large and Small In-Line Space

The subject’s large and small in-line space categories currently have existing lease rates of $9.85 to $27.50 per square foot. The rent comparables provided indicate a range of lease rates from approximately $15.00 to $22.00 per square foot, with the subject appropriately positioned within the lower to middle portion of this range.

We have placed emphasis on the subject’s contract terms, the terms of comparable leases and discussions with market participants. We have concluded market rent of $15.00 per square foot for large in-line space category and $18.00 per square foot for the small in-line space category. This is generally supported by the indication of the surveyed comparables.

Restaurant Space

The subject’s restaurant space category currently has an existing lease rate of $40.00 per square foot. The rent comparables provided indicate a range from $33.50 to $63.89 per square foot, with the subject appropriately positioned within the middle portion of this range.

We have placed emphasis on the subject’s contract terms, as well as the market comparables, and concluded market rent the restaurant space at $40.00 per square foot.

Please recognize that our concluded rates are a single average for each category and reflect a range of market rent for this category. No single tenant lease should be considered above or below market as measured against the concluded average, as the average does not reflect individual differences in quality for each tenant bay, but rather reflect an appropriate average for the space included in the category as a whole.

Base Rental Rate

The estimate of base rental rates is shown in the following chart.

BASE RENTAL RATES

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Subject’s Actual/Quoted Terms	$5.50-$11.85	$7.85-$7.25	$9.35-$11.00	$19.00-$22.18	$40.00
Rent Comparables and/or Broker Data	$2.75-$11.50	$4.50-$12.50	$16.00-$20.00	$16.00-$20.00	$33.50-$63.89
CBRE Estimate	$7.00	$10.00	$15.00	$18.00	$40.00

Compiled by CBRE

Within this analysis, potential rental income is estimated based upon the actual income in-place with market rental rates applied to any vacancy. Therefore, the existing contract lease rates have been utilized within both the direct capitalization method and the discounted cash flow analysis with market rent applied to vacant space.

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Concessions

The estimate of concessions is shown in the following chart.

CONCESSIONS

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Rent Comparables and/or Broker Data	0-12 Months	0-12 Months	0-6 Months	0-6 Months	0-6 Months
CBRE Estimate	3 Months	3 Months	2 Months	2 Months	6 Months

Compiled by CBRE

Reimbursements

The estimate of reimbursements is shown in the following chart.

REIMBURSEMENTS

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Subject’s Actual/Quoted Terms	NNN	NNN	NNN	NNN	NNN
Rent Comparables and/or Broker Data	NNN	NNN	NNN	NNN	NNN
CBRE Estimate	NNN	NNN	NNN	NNN	NNN

Compiled by CBRE

Escalations

The market rental rate for the subject is a base rate and does not include potential annual escalations.

Due to current market conditions, escalations are not typically prevalent in leases with terms less than five years. However, leases that exceed five years may include a step increase equivalent to cumulative CPI increases or a defined increase, usually between 5% and 15%, every five years through the term. Therefore, we conclude market rent escalations at 0% for the subject in-line space and step increases at 10% after the fifth year of the lease for the subject anchor and junior anchor space.

Tenant Improvements

The estimate of tenant improvements is shown in the following chart.

TENANT IMPROVEMENTS

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Rent Comparables and/or Broker Data
New Tenants	$0.00-$40.00	$0.00-$40.00	$0.00-$20.00	$0.00-$20.00	$0.00-$20.00
Renewals	$0.00-$5.00	$0.00-$5.00	$0.00-$5.00	$0.00-$5.00	$0.00-$5.00
CBRE Estimate
New Tenants	$20.00	$15.00	$10.00	$10.00	$20.00
Renewals	$0.00	$0.00	$0.00	$0.00	$0.00

Compiled by CBRE

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Lease Term

The estimate of lease terms is shown in the following chart.

LEASE TERM

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Subject’s Actual/Quoted Terms	15-20 YRS	5-10 YRS	5-10 YRS	3-7 YRS	10 YRS
Rent Comparables and/or Broker Data	10-20 YRS	5-15 YRS	5-10 YRS	3-5 YRS	10-15 YRS
CBRE Estimate	10 YRS	7 YRS	5 YRS	5 YRS	10 YRS

Compiled by CBRE

MARKET RENT CONCLUSIONS

The following chart shows the market rent conclusions for the subject:

MARKET RENT CONCLUSIONS

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
GLA (SF)	106,737	50,918	16,020	10,000	1,816
Percent of Total SF	57.5%	27.5%	8.6%	5.4%	1.0%
Market Rent ($/SF/Yr.)	$7.00	$10.00	$15.00	$18.00	$40.00
Concessions	3 Months	3 Months	2 Months	2 Months	6 Months
Reimbursements	NNN	NNN	NNN	NNN	NNN
Annual Escalation	10% in Yr 6	10% in Yr 6	None	None	10% in Yr 6
Tenant Improvements (New Tenants)	$20.00	$15.00	$10.00	$10.00	$20.00
Tenant Improvements (Renewals)	$0.00	$0.00	$0.00	$0.00	$0.00
Average Lease Term	10 Years	7 Years	5 Years	5 Years	10 Years

Compiled by CBRE

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RENT ROLL ANALYSIS

The subject’s rent roll is illustrated as follows:

RENT ROLL ANALYSIS
Suite		Lease	Lease	Term	Size (GLA)		Contract Rental Rate
No.	Tenant	Start	Expiration	(Mos.)	SF	% Total	$/SF/Yr.	$/Yr.
301	Hobby Lobby	Jul-03	Jun-18	180	61,137	33.0%	$5.50	$336,254
201	Publix	Nov-14	Dec-34	242	45,600	24.6%	$11.85	$540,360
302	TJ Maxx	Nov-14	Nov-24	120	26,918	14.5%	$7.25	$195,156
207	Dollar Tree	Apr-14	Apr-18	49	12,000	6.5%	$5.85	$70,200
303	Petco	Jan-15	Dec-24	120	12,000	6.5%	$19.00	$228,000
206	Shoe Show	Apr-14	Aug-24	125	5,200	2.8%	$9.85	$51,220
304	Aspen Dental	Jan-15	Dec-24	120	4,000	2.2%	$27.50	$110,000
203	CATO	Nov-06	Jan-17	123	3,900	2.1%	$11.00	$42,900
202	Palm Beach Tan	Jan-15	Dec-19	60	2,920	1.6%	$20.00	$58,400
401	Starbucks	Sep-14	Aug-24	120	1,816	1.0%	$40.00	$72,640
204	Firehouse Subs	Jan-15	Dec-19	60	1,800	1.0%	$20.00	$36,000
106	Head Start	Aug-99	Jul-17	216	1,500	0.8%	$19.05	$28,575
101	Republic Finance	Nov-14	Dec-18	50	1,500	0.8%	$21.00	$31,500
102	H&R Block	May-10	Apr-15	60	1,000	0.5%	$21.00	$21,000
205	AccuQuest	Aug-14	Jul-19	60	1,200	0.6%	$21.00	$25,200
105	Nail Model	Apr-08	Dec-19	141	1,000	0.5%	$23.01	$23,010
104	Gold Plus	Jan-15	Dec-19	60	1,000	0.5%	$20.00	$20,000
103	State Farm	Jan-15	Dec-19	60	1,000	0.5%	$20.00	$20,000
OP	Wells Fargo	Oct-03	Dec-43	483	—	0.0%		$46,200

Occupied Subtotals					185,491	100.0%	$10.55	$1,956,614

Property Totals - Contract Rent					185,491	100.0%	$10.55	$1,956,614
Property Totals - Market Rent					185,491	100.0%	$9.43	$1,749,279

Compiled by CBRE

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Lease Expiration Schedule

The subject’s scheduled lease expiration for the holding period is shown as follows:

LEASE EXPIRATION SCHEDULE
Year	Ending	Sq. Ft.	% of Total
Year 1	Feb-14	26,031	14.03%
Year 2	Feb-15	0	0.00%
Year 3	Feb-16	3,900	2.10%
Year 4	Feb-17	0	0.00%
Year 5	Feb-18	74,637	40.24%
Year 6	Feb-19	8,920	4.81%
Year 7	Feb-20	0	0.00%
Year 8	Feb-21	0	0.00%
Year 9	Feb-22	3,900	2.10%
Year 10	Feb-23	1,500	0.81%
Year 11	Feb-24	59,154	31.89%

Compiled by CBRE

The expiration schedule shows 26,031 square feet expiring in Year One; however, this includes Dollar Tree and Shoe Show, who will both be relocated within the center.

The only major near-term expiration is in Year Five, when the leases with Hobby Lobby and Dollar Tree expire. The leases with Publix and TJ Maxx expire beyond the end of the analysis period. Full lease rollover may be viewed in the Argus supporting schedule for lease expiration.

Anticipated Changes/Rollover to Rent Roll

The rent roll reflects the changes from the proposed renovation. No other significant anticipated changes to the rent roll due to defaults or additional leasing activity were reported.

POTENTIAL RENTAL INCOME CONCLUSION

Within this analysis, potential rental income is estimated based upon the actual income over the coming 12-month period with market lease rates applied to vacant spaces.

OPERATING HISTORY

In estimating the subject’s pro forma operating data, historical operating data have been analyzed. The following table presents the available operating data for the subject.

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OPERATING HISTORY
Year-Occupancy	2010		2011		2012		2013 (Jan- Apr)
	Total	$/SF	Total	$/SF	Total	$/SF	Total	$/SF
Income
Rental Income	$628,344	$4.01	$630,647	$4.03	$614,025	$3.92	$206,347	$1.32
Other Income	(277)	($0.00)	200	$0.00	100	$0.00	0	$0.00
Expense Reimbursements	99,273	$0.63	103,633	$0.66	86,987	$0.56	28,337	$0.18

Effective Gross Income	$727,340	$4.64	$734,480	$4.69	$701,112	$4.48	$234,684	$1.50
Expenses
Real Estate Taxes	$85,794	$0.55	$87,455	$0.56	$74,054	$0.47	$0	$0.00
Property Insurance	29,335	$0.19	29,185	$0.19	28,874	$0.18	9,582	$0.06
Common Area Maintenance	89,872	$0.57	93,015	$0.59	93,838	$0.60	29,975	$0.19
Management Fee ¹	31,417	$0.20	31,379	$0.20	30,626	$0.20	10,317	$0.07
Nonreimbursible Landlord Expense	11,349	$0.07	10,357	$0.07	10,005	$0.06	49,480	$0.32
Reserves for Replacement	—	$0.00	—	$0.00	—	$0.00	—	$0.00

Operating Expenses	$247,767	$1.58	$251,392	$1.60	$237,397	$1.52	$99,354	$0.63

Net Operating Income	$479,573	$3.06	$483,088	$3.08	$463,714	$2.96	$135,329	$0.86
¹ (Mgmt. typically analyzed as a % of EGI)	4.3%		4.3%		4.4%		4.4%
Annualized Amounts Represent January through April

Source: Operating statements

VACANCY

The subject’s estimated stabilized occupancy rate was previously discussed in the market analysis. The subject’s vacancy is detailed as follows:

VACANCY
Year	% PGI
Current	39.5%
CBRE Estimate	5.5%

Compiled by CBRE

Due to the creditworthiness of the major tenants, we have excluded Publix and Hobby Lobby from vacancy and collection loss within our analysis. The vacancy estimate for the subject is on the basis of a 10% deduction applied against the scheduled rental revenues of the remaining tenant income. The following table presents the weighted-average calculation of the vacancy deduction.

STABILIZED VACANCY LOSS CALCULATION
Tenancy	% of Inc.		Vacancy
Anchor Tenants	44.9%	x	0.0%	=	0.0000
In-line Tenants	55.1%	x	10.0%	=	0.0551

					0.0551
Indicated Stabilized Vacancy					5.5%

Compiled by CBRE

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CREDIT LOSS

The credit loss estimate is an allowance for nonpayment of rent or other income. The subject’s credit loss is detailed as follows:

CREDIT LOSS
Year	% PGI
CBRE Estimate	0.6%

Compiled by CBRE

This analysis reflects logic similar to that applied for the vacancy allowance above, but utilizing a credit loss rate of 1.0%. The following table presents the basis of the credit loss deduction.

STABILIZED CREDIT LOSS CALCULATION
Tenancy	% of Inc.		Credit Loss
Anchor Tenants	44.9%	x	0.0%	=	0.0000
In-line Tenants	55.1%	x	1.0%	=	0.0055

					0.0055
Indicated Stabilized Credit Loss					0.6%

Compiled by CBRE

PERCENTAGE RENT INCOME

Percentage rents are not typically included in discounted flow analyses performed by investors in the current market when analyzing perspective centers for acquisition, unless substantial historical data supports otherwise. Therefore, for this assignment, we have not included any percentage rental income due to the uncertainty involved.

EXPENSE REIMBURSEMENTS

The subject’s leases are typically based on a triple net structure whereby the tenant reimburses the owner for a pro rata share of various expenses. Those expenses considered to be eligible for reimbursement are as follows:

Expenses Eligible for Reimbursement:
Real Estate Taxes
Property Insurance
Common Area Maintenance
Management Fee

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The subject’s expense reimbursements are detailed as follows:

EXPENSE REIMBURSEMENTS
Year	Total	$/SF
2010	$99,273	$0.54
2011	$103,633	$0.56
2012	$86,987	$0.47
2013 (Jan-Apr)	$28,337	$0.15
CBRE Estimate - As Is	$341,354	$1.84
CBRE Estimate - As Stabilized	$574,637	$3.10

Compiled by CBRE

Our estimate is based on the terms of the leases, the concluded market terms and our expense pro forma, therefore the estimate is considered reasonable for the operation of the subject. The pro forma estimate is above the historical data due to higher real estate tax and common area maintenance estimates. The higher expenses are reasonable as the center will be completely renovated and operated as a higher-end retail property.

EFFECTIVE GROSS INCOME

The subject’s effective gross income is detailed as follows:

EFFECTIVE GROSS INCOME
Year	Total	$/SF
2010	$727,340	$3.92
2011	$734,480	$3.96
2012	$701,112	$3.78
2013 (Jan-Apr)	$234,684	$1.27
CBRE Estimate - As Is	$1,347,991	$7.27
CBRE Estimate - As Stabilized	$2,377,950	$12.82

Compiled by CBRE

Based on the foregoing, the pro forma estimate appears reasonable for the operation of the subject.

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OPERATING EXPENSE ANALYSIS

Expense Comparables

The following chart summarizes expenses obtained from recognized industry publications and/or comparable properties.

EXPENSE COMPARABLES
Comparable Number	1	2	3
Location	Alabama	Alabama	Alabama
GLA (SF)	110,665	82,215	172,262
Expense Year	2012	2012	2011

Effective Gross Income	$12.09	$13.83	$15.95

Expenses	$/SF	$/SF	$/SF

Real Estate Taxes	$0.93	$0.88	$1.45
Property Insurance	0.13	0.13	0.52
Common Area Maintenance	1.17	0.86	1.92
Management Fee ¹	0.52	0.40	0.65
Nonreimbursible Landlord Expense	0.05	0.35	0.02
Reserves for Replacement	—	—	—

Operating Expenses	$2.80	$2.63	$4.57 [2]
Operating Expense Ratio	23.2%	19.0%	28.7%
¹ (Mgmt. typically analyzed as a % of EGI)	4.3%	2.9%	4.1%
² The median total differs from the sum of the individual amounts.

Compiled by CBRE

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The following subsections represent the analysis for the pro forma estimate of each category of the subject’s stabilized expenses.

Real Estate Taxes

The real estate taxes for the subject were previously discussed. The subject’s expense is detailed as follows:

REAL ESTATE TAXES
Year	Total	$/SF
2010	$85,794	$0.46
2011	$87,455	$0.47
2012	$74,054	$0.40
2013 (Jan-Apr)	$0	$0.00
Expense Comparable 1	N/A	$0.93
Expense Comparable 2	N/A	$0.88
Expense Comparable 3	N/A	$1.45
CBRE Estimate - As Is	$185,892	$1.00
CBRE Estimate - As Stabilized	$190,152	$1.03

Compiled by CBRE

Our estimate is based on the subject’s pro forma tax assessment, which was discussed further in the Tax Analysis section of this report. Therefore, we believe our estimate is reasonable. This expense is typically recoverable from the tenants.

Property Insurance

Property insurance expenses typically include fire and extended coverage and owner’s liability coverage. The subject’s expense is detailed as follows:

PROPERTY INSURANCE
Year	Total	$/SF
2010	$29,335	$0.16
2011	$29,185	$0.16
2012	$28,874	$0.16
2013 (Jan-Apr)	$9,582	$0.05
Expense Comparable 1	N/A	$0.13
Expense Comparable 2	N/A	$0.13
Expense Comparable 3	N/A	$0.52
CBRE Estimate - As Is	$37,098	$0.20
CBRE Estimate - As Stabilized	$37,948	$0.20

Compiled by CBRE

Our pro forma estimate is within the range of the expense levels indicated by similar properties and slightly above the available historical financial data. We believe our estimate is reasonable. This expense is typically recoverable from the tenants.

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Common Area Maintenance

Common area maintenance expenses typically include utilities, parking lot sweeping and maintenance, and routine repairs and maintenance of the building and site improvements. The subject’s expense is detailed as follows:

COMMON AREA MAINTENANCE
Year	Total	$/SF
2010	$89,872	$0.48
2011	$93,015	$0.50
2012	$93,838	$0.51
2013 (Jan-Apr)	$29,975	$0.16
Expense Comparable 1	N/A	$1.17
Expense Comparable 2	N/A	$0.86
Expense Comparable 3	N/A	$1.92
CBRE Estimate - As Is	$278,237	$1.50
CBRE Estimate - As Stabilized	$284,613	$1.53

Compiled by CBRE

Our pro forma estimate is within the range of the expense levels indicated by similar properties. Our pro forma estimate is above the available historical financial data due to expected increases in the common area maintenance upon completion of the renovations. The center was previously operated as a “low-end” center with less money spent on repairs and maintenance. We believe our estimate is reasonable and supported. This expense is typically recoverable from the tenants.

Management Fee

Management expenses are typically negotiated as a percentage of collected revenues (i.e., effective gross income). The subject’s expense is detailed as follows:

MANAGEMENT FEE
Year	Total	% EGI
2010	$31,417	4.3%
2011	$31,379	4.3%
2012	$30,626	4.4%
2013 (Jan-Apr)	$10,317	4.4%
CBRE Estimate - As Is	$53,920	4.0%
CBRE Estimate - As Stabilized	$95,118	4.0%

Compiled by CBRE

Professional management fees in the local market range from 2.0% to 5.0% for comparable properties. Given the subject’s size and the competitiveness of the local market area, we believe an appropriate management expense for the subject would be within the upper portion of the market range. This expense is typically recoverable from the tenants.

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Other Non-reimbursable Landlord Expense

Landlord expenses that are not eligible for tenant reimbursement typically include marketing, administrative, and maintenance costs that cannot be recovered. The subject’s expense is detailed as follows:

NONREIMBURSIBLE LANDLORD EXPENSE
Year	Total	$/SF
2010	$11,349	$0.06
2011	$10,357	$0.06
2012	$10,005	$0.05
2013 (Jan-Apr)	$49,480	$0.27
Expense Comparable 1	N/A	$0.05
Expense Comparable 2	N/A	$0.35
Expense Comparable 3	N/A	$0.02
CBRE Estimate - As Is	$37,098	$0.20
CBRE Estimate - As Stabilized	$37,948	$0.20

Compiled by CBRE

This expense can vary, as shown by the expense comparables. Considering the operating history and indication of the comparables, we have included an estimate of $0.20 per square foot for the base year of the analysis.

Reserves for Replacement

Capital improvements, or reserves for replacements, typically include an allowance for replacement for roof covers, paving, HVAC, and other short-lived items. Property owners and managers seldom establish separate accounts for reserves. Therefore, reserves for replacement have been estimated based on discussions with knowledgeable market participants who indicate a range from $0.10 to $0.25 per square foot for comparable properties. We have included an estimate of $0.15 per square foot for the base year of the analysis. Reserves for capital repairs are considered an operating expense for properties like the subject and thus, are included before the calculation of net operating income. This is consistent with current investor underwriting.

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OPERATING EXPENSE CONCLUSION

The subject’s expense is detailed as follows:

OPERATING EXPENSES
Year	Total	$/SF
2010	$247,767	$1.34
2011	$251,392	$1.36
2012	$237,397	$1.28
2013 (Jan-Apr)	$99,354	$0.54
Expense Comparable 1	N/A	$2.80
Expense Comparable 2	N/A	$2.63
Expense Comparable 3	N/A	$4.57
CBRE Estimate - As Is	$620,068	$3.34
CBRE Estimate - As Stabilized	$673,603	$3.63

Compiled by CBRE

The subject’s per square foot operating expense pro forma is in line with the range of the total per square foot operating expenses indicated by the expense comparables. It is above the available historical financial data due to projected increases in several expenses upon completion of the proposed renovations. We believe our estimate is reasonable and supported.

NET OPERATING INCOME CONCLUSION

The subject’s net operating income is detailed as follows:

NET OPERATING INCOME
Year	Total	$/SF
2010	$479,573	$2.59
2011	$483,088	$2.60
2012	$463,714	$2.50
2013 (Jan-Apr)	$135,329	$0.73
CBRE Estimate - As Is	$727,923	$3.92
CBRE Estimate - As Stabilized	$1,704,347	$9.19

Compiled by CBRE

Based on the foregoing, the pro forma estimate appears reasonable for the operation of the subject.

DIRECT CAPITALIZATION

Direct capitalization is a method used to convert a single year’s estimated stabilized net operating income into a value indication. The following subsections represent different techniques for deriving an overall capitalization rate for direct capitalization.

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Comparable Sales

The overall capitalization rates (OARs) confirmed for the comparable sales analyzed in the sales comparison approach are as follows:

COMPARABLE CAPITALIZATION RATES
Sale	Sale Date	Sale Price $/SF	Occupancy	OAR Basis	OAR
1	Jul-13	$105.14	85%	Pro Forma	8.28%
2	May-13	$123.36	95%	Existing	7.33%
3	May-13	$116.45	96%	Existing	7.79%
4	Dec-12	$146.15	96%	Pro Forma	7.07%
5	Oct-12	$142.47	94%	Pro Forma	7.51%
6	Aug-12	$122.96	94%	Pro Forma	6.87%
Indicated OAR:			94%		6.87%-8.28%

Compiled by: CBRE

The overall capitalization rates for these sales were derived based upon the actual or pro forma income characteristics of the property. Each of these sales depicts a somewhat similar tenancy structure with regard to stability, credit rating and pulling power. Overall, an OAR in the middle portion of the range indicated by the comparables is considered appropriate.

Published Investor Surveys

The results of the most recent investor surveys are summarized in the following chart.

OVERALL CAPITALIZATION RATES
Investment Type	OAR Range	Average
CBRE Community Centers
Class A	5.00% - 9.50%	6.74%
Class B	6.00% - 12.00%	7.89%
Class C	7.00% - 14.00%	9.38%
PwC Strip Shopping Center
National Data	5.00% - 10.00%	6.98%
Indicated OAR:		7.00%-8.00%

Compiled by: CBRE

The subject is considered to be a Class B property in a secondary market. Because of the subject’s age, location and tenancy, an OAR below the CBRE Class B Community Center average and above the PwC Strip Shopping Center average indicated is considered appropriate.

Band of Investment

The band of the investment technique has been utilized as a crosscheck to the foregoing techniques. The Mortgage Interest Rate and the Equity Dividend Rate (EDR) are based upon current market yields for similar investments.

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BAND OF INVESTMENT
Mortgage Interest Rate	5.25%
Mortgage Term (Amortization Period)	25 Years
Mortgage Ratio (Loan-to-Value)	75%
Mortgage Constant (monthly payments)	0.07191
Equity Dividend Rate (EDR)	8%

Mortgage Requirement	75%	x	0.07191	=	0.05393
Equity Requirement	25%	x	0.08000	=	0.02000

	100%				0.07393

Indicated OAR:					7.40%

Compiled by: CBRE

Capitalization Rate Conclusion

The following chart summarizes the OAR conclusions.

OVERALL CAPITALIZATION RATE - CONCLUSION
Source	Indicated OAR
Comparable Sales	6.87%-8.28%
National Investor Survey	7.00%-8.00%
Band of Investment	7.40%
CBRE Estimate	7.25%

Compiled by: CBRE

In some scenarios As Is and As Stabilized cap rates would be shown separately for properties operating below stabilized occupancy. Due to the planned renovations at the subject property, and the proposed lease-up of the vacant space, a direct capitalization of income in place would most likely not be utilized for the subject property.

In concluding an overall capitalization rate for the subject, primary reliance has been placed upon the data obtained from the comparable sales. This data tends to provide the most accurate depiction of both buyer’s and seller’s expectations within the market. Further secondary support for our conclusion is noted via the CBRE National Investor Survey, the PwC Real Estate Investor Survey and the band of investment methodology. Considering the data presented, the concluded overall capitalization rate appears to be well supported in the local market.

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Direct Capitalization Summary

A summary of the direct capitalization at stabilized occupancy is illustrated in the following chart.

DIRECT CAPITALIZATION SUMMARY
		$/SF/Yr	Total
Income
Potential Rental Income		$10.55	$1,956,831
Vacancy	5.51%	(0.58)	(107,882)
Credit Loss	0.55%	(0.06)	(10,788)

Net Rental Income		$9.91	$1,838,161

Expense Reimbursements		3.10	574,637
Vacancy & Credit Loss	6.06%	(0.19)	(34,848)

Effective Gross Income		$12.82	$2,377,950

Expenses
Real Estate Taxes		$1.03	$190,152
Property Insurance		$0.20	37,948
Common Area Maintenance		$1.53	284,613
Management Fee	4.00%	0.51	95,118
Nonreimbursible Landlord Expense		0.20	37,948
Reserves for Replacement		0.15	27,824

Operating Expenses		$3.63	$673,603

Operating Expense Ratio			28.33%
Net Operating Income		$9.19	$1,704,347
OAR			/ 7.25%

Indicated Stabilized Value			$23,508,239
Rounded			$23,500,000
Lease-Up Discount			(10,300,000)

Value Indication			$13,208,239
Rounded			$13,200,000
Value Per SF			$71.16

Matrix Analysis		Cap Rate	Value
		7.00%	$14,047,800
		7.25%	$13,208,200
		7.50%	$12,424,600

Compiled by CBRE

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DISCOUNTED CASH FLOW ANALYSIS (DCF)

The DCF assumptions concluded for the subject are summarized as follows:

SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
General Assumptions
Start Date	Feb-14
Terms of Analysis	10 Years
Software	ARGUS

Growth Rate Assumptions
	0% in Yrs 2&3;
Income Growth	2% thereafter
Expense Growth	2.50%
Inflation (CPI)	2.50%
Real Estate Tax Growth	2.50%

Market Leasing Assumptions

Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Market Rent ($/SF/Yr.)	$7.00	$10.00	$15.00	$18.00	$40.00
Concessions	3 Months	3 Months	2 Months	2 Months	6 Months
Reimbursements	NNN	NNN	NNN	NNN	NNN
Annual Escalation	10% in Yr 6	10% in Yr 6	None	None	10% in Yr 6
Tenant Improvements (New Tenants)	$20.00	$15.00	$10.00	$10.00	$20.00
Tenant Improvements (Renewals)	$0.00	$0.00	$0.00	$0.00	$0.00
Average Lease Term	10 Years	7 Years	5 Years	5 Years	10 Years
Renewal Probability	75%	75%	75%	75%	75%
Leasing Commissions (Cashed-Out)
New Leases	5.0%	5.0%	5.0%	5.0%	5.0%
Renewal Leases	2.5%	2.5%	2.5%	2.5%	2.5%
Down Time Before New Tenant Leases	12 Months	9 Months	6 Months	6 Months	6 Months
Blended Down Time Between Leases	3 Months	2 Months	2 Months	2 Months	2 Months

Occupancy Assumptions

Total Operating Expenses ($/SF/Yr.)	$3.63
Current Occupancy	60.47%
Stabilized Occupancy	94.49%
Credit Loss	0.55%
Stabilized Occupancy (w/Credit Loss)	93.94%
Estimated Lease-up Period	11 Months

Financial Assumptions
Discount Rate - As Is	8.75%
Discount Rate - As Stabilized	8.25%
Terminal Capitalization Rate	7.75%

Other Assumptions

Cost of Sale	2.00%

Compiled by CBRE

Provided on the following pages is a discussion of the leasing assumptions used in the discounted cash flow analysis that were not analyzed in the direct capitalization approach.

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General Assumptions

The DCF analysis utilizes a 10-year projection period. This is consistent with current investor assumptions.

Growth Rate Assumptions

The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers in the local marketplace. Published investor surveys, an analysis of the Consumer Price Index (CPI), as well as CBRE, Inc.’s survey of brokers and investors active in the local market form the foundation for the selection of the appropriate growth rates. The compilation is shown in the following chart.

SUMMARY OF GROWTH RATES
Investment Type	Rent	Expenses	Inflation

U.S. Bureau of Labor Statistics (CPI-U)
10-Year Snapshot Average as of Jul-13			2.42%

PwC Strip Shopping Center
National Data	1.94%	2.97%	n/a
CBRE Estimate	0% in Yrs 2&3;	2.50%	2.50%
	2% thereafter

Compiled by: CBRE

The estimated growth rates indicated above are based on both the survey and discussions with market participants. The market participants indicated future growth in income over the near-tern, and mid- to long-term as well as growth in expenses should be moderate.

Leasing Assumptions

The contract lease terms for the existing tenants are utilized within the DCF analysis, with market leasing assumptions applied for renewals and absorption tenants. All subsequent years vary according to the growth rate assumptions applied to the Year 1 estimate.

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Leasing Commissions

The following table presents the leasing commissions quoted for the subject, those prevalent in the market as derived through the comparable properties, and our pro forma estimate. In estimating the market rate for leasing commissions, primary emphasis has been placed on local market practice.

LEASING COMMISSIONS
Category	Anchors	Jr. Anchors	In-Line - Large	In-Line - Small	Restaurant
Rent Comparables and/or Broker Data
New Tenants	4.0%-6.0%	4.0%-6.0%	4.0%-6.0%	4.0%-6.0%	4.0%-6.0%
Renewals	2.0%-3.0%	2.0%-3.0%	2.0%-3.0%	2.0%-3.0%	2.0%-3.0%
CBRE Estimate
New Tenants	5.0%	5.0%	5.0%	5.0%	5.0%
Renewals	2.5%	2.5%	2.5%	2.5%	2.5%

Compiled by CBRE

Renewal Probability

The renewal probability incorporated within the market leasing assumptions has been estimated at 75% for all categories. This rate is considered reasonable based on a survey of market participants.

Downtime Between Leases

The downtime estimate at lease rollover incorporated within the market leasing assumptions has been estimated at 12 months for anchor space, nine months for junior anchor space, and six months for large and small in-line space. These rates are considered reasonable based on a survey of market participants.

Occupancy Assumptions

The occupancy rate over the holding period is based on the subject’s estimated stabilized occupancy rate. The average occupancy rate across the holding period taken from Argus is 98.6%.

Vacancy, Credit Loss and Absorption

Please refer to the market analysis of this report for a detailed discussion of these elements.

Financial Assumptions

Discount Rate Analysis

The results of the most recent investor surveys are summarized in the following chart.

DISCOUNT RATES
Investment Type	Rate Range	Average
PwC Strip Shopping Center
National Data	5.50% - 11.00%	8.05%
CBRE Estimate - As Is		8.75%
CBRE Estimate - As Stabilized		8.25%

Compiled by: CBRE

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The subject is considered to be a Class B property in a secondary market. Separate discount rates for the as is analysis and the stabilized analysis have been concluded above. The as is discount rate is 75 basis points higher than the as stabilized discount rate. This reflects the additional risk associated with the lease up of the property. Due to the fact that the leases with Publix and TJ Maxx are already in place, the lease-up risk is minimized, which results in the small spread.

Terminal Capitalization Rate

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the Year 11 NOI at a terminal capitalization rate. Typically, for properties similar to the subject, terminal capitalization rates are zero to 100 basis points higher than going-in capitalization rates (OARs). This is a result of the uncertainty of future economic conditions and the natural aging of the property. For the subject, we have concluded a load factor of 50 basis points to be appropriate.

TERMINAL CAPITALIZATION RATES
Investment Type	Rate Range	Average
PwC Strip Shopping Center
National Data	5.25% - 10.50%	7.39%
CBRE Estimate		7.75%

Compiled by: CBRE

Discounted Cash Flow Conclusion

The DCF schedule(s) and value conclusions are depicted on the following page(s).

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Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software: ARGUS Ver. 15.0.1.26 File: 14-341AT-0406_Magnolia City Place Property Type: Community/Power Center Portfolio: Date: 3/5/14 Time: 10:30 am Ref#: BBQ Page: 1

Schedule Of Prospective Cash Flow

In Inflated Dollars for the Fiscal Year Beginning 3/1/2014

For the Years Ending	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023	Year 10 Feb-2024	Year 11 Feb-2025
Potential Gross Revenue
Base Rental Revenue	$1,006,637	$1,956,900	$1,959,066	$1,975,427	$2,093,981	$2,131,420	$2,129,243	$2,130,246	$2,136,973	$2,165,431	$2,230,640
Absorption & Turnover Vacancy			(4,875)	(4,973)	(136,802)	(26,808)			(10,980)		(127,676)
Base Rent Abatements				(2,486)	(35,631)	(1,751)	(6,268)		(2,745)		(37,604)

Scheduled Base Rental Revenue	1,006,637	1,956,900	1,954,191	1,967,968	1,921,548	2,102,861	2,122,975	2,130,246	2,123,248	2,165,431	2,065,360

Expense Reimbursement Revenue
Real Estate Taxes	117,671	190,555	194,969	199,853	185,882	208,509	215,595	220,984	225,722	232,176	226,541
Property Insurance	23,474	37,976	38,810	39,732	36,893	41,355	42,711	43,729	44,614	45,838	44,644
Common Area Maintenance	170,727	277,326	283,379	290,150	268,777	300,741	309,752	316,959	323,250	331,938	327,812
Management Fee	29,482	69,820	69,794	69,667	60,242	74,939	74,731	75,849	75,952	77,774	76,130

Total Reimbursement Revenue	341,354	575,677	586,952	599,402	551,794	625,544	642,789	657,521	669,538	687,726	675,127

Total Potential Gross Revenue	1,347,991	2,532,577	2,541,143	2,567,370	2,473,342	2,728,405	2,765,764	2,787,767	2,792,786	2,853,157	2,740,487
General Vacancy	(60,780)	(132,915)	(128,679)	(130,504)	(113,894)	(114,286)	(141,417)	(142,778)	(132,571)	(145,742)	(16,035)
Collection Loss	(6,078)	(13,291)	(13,307)	(13,498)	(13,684)	(13,841)	(14,142)	(14,278)	(14,245)	(14,574)	(13,094)

Effective Gross Revenue	1,281,133	2,386,371	2,399,157	2,423,368	2,345,764	2,600,278	2,610,205	2,630,711	2,645,970	2,692,841	2,711,358

Operating Expenses
Real Estate Taxes	185,892	190,539	195,303	200,185	205,190	210,320	215,578	220,967	226,491	232,154	237,957
Property Insurance	37,098	38,026	38,976	39,951	40,949	41,973	43,023	44,098	45,201	46,331	47,489
Common Area Maintenance	278,237	285,192	292,322	299,630	307,121	314,799	322,669	330,736	339,004	347,479	356,166
Management Fee	51,245	95,455	95,966	96,935	93,831	104,011	104,408	105,228	105,839	107,714	108,454
Non-Reimbursables	37,098	38,026	38,976	39,951	40,949	41,973	43,023	44,098	45,201	46,331	47,489
Replacement Reserve	27,824	28,519	29,232	29,963	30,712	31,480	32,267	33,074	33,900	34,748	35,617

Total Operating Expenses	617,394	675,757	690,775	706,615	718,752	744,556	760,968	778,201	795,636	814,757	833,172

Net Operating Income	663,739	1,710,614	1,708,382	1,716,753	1,627,012	1,855,722	1,849,237	1,852,510	1,850,334	1,878,084	1,878,186

Leasing & Capital Costs
Tenant Improvements	614,200			10,500	387,091	11,031	22,382		11,879		164,604
Leasing Commissions	208,900			9,246	173,075	7,348	23,306		10,208		118,038
Redevelopment Costs	7,271,960

Total Leasing & Capital Costs	8,095,060			19,746	560,166	18,379	45,688		22,087		282,642

Cash Flow Before Debt Service & Taxes	($7,431,321)	$1,710,614	$1,708,382	$1,697,007	$1,066,846	$1,837,343	$1,803,549	$1,852,510	$1,828,247	$1,878,084	$1,595,544

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Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software: ARGUS Ver. 15.0.1.26 File: 14-341AT-0406_Magnolia City Place Property Type: Community/Power Center Portfolio: Date: 3/5/14 Time: 10:30 am Ref#: BBQ Page: 2

Prospective Present Value

Cash Flow Before Debt Service plus Property Resale

Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year

Analysis Period	For the Year Ending	Annual Cash Flow	P.V. of Cash Flow @ 8.00%	P.V. of Cash Flow @ 8.25%	P.V. of Cash Flow @ 8.50%	P.V. of Cash Flow @ 8.75%	P.V. of Cash Flow @ 9.00%	P.V. of Cash Flow @ 9.25%	P.V. of Cash Flow @ 9.50%

Year 1	Feb-2015	($7,431,321)	($6,880,853)	($6,864,962)	($6,849,144)	($6,833,399)	($6,817,726)	($6,802,124)	($6,786,595)
Year 2	Feb-2016	1,710,614	1,466,576	1,459,810	1,453,090	1,446,417	1,439,790	1,433,207	1,426,671
Year 3	Feb-2017	1,708,382	1,356,169	1,346,794	1,337,506	1,328,303	1,319,184	1,310,149	1,301,196
Year 4	Feb-2018	1,697,007	1,247,351	1,235,868	1,224,517	1,213,296	1,202,203	1,191,236	1,180,394
Year 5	Feb-2019	1,066,846	726,077	717,732	709,501	701,383	693,376	685,480	677,691
Year 6	Feb-2020	1,837,343	1,157,838	1,141,886	1,126,190	1,110,746	1,095,548	1,080,591	1,065,873
Year 7	Feb-2021	1,803,549	1,052,353	1,035,458	1,018,873	1,002,589	986,603	970,908	955,496
Year 8	Feb-2022	1,852,510	1,000,854	982,511	964,545	946,949	929,712	912,828	896,288
Year 9	Feb-2023	1,828,247	914,578	895,744	877,339	859,353	841,776	824,597	807,808
Year 10	Feb-2024	1,878,084	869,917	850,033	830,649	811,750	793,323	775,355	757,833

Total Cash Flow		7,951,261	2,910,860	2,800,874	2,693,066	2,587,387	2,483,789	2,382,227	2,282,655
Property Resale @ 7.75% Cap		25,806,186	11,953,257	11,680,052	11,413,700	11,154,014	10,900,812	10,653,918	10,413,162

Total Property Present Value			$14,864,117	$14,480,926	$14,106,766	$13,741,401	$13,384,601	$13,036,145	$12,695,817

Rounded to Thousands			$14,864,000	$14,481,000	$14,107,000	$13,741,000	$13,385,000	$13,036,000	$12,696,000

Per SqFt			80.13	78.07	76.05	74.08	72.16	70.28	68.44

Percentage Value Distribution

Assured Income			13.36%	13.61%	13.87%	14.13%	14.39%	14.67%	14.95%
Prospective Income			6.22%	5.73%	5.22%	4.70%	4.17%	3.60%	3.03%
Prospective Property Resale			80.42%	80.66%	80.91%	81.17%	81.44%	81.73%	82.02%

			100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software: ARGUS Ver. 15.0.1.26 File: 14-341AT-0406_Magnolia City Place Property Type: Community/Power Center Portfolio: Date: 3/5/14 Time: 10:30 am Ref#: BBQ Page: 4

Schedule Of Prospective Cash Flow

In Inflated Dollars as of 2/1/2015

For the Years Ending	Year 1 Jan-2016	Year 2 Jan-2017	Year 3 Jan-2018	Year 4 Jan-2019	Year 5 Jan-2020	Year 6 Jan-2021	Year 7 Jan-2022	Year 8 Jan-2023	Year 9 Jan-2024	Year 10 Jan-2025	Year 11 Jan-2026
Potential Gross Revenue
Base Rental Revenue	$1,956,831	$1,957,691	$1,975,255	$2,080,549	$2,132,356	$2,128,914	$2,130,162	$2,136,366	$2,160,588	$2,228,096	$2,249,545
Absorption & Turnover Vacancy			(9,848)	(134,461)	(16,859)	(12,290)		(10,980)		(107,465)	(75,375)
Base Rent Abatements			(2,486)	(35,631)	(1,751)	(6,268)		(2,745)		(17,892)	(49,784)

Scheduled Base Rental Revenue	1,956,831	1,957,691	1,962,921	1,910,457	2,113,746	2,110,356	2,130,162	2,122,641	2,160,588	2,102,739	2,124,386

Expense Reimbursement Revenue
Real Estate Taxes	190,157	194,916	199,092	185,597	208,671	214,405	220,528	225,247	231,695	227,957	236,992
Property Insurance	37,892	38,806	39,586	36,840	41,391	42,482	43,647	44,515	45,753	44,933	46,664
Common Area Maintenance	276,780	283,348	289,019	268,504	301,145	308,036	316,343	322,623	331,318	328,921	350,038
Management Fee	69,808	69,937	69,720	59,605	75,358	74,267	75,819	75,857	77,530	76,923	78,288

Total Reimbursement Revenue	574,637	587,007	597,417	550,546	626,565	639,190	656,337	668,242	686,296	678,734	711,982

Total Potential Gross Revenue	2,531,468	2,544,698	2,560,338	2,461,003	2,740,311	2,749,546	2,786,499	2,790,883	2,846,884	2,781,473	2,836,368
General Vacancy	(126,903)	(129,032)	(130,352)	(115,278)	(114,255)	(139,156)	(142,664)	(133,422)	(144,643)	(26,845)	(88,508)
Collection Loss	(12,691)	(13,305)	(13,483)	(13,667)	(13,828)	(14,117)	(14,268)	(14,247)	(14,547)	(13,217)	(14,359)

Effective Gross Revenue	2,391,874	2,402,361	2,416,503	2,332,058	2,612,228	2,596,273	2,629,567	2,643,214	2,687,694	2,741,411	2,733,501

Operating Expenses
Real Estate Taxes	190,152	194,905	199,779	204,772	209,894	215,139	220,519	226,030	231,681	237,475	243,410
Property Insurance	37,948	38,897	39,869	40,867	41,888	42,934	44,010	45,108	46,237	47,392	48,577
Common Area Maintenance	284,613	291,728	299,021	306,496	314,159	322,013	330,064	338,315	346,774	355,442	364,328
Management Fee	95,675	96,095	96,660	93,281	104,491	103,850	105,183	105,728	107,508	109,656	109,341
Non-Reimbursables	37,948	38,897	39,869	40,867	41,888	42,934	44,010	45,108	46,237	47,392	48,577
Replacement Reserve	28,461	29,172	29,903	30,648	31,416	32,202	33,006	33,832	34,678	35,543	36,433

Total Operating Expenses	674,797	689,694	705,101	716,931	743,736	759,072	776,792	794,121	813,115	832,900	850,666

Net Operating Income	1,717,077	1,712,667	1,711,402	1,615,127	1,868,492	1,837,201	1,852,775	1,849,093	1,874,579	1,908,511	1,882,835

Leasing & Capital Costs
Tenant Improvements			10,500	387,091	11,031	22,382		11,879		35,389	293,946
Leasing Commissions			9,246	173,075	7,348	23,306		10,208		47,692	179,496
Redevelopment Costs

Total Leasing & Capital Costs			19,746	560,166	18,379	45,688		22,087		83,081	473,442

Cash Flow Before Debt Service & Taxes	$1,717,077	$1,712,667	$1,691,656	$1,054,961	$1,850,113	$1,791,513	$1,852,775	$1,827,006	$1,874,579	$1,825,430	$1,409,393

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software: ARGUS Ver. 15.0.1.26 File: 14-341AT-0406_Magnolia City Place Property Type: Community/Power Center Portfolio: Date: 3/5/14 Time: 10:30 am Ref#: BBQ Page: 3

Prospective Present Value

Cash Flow Before Debt Service plus Property Resale

Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year

Present Value as of 2/1/2015

Analysis Period	For the Year Ending	Annual Cash Flow	P.V. of Cash Flow @ 8.00%	P.V. of Cash Flow @ 8.25%	P.V. of Cash Flow @ 8.50%	P.V. of Cash Flow @ 8.75%	P.V. of Cash Flow @ 9.00%	P.V. of Cash Flow @ 9.25%	P.V. of Cash Flow @ 9.50%

Year 1	Jan-2016	$1,717,077	$1,589,886	$1,586,214	$1,582,559	$1,578,921	$1,575,300	$1,571,695	$1,568,107
Year 2	Jan-2017	1,712,667	1,468,336	1,461,562	1,454,834	1,448,153	1,441,518	1,434,928	1,428,383
Year 3	Jan-2018	1,691,656	1,342,891	1,333,608	1,324,411	1,315,298	1,306,269	1,297,322	1,288,456
Year 4	Jan-2019	1,054,961	775,428	768,289	761,233	754,257	747,361	740,544	733,804
Year 5	Jan-2020	1,850,113	1,259,156	1,244,683	1,230,409	1,216,331	1,202,447	1,188,751	1,175,243
Year 6	Jan-2021	1,791,513	1,128,957	1,113,403	1,098,099	1,083,040	1,068,221	1,053,638	1,039,286
Year 7	Jan-2022	1,852,775	1,081,076	1,063,720	1,046,681	1,029,954	1,013,531	997,407	981,576
Year 8	Jan-2023	1,827,006	987,074	968,984	951,266	933,912	916,913	900,261	883,949
Year 9	Jan-2024	1,874,579	937,756	918,444	899,572	881,131	863,108	845,494	828,279
Year 10	Jan-2025	1,825,430	845,527	826,202	807,361	788,992	771,081	753,617	736,587

Total Cash Flow		17,197,777	11,416,087	11,285,109	11,156,425	11,029,989	10,905,749	10,783,657	10,663,670
Property Resale @ 7.75% Cap		26,154,337	12,114,519	11,837,627	11,567,682	11,304,492	11,047,875	10,797,650	10,553,646

Total Property Present Value			$23,530,606	$23,122,736	$22,724,107	$22,334,481	$21,953,624	$21,581,307	$21,217,316

Rounded to Thousands			$23,531,000	$23,123,000	$22,724,000	$22,334,000	$21,954,000	$21,581,000	$21,217,000

Per SqFt			126.86	124.66	122.51	120.41	118.35	116.35	114.38

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | INCOME CAPITALIZATION APPROACH

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The conclusions via the valuation methods employed for this approach are as follows:

INCOME CAPITALIZATION APPROACH VALUES
	As Is on February 20, 2014	As Stabilized on February 1, 2015
Direct Capitalization Method	$13,200,000	$23,500,000
Discounted Cash Flow Analysis	$13,750,000	$23,100,000

Reconciled Value	$13,600,000	$23,300,000

Compiled by CBRE

Emphasis has been placed on both the Direct Capitalization Method and the Discounted Cash Flow Analysis. This method is considered to best reflect the actions of buyers and sellers currently active in this market.

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MAGNOLIA CITY PLACE | RECONCILIATION OF VALUE

RECONCILIATION OF VALUE

The value indications from the approaches to value are summarized as follows:

SUMMARY OF VALUE CONCLUSIONS
	As Is on February 20, 2014	Prospective-As Complete & Stabilized on February 1, 2015
Cost Approach	$9,900,000	$20,200,000
Sales Comparison Approach	$13,200,000	$23,500,000
Income Capitalization Approach	$13,600,000	$23,300,000

Reconciled Value	$13,600,000	$23,300,000

Compiled by CBRE

The cost approach typically gives a reliable value indication when there is strong support for the replacement cost estimate and when there is minimal depreciation. Considering the amount of depreciation present in the property, the reliability of the cost approach is considered somewhat diminished. Therefore, the cost approach is considered less applicable to the subject and is used primarily as a test of reasonableness against the other valuation techniques.

In the sales comparison approach, the subject is compared to similar properties that have been sold recently or for which listing prices or offers are known. The sales used in this analysis are considered comparable to the subject, and the required adjustments were based on reasonable and well-supported rationale. In addition, market participants are currently analyzing purchase prices on investment properties as they relate to available substitutes in the market. Therefore, the sales comparison approach is considered to provide a reliable value indication, but has been given secondary emphasis in the final value reconciliation.

The income capitalization approach is applicable to the subject since it is an income producing property leased in the open market. Market participants are primarily analyzing properties based on their income generating capability. Therefore, the income capitalization approach is considered a reasonable and substantiated value indicator and has been given primary emphasis in the final value estimate.

Based on the foregoing, the market value of the subject has been concluded as follows:

MARKET VALUE CONCLUSION
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
As Is	Leased Fee Interest	February 20, 2014	$13,600,000
Prospective-As Complete & Stabilized	Leased Fee Interest	February 1, 2015	$23,300,000

Compiled by CBRE

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MAGNOLIA CITY PLACE | ASSUMPTIONS AND LIMITING CONDITIONS

ASSUMPTIONS AND LIMITING CONDITIONS

1.	Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CBRE, Inc. is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CBRE, Inc., however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject’s title should be sought from a qualified title company that issues or insures title to real property.

2.	Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CBRE, Inc. professionals are not engineers and are not competent to judge matters of an engineering nature. CBRE, Inc. has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CBRE, Inc. by ownership or management; CBRE, Inc. inspected less than 100% of the entire interior and exterior portions of the improvements; and CBRE, Inc. was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CBRE, Inc. reserves the right to amend the appraisal conclusions reported herein.

3.	Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CBRE, Inc. has no knowledge of the existence of such materials on or in the property. CBRE, Inc., however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4.	All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CBRE, Inc. This report may be subject to amendment upon re-inspection of the subject subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5.	It is assumed that all factual data furnished by the client, property owner, owner’s representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CBRE, Inc. has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor’s Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CBRE, Inc. reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CBRE, Inc. of any questions or errors.

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MAGNOLIA CITY PLACE | ASSUMPTIONS AND LIMITING CONDITIONS

6.	The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CBRE, Inc. will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7.	CBRE, Inc. assumes no private deed restrictions, limiting the use of the subject in any way.

8.	Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9.	CBRE, Inc. is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10.	The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11.	Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CBRE, Inc. does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CBRE, Inc.

12.	Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CBRE, Inc. to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13.	Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14.	This report has been prepared to assist in the determination of whether to make a loan or loans evidenced by a note or notes (the “Notes”) secured by the property referred to in the report or by a pledge of the equity interests in the borrower by providing a value for the property as of May 13, 2013. With no prior approval, this report may be relied upon by (i) Client, its employees, agents, servicers, successors and/or assigns and affiliates, (ii) the trustee of a trust created in connection with a securitization which includes any of the Notes or an interest therein, (iii) any purchaser or assignee of the Notes or an interest therein, (iv) any rating agency involved in rating securities which represent a beneficial ownership interest in a trust fund that consists of mortgage loans or mezzanine loans including any of the Notes or an interest therein, (v) any investors purchasing securities issued by a trust or otherwise purchasing a loan with an ownership interest, either directly or indirectly, in the Notes, and (vi) any bank, financial institution or other company or firm providing any financing for which the Notes, or any interest therein, are the collateral for such financing, and their respective successors and/or assigns. This report may be used in connection with the offering materials for sale of the Notes, or an interest in the Notes, and in presentations to any rating agency, investors or lenders and Appraiser agrees to cooperate in answering questions by any of the above parties in connection with a securitization, sale or other transaction involving the Notes, or any portion thereof, and/or such securities. Appraiser does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information furnished by Client to Appraiser in writing and specifically attributed to Client in this report.

15.	Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16.	The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

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MAGNOLIA CITY PLACE | ASSUMPTIONS AND LIMITING CONDITIONS

17.	The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18.	No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CBRE, Inc. unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CBRE, Inc. assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19.	Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client’s designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CBRE, Inc. assumes responsibility for any situation arising out of the Client’s failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20.	CBRE, Inc. assumes that the subject analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21.	It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22.	No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23.	The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CBRE, Inc. has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CBRE, Inc. has no specific information relating to this issue, nor is CBRE, Inc. qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject.

24.	Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client approximately result in damage to Appraiser. Notwithstanding the foregoing, Appraiser shall have no obligation under this Section with respect to any loss that is caused solely by the active negligence or willful misconduct of a Client and is not contributed to by any act or omission (including any failure to perform any duty imposed by law) by Appraiser. Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client’s failure or the failure of any of the Client’s agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover, from the other, reasonable attorney fees and costs.

25.	As part of the client’s requested scope of work, an estimate of insurable value is provided herein. CBRE, Inc. has followed traditional appraisal standards to develop a reasonable calculation based upon industry practices and industry accepted publications such as the Marshal Valuation Service handbook. The methodology employed is a derivation of the cost approach which is primarily used as an academic exercise to help support the market value estimate and therefore is not reliable for Insurable Value estimates. Actual construction costs and related estimates can vary greatly from this estimate.

This analysis should not be relied upon to determine proper insurance coverage which can only be properly estimated by consultants considered experts in cost estimation and insurance underwriting. It is provided to aid the client/reader/user as part of their overall decision making process and no representations or warranties are made by CBRE, Inc. regarding the accuracy of this estimate and it is strongly recommend that other sources be utilized to develop any estimate of insurable value.

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MAGNOLIA CITY PLACE | ADDENDA

ADDENDA

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM A

GLOSSARY OF TERMS

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. †

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract rent The actual rental income specified in a lease. ‡

disposition value The most probable price which a specified interest in real property is likely to bring under all of the following conditions: 1) Consummation of a sale will occur within a limited future marketing period specified by the client; 2) The actual market conditions currently prevailing are those to which the appraised property interest is subject; 3) The buyer and seller is each acting prudently and knowledgeably; 4) The seller is under compulsion to sell; 5) The buyer is typically motivated; 6) Both parties are acting in what they consider their best interests; 7) An adequate marketing effort will be made in the limited time allowed for the completion of a sale; 8) Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 9) The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.‡

effective rent The rental rate net of financial concessions such as periods of no rent during the lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ‡

excess land In regard to an improved site, the land not needed to serve or support the existing improvement. In regard to a vacant site or a site considered as though vacant, the land not needed to accommodate the site’s primary highest and best use. Such land may be separated from the larger site and have its own highest and best use, or it may allow for future expansion of the existing or anticipated improvement. See also surplus land. ‡

extraordinary assumption An assumption directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property such as market conditions or trends; or about the integrity of data used in an analysis. See also hypothetical condition. ‡

fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ‡

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ‡

full service lease A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. †

gross building area (GBA) The total floor area of a building, including below-grade space but excluding unenclosed areas, measured from the exterior of the walls. Gross building area for office buildings is computed by measuring to the outside finished surface of permanent outer building walls without any deductions. All enclosed floors of the building including basements, mechanical equipment floors, penthouses, and the like are included in the measurement. Parking spaces and parking garages are excluded. ‡

hypothetical condition That which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. See also extraordinary assumption. ‡

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires,

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MAGNOLIA CITY PLACE | ADDENDA

needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. †

leased fee

See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.‡

leasehold

See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.‡

liquidation value The most probable price which a specified interest in real property is likely to bring under all of the following conditions: 1) Consummation of a sale will occur within a severely limited future marketing period specified by the client; 2) The actual market conditions currently prevailing are those to which the appraised property interest is subject; 3) The buyer is acting prudently and knowledgeably; 4) The seller is under extreme compulsion to sell; 5) The buyer is typically motivated; 6) The buyer is acting in what he or she considers his or her best interests; 7) A limited marketing effort and time will be allowed for the completion of a sale; 8) Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 9) The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. ‡

market rent The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations; the lessee and lessor each acting prudently and knowledgeably, and assuming consummation of a lease contract as of a specified date and the passing of the leasehold from lessor to lessee under conditions whereby: 1) lessee and lessor are typically motivated; 2) both parties are well informed or well advised, and acting in what they consider their best interests; 3) a reasonable time is allowed for exposure in the open market; 4) the rent payment is made in terms of cash in U.S. dollars and is expressed as an amount per time period consistent with the payment schedule of the lease contract; and 5) the rental amount represents the normal consideration for the property leased unaffected by special fees or concessions granted by anyone associated with the transaction. ‡

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.§

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ‡

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA) 1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

occupancy rate The relationship or ratio between the income received from the rented units in a property and the income that would be received if all the units were occupied.‡

prospective value opinion A forecast of the value expected at a specified future date. A prospective value opinion is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new us, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written. ‡

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MAGNOLIA CITY PLACE | ADDENDA

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective opinion based upon an analysis of past events assuming a competitive and open market. ††

rent

See

full service lease

net lease

market rent

contract, coupon, face, or nominal rent

effective rent

shell rent The typical rent paid for retail, office, or industrial tenant space based on minimal “shell” interior finishes (called plain vanilla finish in some areas). Usually the landlord delivers the main building shell space or some minimum level of interior build-out, and the tenant completes the interior finish, which can include wall, ceiling, and floor finishes; mechanical systems, interior electric, and plumbing. Typically these are long-term leases with tenants paying all or most property expenses. ‡

surplus land Land not necessary to support the highest and best use of the existing improvement but, because of physical limitations, building placement, or neighborhood norms, cannot be sold off separately. Such land may or may not contribute positively to value and may or may not accommodate future expansion of an existing or anticipated improvement. See also excess land. ‡

†	The Appraisal of Real Estate, Thirteenth Edition, Appraisal Institute, 2008.
‡	The Dictionary of Real Estate Appraisal, Fourth Edition, Appraisal Institute, 2002.
§	Office of Comptroller of the Currency (OCC), 12 CFR Part 34, Subpart C – Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); Appraisal Institute, The Dictionary of Real Estate Appraisal, 4th ed. (Chicago: Appraisal Institute, 2002), 177-178. This is also compatible with the RTC, FDIC, FRS and NCUA definitions of market value as well as the example referenced in the Uniform Standards of Professional Appraisal Practice (USPAP).
*	2000 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 2000)
††	Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 16, 1993, revised June 15, 2004.

usable area 1) The area actually used by individual tenants. 2) The Usable Area of an office building is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property’s highest and best use or the monetary amount that might be realized upon its sale. †

value indication An opinion of value derived through application of the appraisal process. ‡

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM B

LAND SALE DATA SHEETS

© 2014 CBRE, Inc.

LAND SALE No. 1

Wal-Mart Market Land Sale

Location Data

Location:	Lorna Rd at Patton Chapel Rd
	Hoover, AL
County:	Jefferson
Parcel No:	39-12-0-005-002.000-RR-01
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	7.820	7.820
Square Feet:	340,639	340,639
Topography:
Shape:
Utilities:	All Available
Zoning:
Allowable Bldg Area:	0 SF
Floor Area Ratio:	0.00
No. of units:	0
Max FAR:	0.00
Frontage:	Lorna Road - ; Patton Chapel Road - ;
Analysis
Use At Sale:	Vacant (Former Apts)
Proposed Use or Dev.	Retail Development
Price Per Acre:	$358,056
Price Per SF of Land:	$8.22
Price Per Unit:	$0
Price Per SF of Bldg:	$0.00

Financial Data
Transaction Type:	Sale
Date:	4/2012
Marketing Time:	NA
Grantor:	City of Hoover
Grantee:	Wal-Mart
Document No.:
Sale Price:	$2,800,000
Financing:	Not Available
Cash Eq. Price:	$2,800,000
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$2,800,000
Verification:	AL.com

Comments

This comparable represents the sale of a 7.82 acre vacant tract of land in Hoover, Alabama, a southern suburb of Birmingham. The property is situated in the southwest quadrant of Lorna Road and Patton Chapel Road, east of US Highway 31 and north of I-459. This was previously an apartment complex that was purchased out of foreclosure by the City of Hoover and demolished. It is across Lorna Road from the Village on Lorna shopping center. The site has an irregular shape and moderately sloping topography. All utilities are available to the site. The City of Hoover sold the site to Wal-Mart for the potential development of a Wal-Mart Neighborhood Market. The property was purchased in April 2012 for $2,800,000 or approximately $8.22 per square foot.

© 2014 CBRE, Inc.

LAND SALE No. 2

Shopping Center Site

Location Data

Location:	8695 Old Hwy 280
	Chelsea, AL 35043
County:	Shelby
Parcel No:	09 7 26 0 001 038.001
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	15.000	15.000
Square Feet:	653,400	653,400
Topography:	Generally Level
Shape:	Irregular
Utilities:	All available
Zoning:	Commercial
Allowable Bldg Area:	0 SF
Floor Area Ratio:	0.00
No. of units:	0
Max FAR:	0.00
Frontage:	Highway 280 - ; Highway 39 - ;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Shopping center development
Price Per Acre:	$333,333
Price Per SF of Land:	$7.65
Price Per Unit:	$0
Price Per SF of Bldg:	$0.00

Financial Data
Transaction Type:	Sale
Date:	12/2009
Marketing Time:	NA
Grantor:	280 Properties LLC
Grantee:	Chelea Crossroads, LLC (Selig Enterprises)
Document No.:
Sale Price:	$5,000,000
Financing:	Not Available
Cash Eq. Price:	$5,000,000
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$5,000,000
Verification:	Mark Dinan; 205-987-1010

Comments

This comparable represents the sale of 15.00 acres of vacant land located in Chelsea, Alabama. The property is situated in the northwest corner of Highway 280 and Highway 39. It has an irregular shape and a generally level topography. It is zoned commercial and all utilities are available. The site was purchased for the development of a Publix-anchored shopping center with several outparcels. Reportedly, Publix will ground lease their site once the construction of the proposed shopping center is complete. The property sold in December 2009 for $5,000,000 or approximately $7.65 per square foot.

© 2014 CBRE, Inc.

LAND SALE No. 3

Lowes Site

Location Data

Location:	1100 W Highway 78
	Graysville, AL 35073
County:	Jefferson
Parcel No:	15-29-4-000-039.000-RR-00
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	20.000	20.000
Square Feet:	871,200	871,200
Topography:	Generally Level
Shape:	Irregular
Utilities:	All available
Zoning:	Commercial
Allowable Bldg Area:	0 SF
Floor Area Ratio:	0.00
No. of units:	0
Max FAR:	0.00
Frontage:	Highway 78 - ;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Commercial Development
Price Per Acre:	$162,500
Price Per SF of Land:	$3.73
Price Per Unit:	$0
Price Per SF of Bldg:	$0.00

Financial Data

Transaction Type:	Sale
Date:	12/2008
Marketing Time:	NA
Grantor:	James Thomas Morgan
Grantee:	Lowes Home Improvement
Document No.:
Sale Price:	$3,250,000
Financing:	Not Available
Cash Eq. Price:	$3,250,000
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$3,250,000
Verification:	James Morgan
205-674-9422

Comments

This represents the sale of a 20-acre tract of land located along Highway 78 in Graysville, Alabama, a northern suburb of Birmingham. The site is situated along the west side of Highway 78 south of its intersection with 10th Avenue SW. It was purchased for the development of a new Lowe’s Home Improvement retail store. The property was purchased in December 2008 for $3,250,000 or approximately $3.73 per square foot.

© 2014 CBRE, Inc.

LAND SALE No. 4

Colonial Promenade Tannehill

Location Data

Location:	Eastern Valley Road and I-459
	Bessemer, AL 35111
County:	Jefferson
Parcel No:	Multiple
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	122.360	122.360
Square Feet:	5,330,002	5,330,002
Topography:	Hilly
Shape:	Irregular
Utilities:	All Available
Zoning:	Commercial
Allowable Bldg Area:	0 SF
Floor Area Ratio:	0.00
No. of units:	0
Max FAR:	0.00
Frontage:	3,016 of frontage along I-459 - ; 1,255 of frontage along Eastern Valley Road - ;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Power Center
Price Per Acre:	$210,853
Price Per SF of Land:	$4.84
Price Per Unit:	$0
Price Per SF of Bldg:	$0.00

No image to display.

Financial Data
Transaction Type:	Sale
Date:	12/2006
Marketing Time:	NA
Grantor:	Multiple Parties
Grantee:	Colonial Properties Services, Inc.
Document No.:	Multiple
Sale Price:	$25,800,000
Financing:	Cash to Seller
Cash Eq. Price:	$25,800,000
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$25,800,000
Verification:	Reliable Third Party Appraiser

Comments

This represents the sale of a 122.36 acre vacant tract of land located in Bessemer, Alabama. The site was predominantly tree covered in unincorporated Jefferson County, and annexed by the City of Bessemer. After being annexed by the City of Bessemer the site was rezoned to C-6. The hilly site has 3,016 feet of frontage along the north side of I-459, 872 feet of frontage along the south side of Pocahontas Road and 1,255 feet of frontage along the east side of Eastern Valley Road, with access from Eastern Valley Road. The site is generally at grade with Pocahontas Road and Eastern Valley Road, and above grade with I-459. The property consisted of an assemblage of multiple land parcels that was purchased to be developed with a 550,000 square foot power center known as Colonial Promenade at Tannehill, which will be anchored by Target, Publix, JC Penney, Premier Cinemas and Ross. The project will also have 8 outparcels totaling 12.2 acres. The transactions that make up this assemblage are a 34.0 acre parcel that was purchased for $6,000,000 from Garywood Assembly of God and an 88.36 acre assemblage of 29 parcels (multiple sellers) that was purchased for $19,800,000. The total purchase price was $25,800,000 or approximately $4.84 per square foot. Both transactions closed in December 2006.

© 2014 CBRE, Inc.

LAND SALE No. 5

Eastwood Village Site

Location Data

Location:	SEQ Crestwood Blvd & Oporto
	Madrid Blvd
	Birmingham, AL
County:	Jefferson
Parcel No:
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	26.960	26.960
Square Feet:	1,174,378	1,174,378
Topography:	Generally Level
Shape:	Irregular
Utilities:	All Available
Zoning:	CB-2; Commercial Business
Allowable Bldg Area:	0 SF
Floor Area Ratio:	0.00
No. of units:	0
Max FAR:	0.00
Frontage:	Crestwood Boulevard - ; Oporto-Madrid Boulevard - ;
Analysis
Use At Sale:	Retail Development
Proposed Use or Dev.	Retail Development
Price Per Acre:	$209,936
Price Per SF of Land:	$4.82
Price Per Unit:	$0
Price Per SF of Bldg:	$0.00

No image to display.

Financial Data
Transaction Type:	Sale
Date:	6/2006
Marketing Time:	NA
Grantor:	Wal-Mart Stores East, LP
Grantee:	MAP Eastwood, LLC
Document No.:	609-15878
Sale Price:	$5,659,878
Financing:	Cash to Seller
Cash Eq. Price:	$5,659,878
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$5,659,878
Verification:	Purchase Contract

Comments

This comparable represents a 26.96-acre piece of an approximate 50-acre tract of land that was the site of the former Eastwood Mall located in Birmingham, Alabama. The site is situated in the southeast quadrant of Crestwood Boulevard and Oporto Madrid Boulevard South just west of the I-20 Montevallo Road interchange. Wal-Mart Stores purchased the entire 50-acre tract from Eastwood Mall Associates. Simultaneously, MAP Development purchased this tract from Wal-Mart. The sites were purchased for the redevelopment of the Eastwood Mall into a power center shadow-anchored by Wal-Mart, and includes numerous outparcels. The property was purchased in June 2006 for $5,659,878 or approximately $4.82 per square foot.

© 2014 CBRE, Inc.

LAND SALE No. 6

Wal-Mart Super Center Site

Location Data

Location:	US Highway 280, E of CR 47, W of CR 39
	Chelsea, AL
County:	Shelby
Parcel No:	09-7-26-0-002.018.000, 001, 00
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	21.800	21.800
Square Feet:	949,608	949,608
Topography:	Gently Rolling
Shape:	Irregular
Utilities:	Electricity, Gas, Sewer, Water, Te
Zoning:	Commercial
Allowable Bldg Area:	0 SF
Floor Area Ratio:	0.00
No. of units:	0
Max FAR:	0.00
Frontage:	US Hwy 280 - ;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Wal-Mart
Price Per Acre:	$180,289
Price Per SF of Land:	$4.14
Price Per Unit:	$0
Price Per SF of Bldg:	$0.00

No image to display.

Financial Data
Transaction Type:	Sale
Date:	4/2006
Marketing Time:	NA
Grantor:	Gail J. Owen, Kathy L. Joseph, Exchange Investment Holdings, LLC
Grantee:	Wal-Mart Real Stores East, LP
Document No.:	2006/153940
Sale Price:	$3,930,307
Financing:	Cash to Seller
Cash Eq. Price:	$3,930,307
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$3,930,307
Verification:	Deed and Reliable Third Party

Comments

This comparable represents the sale of a 21.80-acre vacant tract of commercial property located in Chelsea, Alabama, a southern suburb of Birmingham. The site is situated along the south side of US 280, just east of County Road 47 and west of County Road 39. It was purchased for the development of a Wal-Mart Super Center. The property was purchased in April 2006 for $3,930,307 or approximately $4.14 per square foot.

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM C

IMPROVED SALE DATA SHEETS

© 2014 CBRE, Inc.

RETAIL SALE No. 1

Decatur Commons

Location Data

Location:	1605 Beltline Road SW
Decatur, AL 35601
County:	Morgan
Parcel No:	02-07-36-3-000-002.003
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	15.213 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	125,548 SF
GLA Purchased:	125,548 SF
Local Tenant GLA:	29,875 SF
Anchor Tenant GLA:	95,673 SF
Anchors:
Publix	44,840 SF
Goody’s	19,525 SF
Petco	13,500 SF
Vacant	17,808 SF

Year Built:	1992, Redeveloped in 2004
Parking:	Surface
Condition:	Good
Exterior Walls:	Masonry
Sales Data:
Transaction Type:	Sale
Date:	7/2013
Marketing Time:	NA
Grantor:	Decatur Commons, LLC
Grantee:	Cole MT Decatur AL, LLC (Cole Capital)
Document No.:	2013 / 5467
Sale Price:	$13,200,000
Financing:	Cash to Seller
Cash Eq. Price:	$13,200,000
Req. Capital Cost:	$0
Adj. Sale Price:	$13,200,000
Verification:	Acquisition Appraisal; Deed Records

Occupancy / Lease Data
Source:	Appraiser
Occupancy at Sale:	85%
Based On:	Pro Forma Income

	Total	Per SF
Potential Gross Inc:	$1,457,737	$11.61
Vacancy & Credit Loss:	$105,103	$0.84
Effective Gross Inc:	$1,352,634	$10.77
Expenses & Reserves:	$259,613	$2.07
Net Operating Inc:	$1,093,021	$8.71

Analysis
Underwriting Criteria:	Direct Cap
Overall Cap Rate (OAR):	8.28%
Projected IRR:	0.00%
Eff Gross Inc Mult	9.76
(EGIM):
Op Exp Ratio (OER):	19.19%
Price Per SF:	$105.14

© 2014 CBRE, Inc.

RETAIL SALE No. 1

Comments

This comparable represents the sale of a renovated community center identified as Decatur Commons. The property is located in the northwest corner of Beltline Road and Glenn Street, west of Spring Avenue. The center was formerly anchored by a 115,000 SF Wal-Mart, which was razed in redevelopment of the center in 2004. The center is now anchored by Publix, which reportedly had sales of approximately $670 PSF in 2012. The lease with Publix commenced in March 2004 and has a term of 20 years. Underwriting is based on pro forma income and expenses. Income is based on in place income plus vacant space at market rent. Expenses are based on the 2013 budget and recent operating history and include a 3% management fee, $0.15 per square foot non-reimbursable expense and $0.05 per square foot replacement reserves.

© 2014 CBRE, Inc.

RETAIL SALE No. 2

Poplar Springs Plaza

Location Data

Location:	2153 E Main Street
Duncan, SC 29334
County:	Spartanburg
Parcel No:	5-31-08-005.00
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	13.690 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	64,038 SF
GLA Purchased:	64,038 SF
Local Tenant GLA:	16,083 SF
Anchor Tenant GLA:	47,955 SF
Anchors:
Publix	47,955 SF

Year Built:	1995
Parking:	Surface
Condition:	Good
Exterior Walls:	Brick Veneer
Sales Data:
Transaction Type:	Sale
Date:	5/2013
Marketing Time:	NA
Grantor:	Poplar Improvements
Grantee:	Cole Mt. Duncan SC, LLC
Document No.:
Sale Price:	$7,900,000
Financing:	Cash to Seller
Cash Eq. Price:	$7,900,000
Req. Capital Cost:	$0
Adj. Sale Price:	$7,900,000
Verification:	Broker

Occupancy / Lease Data
Source:	Broker
Occupancy at Sale:	95%
Based On:	Existing Income

	Total	Per SF
Potential Gross Inc:	$608,298	$9.50
Vacancy & Credit Loss:	$0	$0.00
Effective Gross Inc:	$608,298	$9.50
Expenses & Reserves:	$29,228	$0.46
Net Operating Inc:	$579,070	$9.04

Analysis
Underwriting Criteria:
Overall Cap Rate (OAR):	7.33%
Projected IRR:	0.00%
Eff Gross Inc Mult	12.99
(EGIM):
Op Exp Ratio (OER):	4.80%
Price Per SF:	$123.36

Comments

The subject is a 64,038 square foot, single-story neighborhood shopping center located at 2153 E. Main Street in Duncan, SC. It was built in 1995 and is situated on a 13.69-acre site. At sale, the center was approximately 95% leased overall. The subject is anchored by Publix. At the time of sale, Publix had approximately 10 years of term remaining. Publix’s 2012 sales volume was reported as $413 PSF and was up about 1% over the prior year. Shop space rents in the center range from $14.50 to $19.50 PSF. Underwriting based upon trailing 12-months indicates an OAR of 7.33%.

© 2014 CBRE, Inc.

RETAIL SALE No. 3

Madison Centre

Location Data

Location:	8000 Madison Boulevard
Madison, AL 35758
County:	Madison
Parcel No:	16-05-15-0-000-030.001
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	9.430 Acres
Excess Land:	None
Gross Leaseable Area:
Total GLA:	64,837 SF
GLA Purchased:	64,837 SF
Local Tenant GLA:	26,925 SF
Anchor Tenant GLA:	37,912 SF
Anchors:
Publix	37,912 SF

Year Built:	1997
Parking:	Open Asphalt
Condition:	Good
Exterior Walls:	Masonry
Sales Data:
Transaction Type:	Sale
Date:	5/2013
Marketing Time:	NA
Grantor:	IRT Alabama, Inc.
Grantee:	SUSO 2 Alabama, LP
Document No.:	20130506000293000
Sale Price:	$7,550,000
Financing:	Cash to Seller
Cash Eq. Price:	$7,550,000
Req. Capital Cost:
Adj. Sale Price:	$7,550,000
Verification:	Kris Cooper-Broker
Jones Lang LaSalle
Public Records/Deed

Occupancy / Lease Data
Source:	Broker
Occupancy at Sale:	96%
Based On:	Existing Income

	Total	Per SF
Potential Gross Inc:
Vacancy & Credit Loss:
Effective Gross Inc:
Expenses & Reserves:
Net Operating Inc:	$587,775	$9.07

Analysis
Underwriting Criteria:	Direct Cap
Overall Cap Rate (OAR):	7.79%
Projected IRR:
Eff Gross Inc Mult (EGIM):
Op Exp Ratio (OER):
Price Per SF:	$116.45

© 2014 CBRE, Inc.

RETAIL SALE No. 3

Comments

This comparable represents the sale of a Publix-anchored neighborhood shopping center located in Madison, Alabama. The property, known as Madison Centre, is situated on a 9.43 acre site along the north side of Madison Boulevard just west of Shelton Road. The center was built in 1997 and is in good overall condition. The center consists of Publix, which occupies 37,912 square feet, Rite Aid, which occupies 10,125 square feet, and an additional 16,800 square feet of in-line shop space. The leases with Publix and Rite Aid both expire in March 2017 and the lease expirations for the shop space are spread out between May 2014 and June 2018. The NOI reported by the broker was $587,775. According to the broker the center was purchased in May 2013 for $7,550,000 or approximately $116.45 per square foot. The indicated cap rate is 7.79%.

© 2014 CBRE, Inc.

RETAIL SALE No. 4

Shoppes at Mission Trace

Location Data

Location:	955 State Road 16
St. Augustine, FL 32084
County:	St. Johns
Parcel No:	088660-0040
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	7.160 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	61,000 SF
GLA Purchased:	61,000 SF
Local Tenant GLA:	15,400 SF
Anchor Tenant GLA:	45,600 SF
Anchors:
Publix	45,600 SF

Year Built:	2009
Parking:	Open Asphalt
Condition:	Good
Exterior Walls:	Masonry
Sales Data:
Transaction Type:	Sale
Date:	12/2012
Marketing Time:	1 Months
Grantor:	HP Mission Trace Properties
Grantee:	PX Mission Trace
Document No.:	3660-763
Sale Price:	$8,915,000
Financing:	Cash to Seller
Cash Eq. Price:	$8,915,000
Req. Capital Cost:
Adj. Sale Price:	$8,915,000
Verification:	Broker, Appraisal Records

Occupancy / Lease Data
Source:	Seller
Occupancy at Sale:	96%
Based On:	Pro Forma Income

	Total	Per SF
Potential Gross Inc:	$853,865	$14.00
Vacancy & Credit Loss:	$42,693	$0.70
Effective Gross Inc:	$1,051,839	$17.24
Expenses & Reserves:	$421,782	$6.91
Net Operating Inc:	$630,058	$10.33

Analysis
Underwriting Criteria:	Direct Cap
Overall Cap Rate (OAR):	7.07%
Projected IRR:
Eff Gross Inc Mult	8.48
(EGIM):
Op Exp Ratio (OER):	40.10%
Price Per SF:	$146.15

© 2014 CBRE, Inc.

RETAIL SALE No. 4

Comments

This property is located at the southwest corner of State Road 16 and Kenton Morrison Road. The center is anchored by a 45,600 SF Publix. The Publix had a sales volume of $539 per square foot in 2011. There are 12 tenant bays, with 4 spaces vacant and vanilla shell, being first generation space. Current tenants include Nail Spa, Nautical Endeavors, a Liquor Store, a Dentist Office, Wasabi Sushi Bistro, Cabo Taco Mexican Grill, Great Wall, and AT&T Wireless. The majority of these local tenants are non-credit tenants. There is a ground lease on the property, which has an annual payment of $178,588. There are 3 vacant outparcels located on the property, which were not included as part of the sale. The in-place cap rate is reportedly near 7.0% The Publix’s lease commenced in October, 2009 and has an initial 20-year term. The base rent is $49,210 per month ($12.95 per SF/YR) with a monthly CAM reimbursement of $3,800 ($1.00 per SF/Yr). The 2012 assessed value is $3,832,380.

© 2014 CBRE, Inc.

RETAIL SALE No. 5

Barrow Crossing

Location Data

Location:	916 Loganville Highway
Winder, GA 30620
County:	Barrow
Parcel No:	XX074 001
Atlas Ref:
Physical Data
Type:	Power Center
Land Area:	54.412 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	260,700 SF
GLA Purchased:	260,700 SF
Local Tenant GLA:	80,539 SF
Anchor Tenant GLA:	180,161 SF
Anchors:
Belk	73,777 SF
Publix	45,600 SF
TJ Maxx	26,000 SF
PetSmart	20,184 SF
Staples	14,600 SF

Year Built:	2009
Parking:	Surface
Condition:	Excellent
Exterior Walls:	Masonry
Sales Data:
Transaction Type:	Sale
Date:	10/2012
Marketing Time:	NA
Grantor:	Faison-Winder Investors, LLC
Grantee:	Cole/Faison Mt. Bethlehem GA, LLC
Document No.:	1675-398
Sale Price:	$37,143,000
Financing:	Cash to Seller
Cash Eq. Price:	$37,143,000
Req. Capital Cost:
Adj. Sale Price:	$37,143,000
Verification:	Acquisition Appraisal; Public Records

Occupancy / Lease Data
Source:	Appraiser
Occupancy at Sale:	94%
Based On:	Pro Forma Income

	Total	Per SF
Potential Gross Inc:	$3,557,467	$13.65
Vacancy & Credit Loss:	$0	$0.00
Effective Gross Inc:	$3,557,467	$13.65
Expenses & Reserves:	$766,423	$2.94
Net Operating Inc:	$2,791,044	$10.71

Analysis
Underwriting Criteria:	Direct Cap and DCF
Overall Cap Rate (OAR):	7.51%
Projected IRR:
Eff Gross Inc Mult	10.44
(EGIM):
Op Exp Ratio (OER):	21.54%
Price Per SF:	$142.47

© 2014 CBRE, Inc.

RETAIL SALE No. 5

Comments

This comparable represents the acquisition of a power center identified as Barrow Crossing. The property is located along the east side of Loganville Highway (U.S. Highway 29) and south side of Georgia Highway 316 (University Parkway), in the southern part of Winder and on the primary arterial between Atlanta and Athens. The trade area is growing and has a middle-income profile. The center is anchored by Belk, Publix, TJ Maxx, PetSmart, and Staples; and shadow-anchored by Target. At the time of sale Belk was reporting sales of about $100 PSF, Publix was reporting about $472, and Staples was reporting about $160 PSF.

The transaction was reported as a joint venture between Faison, the original developer of the property, and Cole Capital. The center can accommodate up to 91,000 square feet of future development. The underwriting shown reflects actual contract rent in place plus market rent for vacant inline space, a 10% vacancy loss on inline space, triple net expenses based on 2012 operating budget, a 3% management fee, and $0.10 PSF for reserves, based on market terms. The buyer does not disclose actual underwriting. The sale price is reported based on the public disclosure filed at closing.

© 2014 CBRE, Inc.

RETAIL SALE No. 6

Publix At Summer Bay

Location Data

Location:	17445 US Highway 192
Clermont, FL 34714
County:	Lake
Parcel No:	36-24-26-000300000700
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	14.280 Acres
Excess Land:	None
Gross Leaseable Area:
Total GLA:	81,328 SF
GLA Purchased:	81,328 SF
Local Tenant GLA:	29,058 SF
Anchor Tenant GLA:	52,270 SF
Anchors:
Publix	52,270 SF

Year Built:	2002
Parking:	Surface
Condition:	Good
Exterior Walls:	Masonry
Sales Data:
Transaction Type:	Sale
Date:	8/2012
Marketing Time:	6 Months
Grantor:	Summer bay E&A, LLC
Grantee:	PX Summer Bay, LP
Document No.:	4197/966
Sale Price:	$10,000,000
Financing:	Cash to Seller
Cash Eq. Price:	$10,000,000
Req. Capital Cost:	$0
Adj. Sale Price:	$10,000,000
Verification:	Luis Casttillo, HFF - 305-448-1333

Occupancy / Lease Data
Source:	Appraiser
Occupancy at Sale:	94%
Based On:	Pro Forma Income

	Total	Per SF
Potential Gross Inc:	$1,075,138	$13.22
Vacancy & Credit Loss:	$59,240	$0.73
Effective Gross Inc:	$1,015,898	$12.49
Expenses & Reserves:	$328,645	$4.04
Net Operating Inc:	$687,253	$8.45

Analysis
Underwriting Criteria:	Direct Cap
Overall Cap Rate (OAR):	6.87%
Projected IRR:	0.00%
Eff Gross Inc Mult	9.84
(EGIM):
Op Exp Ratio (OER):	32.35%
Price Per SF:	$122.95

© 2014 CBRE, Inc.

RETAIL SALE No. 6

Comments

This is the sale of a 77,800 square foot Publix anchored neighborhood shopping center know n as Publix at Summer Bay located at the northwest corner of West Irlo Bronson Memorial Highway and Encore Lake Magic RV Resort in Clermont, FL. The sale also included a ground leased outparcel to Hess Corporation with 8 years remaining plus options. The Publix lease was executed in 2006 and has 9 years remaining plus 6, 5-yr options. Publix sales were reported to be approximately $330/SF. The sale was part of a portfolio sale of four Publix anchored shopping centers and one Fresh Market anchored shopping center located in Florida. Multiple verifications reported that the overall portfolio capitalization rate was between 6.5% and 7.0%. Based on existing income at the time of sale and a 5.51% overall vacancy and collection loss, the capitalization rate was 6.85%. Real Estate taxes were increased to reflect reassessment upon sale, and capital reserves for replacement were below the line and not deducted from the cash flow.

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM D

RENT COMPARABLE DATA SHEETS

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 1

Edgemont Town Center
Location Data
Location:	437 Green Springs Highway
Homewood, AL 35209
County:	Jefferson
Parcel No:	29-14-4-12-6.000-RR-02
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	77,655 SF
Year Built:	2003
Exterior Walls:	Masonry
Condition:	Good
Parking:	Open Asphalt
Anchors:
Publix	44,840 SF

Anchor Tenant GLA:	44,840 SF
Local Tenant GLA:	32,815 SF
Total GLA:	77,655 SF

Lease Data
Occupancy:
Local:	80%
Overall:	91%
Typical Size:	1,400 SF
Term:	48 Months
Base Rent PSF:	$16.00
Rent Escalations:	0%-3% Annually
Basis:	NNN
Expense Pass-Thru:	$3.61
Free Rent:	0 Months
Tenant Improvement:	$0.00
Leasing Agent:	Andrew Loveman- Southpace
Phone No.:	205.326.2222
Survey Date:	2/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
11/1/2003	44,840	Publix	$12.00	$0.00		No	20.00
12/1/2003	6,000	Pet Supplies Plus	$17.00	$0.00		No	10.00
7/1/2009	1,200	Papa Murphy’s	$17.00	$0.00		No	5.00
4/1/2008	4,000	Planet Beach	$17.00	$0.00		No	5.00

Comments

This comparable represents a 77,655 square foot Publix-anchored shopping center that is located in Homewood, Alabama. The property is situated along the east side of Green Springs Highway just south of Oxmoor Road. The center was completed in late 2003 and is considered to be in good condition. The center is approximately 91% occupied with three spaces vacant and available. The available spaces are in the 2,000 to 2,400 square foot range. Contract lease rates generally range from $17.00 to $20.00 per square foot and at one point lease rates were as high as $25.00 to $26.00 per square foot. The leases with higher rates were signed prior to 2006 for five to ten year terms. Due to economic conditions, asking rates are below the range of in place rental rates. The quoted rental rate is $16.00 per square foot on a triple net basis. Free rent and tenant improvement allowances are negotiable. This center has maintained stabilized occupancy primarily due to a strong anchor tenant in Publix.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 2

Trace Crossing
Location Data
Location:	AL Highway 150 at Stadium Trace
Hoover, AL 35244
County:	Jefferson
Parcel No:	39-27-2-000-001.000
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	74,130 SF
Year Built:	2002
Exterior Walls:	Brick
Condition:	Good
Parking:	Open Asphalt
Anchors:
Publix	51,420 SF

Anchor Tenant GLA:	51,420 SF
Local Tenant GLA:	22,710 SF
Total GLA:	74,130 SF

Lease Data
Occupancy:
Local:	93%
Overall:	98%
Typical Size:	1,200 SF
Term:	48 Months
Base Rent PSF:	$16.00
Rent Escalations:	2% to 3%
Basis:	NNN
Expense Pass-Thru:	$3.50
Free Rent:	3 Months
Tenant Improvement:	$10.00
Leasing Agent:	Retail Specialists
Phone No.:	205.313.6569
Survey Date:	2/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
1/1/2006	1,200	Rio Tan	$15.50	$0.00		$0.50/Yr	5.00
4/1/2006	2,400	Garden Cafe	$17.00	$0.00		Flat	5.00
5/1/2006	1,200	H&R Block	$18.50	$0.00		$0.50 Yr 3	5.00
10/1/2002	54,120	Publix	$10.25	$0.00		Flat	20.00

Comments

This comparable represents a 74,130 square foot neighborhood retail center located in Hoover, Alabama, a southern suburb of Birmingham. The center is situated on the northeast quadrant of State Highway 150 and Stadium Trace Boulevard. The center is anchored by a 51,420 square foot Publix and has 22,170 square feet of in-line shop space. As of August 2013 the final space was being leased to get the center to 100% occupancy. As of February 2014 there is one 1,600 square foot vacant space that was formerly a tanning salon. The quoted lease rate for the vacant space is $16.00 per square foot and the most recent lease was slightly below the quoted rate. Leases are on a triple net basis and expense reimbursements are estimated to be approximately $3.50 per square foot. Lease terms are three to five years. Tenant improvement allowances are negotiable up to approximately $10.00 per square foot depending on the tenant. Visibility is limited due to the fact that that the site is above road grade but Publix does a high volume and traffic in the center is good.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 3

Pelham Towne Center
Location Data
Location:	365 Huntley Parkway
Pelham, AL 35124
County:	Shelby
Parcel No:	58-14-4-19-3-001-009.001
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	74,008 SF
Year Built:	2008
Exterior Walls:	Masonry
Condition:	Good
Parking:	Open Asphalt
Anchors:
Publix	45,600 SF

Anchor Tenant GLA:	45,600 SF
Local Tenant GLA:	28,408 SF
Total GLA:	74,008 SF

Lease Data
Occupancy:
Local:	74%
Overall:	90%
Typical Size:	1,600 SF
Term:	48 Months
Base Rent PSF:	$15.00
Rent Escalations:	0%-3%
Basis:	NNN
Expense Pass-Thru:	$2.80
Free Rent:	0 Months
Tenant Improvement:	$0.00
Leasing Agent:	Encore Retail-Mike Nelson
Phone No.:	214-259-2462
Survey Date:	2/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
6/1/2011	1,200	Regis	$16.50	$10.00	0	Flat	5.00
12/1/2010	1,600	Tao Restaurant	$19.00	$50.00	0	2% Annually	10.00
9/1/2010	3,200	SE Cosmetology	$15.00	$4.38	0	50¢ Every Other	5.00
8/1/2008	45,600	Publix	$12.45	$0.00		Flat	20.00

Comments

This comparable represents a 74,008 square foot Publix-anchored neighborhood shopping center located in Pelham, Alabama. The property is situated in the southwest quadrant of Highway 52 and Huntley Parkway, about one-third of a mile east of Interstate 65. The center was completed in 2008 and is in good overall condition. The center offers good access and moderate exposure on a primary neighborhood corridor, in a growing a suburb south of Birmingham. The center is approximately 90% occupied with three vacant spaces. The vacant spaces range from 2,000 to 3,200 square feet. The quoted lease rate for the vacant spaces is $15.00 per square foot. Leases are on a triple net basis and expense reimbursements are approximately $2.80 per square foot. Lease rates for existing tenants were in the upper teens but have dipped slightly. Tenant improvement allowances and free rent are negotiable depending on the tenant.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 4

Lee Branch Shopping Center
Location Data
Location:	410 Doug Baker Boulevard
Birmingham, AL 35242
County:	Shelby
Parcel No:	09-3-05-0-001-030.000
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	194,629 SF
Year Built:	2002
Exterior Walls:	Masonry
Condition:	Good
Parking:	Open Asphalt
Anchors:
Publix	54,340 SF
Academy Sports	70,989 SF

Anchor Tenant GLA:	125,329 SF
Local Tenant GLA:	69,300 SF
Total GLA:	194,629 SF

Lease Data
Occupancy:
Local:	88%
Overall:	96%
Typical Size:	2,500 SF
Term:	60 Months
Base Rent PSF:	$22.00
Rent Escalations:	0%-3%
Basis:	NNN
Expense Pass-Thru:	$5.46
Free Rent:	3 Months
Tenant Improvement:	$10.00
Leasing Agent:	Bill Clements - Retail Special
Phone No.:	205.313.3676
Survey Date:	2/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
8/1/2003	54,340	Publix	$11.75	$0.00		None	20.00
8/1/2003	70,989	Academy Sports	$7.62	$0.00		6.7% in ‘13	15.00
1/1/2009	1,500	Spin Cleaners	$24.00	$0.00		3% annually	5.00
6/1/2008	2,400	Massage Envy	$18.00	$0.00		$1 PSF in ‘1	6.00

Comments

This comparable represents a 194,629 square foot neighborhood/community shopping center located in Birmingham, Alabama. The property is situated along the west side of US Highway 280 at Doug Baker Boulevard. The center features good access and visibility from the highway. It was built in 2002 and is considered to be in good condition. The center is anchored by Publix and Academy Sports with an additional 69,300 square feet of in-line shop space. Anchor rental rates are $7.62 and $11.75 per square foot and in-line rental rates typically range from $18.00 to $24.00 per square foot. The quoted rate for vacant in-line space is $21.50 per square foot on a triple net basis. Expense pass-thrus are estimated at $5.46 per square foot. Tenant improvement allowance for local tenants would not likely be offered but credit tenants may get up to $10.00 per square foot depending on the term. Free rent is possible up to three months.

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM E

OPERATING DATA

© 2014 CBRE, Inc.

ODYSSEY (III) DP X

STATEMENT OF INCOME

For the Period Ended April 30, 2013

Current Balance
REVENUES

RENTAL INCOME	$206,346.83
PROPERTY INSURANCE INCOME	6,044.60
PROPERTY TAX INCOME	11,777.32
CAM	10,129.08
UTILITIES INCOME	386.00
MISCELLANEOUS INCOME	.06

TOTAL INCOME	$234,683.89

EXPENSES

CAM
ELECTRIC	$3,481.04
SEWER	14,429.20
WATER	7,061.10
LIGHTING	1,039.68
LAWN/LANDSCAPE	1,950.00
CLEANING	2,700.00
FIRE SPRINKLER	68.60
R&M PARKING LOT	145.00
R&M ROOF	591.00
SEWER MAINTENANCE	459.79
MANAGING COMPANY/OR CONTRAC	10,317.36
AUTO & TRUCK EXPENSE	30.00
BANK CHARGES	189.95
FILING FEES	143.75
INSURANCE	9,582.04
LEGAL EXPENSE	48,371.60
LICENSES & PERMITS	693.00
PROFESSIONAL FEES	51.36

TOTAL OPERATING EXPENSES	$101,304.47

INCOME (LOSS) FROM OPERATIONS	$133,379.42

© 2014 CBRE, Inc.

ODYSSEY (III) DP X

Northgate Village-Gardendale

STATEMENT OF INCOME

For the Period Ended DECEMBER 31, 2012

Current Balance
REVENUES

RENTAL INCOME	$614,024.94
PROPERTY INSURANCE INCOME	16,310.50
PROPERTY TAX INCOME	44,867.23
CAM	24,111.08
LATE FEE/RETURNED CHECK	100.00
UTILITIES INCOME	1,698.00

TOTAL INCOME	$701,111.75

EXPENSES

CAM
ELECTRIC	$11,148.84
SEWER	36,985.20
WATER	18,681.50
LAWN/LANDSCAPE	7,800.00
CLEANING	8,325.00
FIRE SPRINKLER	400.00
R&M BUILDING	134.00
R&M PARKING LOT	175.00
R&M PLUMBING	450.00
R&M ROOF	9,013.50
PRESSURE CLEANING	575.00
STRIPING OF PARKING LOT	150.00
MANAGING COMPANY/OR CONTRAC	30,626.11
AUTO & TRUCK EXPENSE	1,130.39
ADVERTISING & PROMOTIONS	1,166.00
FILING FEES	518.75
INSURANCE	28,874.05
LICENSES & PERMITS	1,004.52
PROFESSIONAL FEES	3,600.29
POSTAGE	29.69
TAXES-OTHER	1,914.00
TAXES-REAL ESTATE	74,053.75
BANK CHARGES	591.78
REPAIRS & MAINTENANCE	50.00

TOTAL OPERATING EXPENSES	$237,397.37

INCOME (LOSS) FROM OPERATIONS	$463,714.38

© 2014 CBRE, Inc.

ODYSSEY (III) DP X

Northgate Village-Gardendale

STATEMENT OF INCOME

For the Period Ended DECEMBER 31, 2011

Current Balance
REVENUES

RENTAL INCOME	$630,646.59
PROPERTY INSURANCE INCOME	18,087.00
PROPERTY TAX INCOME	47,566.38
CAM	23,762.96
LATE FEE/RETURNED CHECK	200.00
UTILITIES INCOME	14,217.14

TOTAL INCOME	$734,480.07

EXPENSES

CAM
ELECTRIC	$10,574.09
LIGHTING	3,151.48
LAWN/LANDSCAPE	8,450.00
CLEANING	8,100.00
FIRE SPRINKLER	1,200.00
SECURITY/ALARM	20.00
R&M PARKING LOT	250.00
R&M PLUMBING	3,916.20
R&M ROOF	4,191.00
PAINTING/REFINISHING/RECOVE	2,062.00
MANAGING COMPANY/OR CONTRAC	31,379.23
AUTO & TRUCK EXPENSE	1,020.96
ADVERTISING & PROMOTIONS	566.11
FILING FEES	913.75
INSURANCE	29,184.90
LICENSES & PERMITS	1,112.66
PROFESSIONAL FEES	313.00
SEWER UTILITIES	34,054.80
TAXES-REAL ESTATE	87,455.44
WATER UTILITIES	17,045.22
BANK CHARGES	385.94
OFFICE SUPPLIES	404.46
REPAIRS & MAINTENANCE	5,640.34

TOTAL OPERATING EXPENSES	$251,391.58

INCOME (LOSS) FROM OPERATIONS	$483,088.49

© 2014 CBRE, Inc.

ODYSSEY (III) DP X

Northgate Village-Gardendale

STATEMENT OF INCOME

For the Period Ended December 31, 2010

CURRENT BALANCE
REVENUES

RENTAL INCOME	$628,343.73
PROPERTY INSURANCE INCOME	17,542.61
PROPERTY TAX INCOME	43,437.35
CAM	36,595.22
UTILITIES INCOME	1,698.00
LATE FEE/RETURNED CHECK	(276.66)

TOTAL INCOME	$727,340.25

EXPENSES

CAM
ELECTRIC	$10,552.01
SEWER	33,253.48
WATER	16,331.56
LIGHTING	5,209.52
LAWN/LANDSCAPE	7,150.00
CLEANING	8,600.00
FIRE SPRINKLER	968.00
R&M PARKING LOT	195.00
R&M PLUMBING	6,106.62
R&M ROOF	1,477.50
PRESSURE CLEANING	28.50
AUTO/TRUCK EXPENSE	52.06
MANAGING COMPANY/OR CONTRAC	31,417.18
AUTO & TRUCK EXPENSE	211.76
ADVERTISING & PROMOTIONS	1,456.41
BANK CHARGES	270.25
FILING FEES	143.75
INSURANCE	29,334.98
LEGAL EXPENSE	5,070.75
PROFESSIONAL FEES	1,030.89
TAXES-REAL ESTATE	85,793.79
REPAIRS & MAINTENANCE	3,113.23

TOTAL OPERATING EXPENSES	$247,767.24

INCOME (LOSS) FROM OPERATIONS	$479,573.01

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM F

RENOVATION BUDGET

© 2014 CBRE, Inc.

Publix Store (Box)	2,465,423
Publix Façade (canopy front wall only)	376,179
Publix Side and Rear Façade	44,700
Retail Façade Renovation	364,205
Dollar Tree Renovation	713,586
Shoe Show Renovation	115,888
Sitework	1,052,047
General Conditions	297,995
Overhead and Profit	190,000
P&P Bond	40,331
Builders Risk	10,161
Liability Insurance	0
Total Bid - December 2012	5,670,515

Bid Hold Fee	100,000
April 2013 CD Revisions by Engineer	679,951
Construction Bid Exceptions	56,030
Pre-Construction Contract Adjustments	835,981

Contract Total	6,506,496

Rock Removal	125,000
Trench Rock Removal	240,000
Total Rock Removal	365,000

Endcap	180,000
Outparcels	2,240,000
Total Development	2,420,000

Architect/Engineer/Attorney/Geotech	250,000
Outside Project Manager	65,000
Permit Fees	125,000
Tenant Improvement Allowances	803,250
Brokerage Fees	200,000
Total Soft Costs	1,443,250

Cushion	250,000

TOTAL	10,984,746
Publix Contribution	-98,020
Net Total	10,886,726

© 2014 CBRE, Inc.

MAGNOLIA PLACE | ADDENDA

ADDENDUM G

ARGUS RENT ROLL AND SUPPORTING SCHEDULES

© 2013 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 1

Presentation Rent Roll & Current Term Tenant Summary

As of Mar-2014 for 185,491 Square Feet

	Tenant Name Type & Suite Number Lease Dates & Term	Floor SqFt Bldg Share	Rate & Amount per Year per Month	Changes on	Changes to	CPI & Current Porters’ Wage Miscellaneous	Months to Abate	Pcnt to Abate	Description of Operating Expense Reimbursements	Imprvmnts Rate Amount	Commssns Rate Amount	Assumption about subsequent terms for this tenant

1	Hobby Lobby		$5.50	—	—	—	—	—	Net: Pays a full pro-rata share of all reimbursable expenses.	—	—	Market See assumption: Anchor
	Retail, Suite: 301	61,137	$336,254
	Jul-2013 to Jun-2018	32.96%	$0.46
	60 Months		$28,021

2	Publix		$11.85	—	—	—	—	—	See method: Publix	—	—	Market See assumption: Anchor
	Retail, Suite: 201	45,600	$540,360
	Nov-2014 to Oct-2034	24.58%	$0.99
	240 Months		$45,030

3	TJ Maxx		$7.25	Nov-2019	$7.75	—	—	—	See method: TJ Maxx (01/15)	$11.14	—	Market See assumption: Junior Anchor
	Retail, Suite: 302	26,918	$195,156
	Nov-2014 to Nov-2024	14.51%	$0.60							$300,000
	121 Months		$16,263

4	Dollar Tree (08/13)		$4.83	May-2008	$5.35	—	—	—	See method: Dollar Tree (07 /13)	—	—	ReAbsorb See assumption: Junior Anchor
	Retail, Suite: 200	20,731	$100,131	May-2013	$5.85
	Apr-2003 to Mar-2014	11.18%	$0.40
	132 Months		$8,344

5	Petco		$19.00	—	—	—	—	—	See method: TI+(CM+10%)	$15.00	$9.50	Market See assumption: Junior Anchor
	Retail, Suite: 303	12,000	$228,000								5.00%
	Jan-2015 to Dec-2024	6.47%	$1.58							$180,000	$114,000
	120 Months		$19,000

6	Dollar Tree (04/14)		$5.85	—	—	—	—	—	See method: Dollar Tree (07 /13)	—	—	Market See assumption: Junior Anchor
	Retail, Suite: 207	12,000	$70,200
	Apr-2014 to Apr-2018	6.47%	$0.49
	49 Months		$5,850

7	Shoe Show (04/14)		$9.85	—	—	—	—	—	See method: Shoe Show (08/13)	—	—	Market See assumption: In-Line - Large
	Retail, Suite: 206	5,200	$51,220
	Apr-2014 to Aug-2024	2.80%	$0.82
	125 Months		$4,268

8	Shoe Show (08/13)		$8.00	Apr-1991	$7.00	—	—	—	See method: Shoe Show (08/13)	—	—	ReAbsorb See assumption: In-Line - Large
	Retail, Suite: 310	4,300	$34,400	Oct-1992	$8.00
	Aug-1988 to Mar-2014	2.32%	$0.67	Sep-1993	$6.50
	308 Months		$2,867	Sep-1998	$9.00

9	Aspen Dental		$27.50	—	—	—	—	—	See method: TI+(CM+10%)	$10.00	$13.75	Market See assumption: In-Line - Large
	Retail, Suite: 304	4,000	$110,000								5.00%
	Jan-2015 to Dec-2024	2.16%	$2.29							$40,000	$55,000
	120 Months		$9,167

10	CATO		$11.00	—	—	—	—	—	Net: Pays a full pro-rata share of all reimbursable expenses.	—	—	Market See assumption: In-Line - Large
	Retail, Suite: 203	3,900	$42,900
	Jul-2013 to Jan-2017	2.10%	$0.92
	43 Months		$3,575

11	Palm Beach Tan		$20.00	—	—	—	—	—	See method: TI+(CM+10%)	$10.00	$5.00	Market See assumption: In-Line - Small
	Retail, Suite: 202	2,920	$58,400								5.00%
	Jan-2015 to Dec-2019	1.57%	$1.67							$29,200	$14,600
	60 Months		$4,867

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 2

Presentation Rent Roll & Current Term Tenant Summary

As of Mar-2014 for 185,491 Square Feet

(continued from previous page)

	Tenant Name Type & Suite Number Lease Dates & Term	Floor SqFt Bldg Share	Rate & Amount per Year per Month	Changes on	Changes to	CPI & Current Porters’ Wage Miscellaneous	Months to Abate	Pcnt to Abate	Description of Operating Expense Reimbursements	Imprvmnts Rate Amount	Commssns Rate Amount	Assumption about subsequent terms for this tenant

12	Starbucks		$40.00	—	—	—	—	—	See method: TI+(CM+10%)	—	—	Market See assumption: urant Outparcel
	Retail, Suite: 401	1,816	$72,640
	Sep-2014 to Aug-2024	0.98%	$3.33
	120 Months		$6,053

13	Firehouse Subs		$20.00	—	—	—	—	—	See method:	$10.00	$5.00	Market See assumption: In-Line - Small
	Retail, Suite: 204	1,800	$36,000						TI+(CM+10%)		5.00%
	Jan-2015 to Dec-2019	0.97%	$1.67							$18,000	$9,000
	60 Months		$3,000

14	Head Start		$13.84	Nov-2014	$19.05	—	—	—	See method:	—	—	Market See assumption: In-Line - Small
	Retail, Suite: 106	1,500	$20,760	Nov-2015	$19.62				TI+(CM+15%)
	Jul-2013 to Dec-2024	0.81%	$1.15	Nov-2016	$20.21
	138 Months		$1,730	Nov-2017	$20.82
				Nov-2018	$21.44
				Nov-2019	$22.08
				Nov-2020	$22.75
				Nov-2021	$23.43
				Nov-2022	$24.13
				Nov-2023	$24.86
				Nov-2024	$25.60

15	Republic Finance (11/		$21.00	—	—	—	—	—	See method: Republic Finance	$10.00	—	Market See assumption: In-Line - Small
	Retail, Suite: 101	1,500	$31,500
	Nov-2014 to Dec-2018	0.81%	$1.75							$15,000
	50 Months		$2,625

16	H&R Block		$9.00	Nov-2014	$21.00	—	—	—	See method: TI+(CM+10%)	—	—	Market See assumption: In-Line - Small
	Retail, Suite: 102	1,000	$9,000
	May-2010 to Apr-2025	0.54%	$0.75
	180 Months		$750

17	AccuQuest		$21.00	—	—	—	—	—	See method: TI+(CM+10%)	$10.00	$5.25	Market See assumption: Anchor
	Retail, Suite: 205	1,200	$25,200								5.00%
	Aug-2014 to Jul-2019	0.65%	$1.75							$12,000	$6,300
	60 Months		$2,100

18	Nail Model		$0.00	Jun-2013	$21.13	—	—	—	See method: Nail Model	—	—	Market See assumption: In-Line - Small
	Retail, Suite: 105	1,000	$0	Jun-2014	$22.18
	Apr-2008 to Dec-2019	0.54%	$0.00	Nov-2014	$23.01
	141 Months		$0

19	Gold Plus		$20.00	—	—	—	—	—	See method: TI+(CM+10%)	$10.00	$5.00	Market See assumption: In-Line - Small
	Retail, Suite: 104	1,000	$20,000								5.00%
	Jan-2015 to Dec-2019	0.54%	$1.67							$10,000	$5,000
	60 Months		$1,667

20	State Farm		$20.00	—	—	—	—	—	See method: TI+(CM+10%)	$10.00	$5.00	Market See assumption: In-Line - Small
	Retail, Suite: 103	1,000	$20,000								5.00%
	Jan-2015 to Dec-2019	0.54%	$1.67							$10,000	$5,000
	60 Months		$1,667

21	Republic Finance (As		$19.00	—	—	—	—	—	See method: Republic Finance	—	—	ReAbsorb See assumption: In-Line - Small
	Retail, Suite: 103	1,000	$19,000
	Dec-2010 to Oct-2014	0.54%	$1.58
	47 Months		$1,583

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 3

Presentation Rent Roll & Current Term Tenant Summary As of Mar-2014 for 185,491 Square Feet (continued from previous page)

	Tenant Name Type & Suite Number Lease Dates & Term	Floor SqFt Bldg Share	Rate & Amount per Year per Month	Changes on	Changes to	CPI & Current Porters’ Wage Miscellaneous	Months to Abate	Pcnt to Abate	Description of Operating Expense Reimbursements	Imprvmnts Rate Amount	Commssns Rate Amount	Assumption about subsequent terms for this tenant

22	Wells Fargo		$42,000.00	Oct-2013	*******	—	—	—	Full Service: Pays no expense reimbursement.	—	—	Market See assumption: Bank
	Retail, Suite: OP	1	$42,000
	Oct-2003 to Dec-2043	0.00%	$3,500.00
	483 Months		$3,500

	Total Occupied SqFt	94,569
	Total Available SqFt	90,922

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 1

Supporting Schedule — Detailed Lease Expiration Schedule (First Term Only)

No.	Tenant	Suite	Market Leasing	Base Rent /SqFt/Yr	Expiration Date	Square Feet	Percent of Total

4	Dollar Tree (08/13)	200	Junior Anch	0.49	3/31/14	20,731	11.2
8	Shoe Show (08/13)	310	In-Line - L	0.75	3/31/14	4,300	2.3
21	Republic Finance (As	103	In-Line - S	12.67	10/31/14	1,000	0.5

Total for Year Ending Feb-						26,031	14.0%

10	CATO	203	In-Line - L	10.08	1/31/17	3,900	2.1

Total for Year Ending Feb-						3,900	2.1%

6	Dollar Tree (04/14)	207	Junior Anch	7.26	4/30/18	12,000	6.5
1	Hobby Lobby	301	Anchor	4.41	6/30/18	61,137	33.0
15	Republic Finance (11/	101	In-Line - S	17.50	12/31/18	1,500	0.8

Total for Year Ending Feb-						74,637	40.2%

17	AccuQuest	205	Anchor	10.76	7/31/19	1,200	0.6
11	Palm Beach Tan	202	In-Line - S	16.67	12/31/19	2,920	1.6
13	Firehouse Subs	204	In-Line - S	16.67	12/31/19	1,800	1.0
18	Nail Model	105	In-Line - S	19.18	12/31/19	1,000	0.5
19	Gold Plus	104	In-Line - S	16.67	12/31/19	1,000	0.5
20	State Farm	103	In-Line - S	16.67	12/31/19	1,000	0.5

Total for Year Ending Feb-						8,920	4.8%

7	Shoe Show (04/14)	206	In-Line - L	10.05	8/31/24	5,200	2.8
12	Starbucks	401	Restaurant	28.59	8/31/24	1,816	1.0
3	TJ Maxx	302	Junior Anch	6.06	11/30/24	26,918	14.5
5	Petco	303	Junior Anch	15.83	12/31/24	12,000	6.5
9	Aspen Dental	304	In-Line - L	22.92	12/31/24	4,000	2.2
14	Head Start	106	In-Line - S	20.84	12/31/24	1,500	0.8

Total for Year Ending Feb-						51,434	27.7%

Building Total						164,922	88.9%

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 2

Supporting Schedule — Square Feet Expiring — (All Terms)

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14	20,731
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14	4,300
Republic Finance (As Is	103	1,000	12/01/10	10/31/14	1,000
CATO	203	3,900	7/01/13	1/31/17			3,900						3,900
Dollar Tree (04/14)	207		4/01/14	4/30/18					12,000
Hobby Lobby	301	61,137	7/01/13	6/30/18					61,137
Republic Finance (11/14	101		11/01/14	12/31/18					1,500
AccuQuest	205		8/01/14	7/31/19						1,200
Palm Beach Tan	202		1/01/15	12/31/19						2,920
Firehouse Subs	204		1/01/15	12/31/19						1,800
Nail Model	105	1,000	4/01/08	12/31/19						1,000
Gold Plus	104		1/01/15	12/31/19						1,000
State Farm	103		1/01/15	12/31/19						1,000
Shoe Show (04/14)	206		4/01/14	8/31/24
Starbucks	401		9/01/14	8/31/24
TJ Maxx	302		11/01/14	11/30/24
Petco	303		1/01/15	12/31/24
Aspen Dental	304		1/01/15	12/31/24
Head Start	106	1,500	7/01/13	12/31/24

Total SqFt Expiring		93,568			26,031		3,900		74,637	8,920			3,900

Percent Of Total Expiring					14.0%		2.1%		40.2%	4.8%			2.1%

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 3

Supporting Schedule — Square Feet Expiring — (All Terms)

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025

Tenant	Suite
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
CATO	203	3,900	7/01/13	1/31/17
Dollar Tree (04/14)	207		4/01/14	4/30/18
Hobby Lobby	301	61,137	7/01/13	6/30/18
Republic Finance (11/14	101		11/01/14	12/31/18	1,500
AccuQuest	205		8/01/14	7/31/19
Palm Beach Tan	202		1/01/15	12/31/19		2,920
Firehouse Subs	204		1/01/15	12/31/19		1,800
Nail Model	105	1,000	4/01/08	12/31/19		1,000
Gold Plus	104		1/01/15	12/31/19		1,000
State Farm	103		1/01/15	12/31/19		1,000
Shoe Show (04/14)	206		4/01/14	8/31/24		5,200
Starbucks	401		9/01/14	8/31/24		1,816
TJ Maxx	302		11/01/14	11/30/24		26,918
Petco	303		1/01/15	12/31/24		12,000
Aspen Dental	304		1/01/15	12/31/24		4,000
Head Start	106	1,500	7/01/13	12/31/24		1,500

Total SqFt Expiring		93,568			1,500	59,154

Percent Of Total Expiring					0.8%	31.9%

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 4

Supporting Schedule - Occupancy & Absorption Rates

Physical Occupancy Based on Absorption & Turnover Vacancy Assumptions

For the Years Ending	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023	Year 10 Feb-2024	Year 11 Feb-2025

SqFt Occupied
March	94,569	185,492	185,492	181,592	185,492	185,492	185,492	185,492	185,492	185,492	183,992
April	86,738	185,492	185,492	185,492	185,492	185,492	185,492	185,492	181,592	185,492	183,992
May	86,738	185,492	185,492	185,492	173,492	185,492	185,492	185,492	181,592	185,492	185,492
June	86,738	185,492	185,492	185,492	173,492	185,492	185,492	185,492	185,492	185,492	185,492
July	86,738	185,492	185,492	185,492	124,355	185,492	185,492	185,492	185,492	185,492	185,492
August	87,938	185,492	185,492	185,492	124,355	184,292	185,492	185,492	185,492	185,492	185,492
September	89,754	185,492	185,492	185,492	124,355	184,292	185,492	185,492	185,492	185,492	178,476
October	89,754	185,492	185,492	185,492	185,492	184,292	185,492	185,492	185,492	185,492	178,476
November	162,772	185,492	185,492	185,492	185,492	185,492	185,492	185,492	185,492	185,492	185,492
December	162,772	185,492	185,492	185,492	185,492	185,492	185,492	185,492	185,492	185,492	158,574
January	185,492	185,492	185,492	185,492	183,992	177,772	185,492	185,492	185,492	185,492	141,074
February	185,492	185,492	181,592	185,492	183,992	177,772	185,492	185,492	185,492	185,492	167,992

Average Occupied For The Year	117,125	185,492	185,167	185,167	167,958	183,905	185,492	185,492	184,842	185,492	176,670

Net Absorption
Annual Square Feet Absorbed	90,923		(3,900)	3,900	(1,500)	(6,220)	7,720				(17,500)
Average Monthly Absorption	7,577		(325)	325	(125)	(518)	643				(1,458)

For the Years Ending	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023	Year 10 Feb-2024	Year 11 Feb-2025

Percentage Occupancy
March	50.98%	100.00%	100.00%	97.90%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.19%
April	46.76%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	97.90%	100.00%	99.19%
May	46.76%	100.00%	100.00%	100.00%	93.53%	100.00%	100.00%	100.00%	97.90%	100.00%	100.00%
June	46.76%	100.00%	100.00%	100.00%	93.53%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July	46.76%	100.00%	100.00%	100.00%	67.04%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August	47.41%	100.00%	100.00%	100.00%	67.04%	99.35%	100.00%	100.00%	100.00%	100.00%	100.00%
September	48.39%	100.00%	100.00%	100.00%	67.04%	99.35%	100.00%	100.00%	100.00%	100.00%	96.22%
October	48.39%	100.00%	100.00%	100.00%	100.00%	99.35%	100.00%	100.00%	100.00%	100.00%	96.22%
November	87.75%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December	87.75%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	85.49%
January	100.00%	100.00%	100.00%	100.00%	99.19%	95.84%	100.00%	100.00%	100.00%	100.00%	76.05%
February	100.00%	100.00%	97.90%	100.00%	99.19%	95.84%	100.00%	100.00%	100.00%	100.00%	90.57%

Average Occupancy For The Year	63.14%	100.00%	99.83%	99.83%	90.55%	99.15%	100.00%	100.00%	99.65%	100.00%	95.24%

Net Absorption
Annual Percentage Absorbed	49.02%		(2.10%)	2.10%	(0.81%)	(3.35%)	4.16%				(9.43%)
Average Monthly Percentage	4.08%		(0.18%)	0.18%	(0.07%)	(0.28%)	0.35%				(0.79%)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 5

Supporting Schedule — Average Square Feet Occupancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18	61,137	61,137	61,137	61,137	45,853	61,137	61,137	61,137	61,137
Publix	201		11/01/14	10/31/34	15,200	45,600	45,600	45,600	45,600	45,600	45,600	45,600	45,600
TJ Maxx	302		11/01/14	11/30/24	8,973	26,918	26,918	26,918	26,918	26,918	26,918	26,918	26,918
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14	1,728
Petco	303		1/01/15	12/31/24	2,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000	12,000
Dollar Tree (04/14)	207		4/01/14	4/30/18	11,000	12,000	12,000	12,000	10,000	12,000	12,000	12,000	12,000
Shoe Show (04/14)	206		4/01/14	8/31/24	4,767	5,200	5,200	5,200	5,200	5,200	5,200	5,200	5,200
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14	358
Aspen Dental	304		1/01/15	12/31/24	667	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000
CATO	203	3,900	7/01/13	1/31/17	3,900	3,900	3,575	3,575	3,900	3,900	3,900	3,900	3,250
Palm Beach Tan	202		1/01/15	12/31/19	487	2,920	2,920	2,920	2,920	2,433	2,920	2,920	2,920
Starbucks	401		9/01/14	8/31/24	908	1,816	1,816	1,816	1,816	1,816	1,816	1,816	1,816
Firehouse Subs	204		1/01/15	12/31/19	300	1,800	1,800	1,800	1,800	1,500	1,800	1,800	1,800
Head Start	106	1,500	7/01/13	12/31/24	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500
Republic Finance (11/14	101		11/01/14	12/31/18	500	1,500	1,500	1,500	1,250	1,500	1,500	1,500	1,500
H&R Block	102	1,000	5/01/10	4/30/25	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
AccuQuest	205		8/01/14	7/31/19	700	1,200	1,200	1,200	1,200	900	1,200	1,200	1,200
Nail Model	105	1,000	4/01/08	12/31/19	1,000	1,000	1,000	1,000	1,000	833	1,000	1,000	1,000
Gold Plus	104		1/01/15	12/31/19	167	1,000	1,000	1,000	1,000	833	1,000	1,000	1,000
State Farm	103		1/01/15	12/31/19	167	1,000	1,000	1,000	1,000	833	1,000	1,000	1,000
Republic Finance (As Is	103	1,000	12/01/10	10/31/14	667
Wells Fargo	OP	1	10/01/03	12/31/43	1	1	1	1	1	1	1	1	1

Total Amount Per Year		94,569			117,125	185,492	185,167	185,167	167,958	183,905	185,492	185,492	184,842

Average Percent Occupancy					63.14%	100.00%	99.83%	99.83%	90.55%	99.15%	100.00%	100.00%	99.65%

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 6

Supporting Schedule — Average Square Feet Occupancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18	61,137	61,137
Publix	201		11/01/14	10/31/34	45,600	45,600
TJ Maxx	302		11/01/14	11/30/24	26,918	22,432
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24	12,000	10,000
Dollar Tree (04/14)	207		4/01/14	4/30/18	12,000	12,000
Shoe Show (04/14)	206		4/01/14	8/31/24	5,200	4,333
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24	4,000	3,333
CATO	203	3,900	7/01/13	1/31/17	3,900	3,900
Palm Beach Tan	202		1/01/15	12/31/19	2,920	2,920
Starbucks	401		9/01/14	8/31/24	1,816	1,513
Firehouse Subs	204		1/01/15	12/31/19	1,800	1,800
Head Start	106	1,500	7/01/13	12/31/24	1,500	1,250
Republic Finance (11/14	101		11/01/14	12/31/18	1,500	1,250
H&R Block	102	1,000	5/01/10	4/30/25	1,000	1,000
AccuQuest	205		8/01/14	7/31/19	1,200	1,200
Nail Model	105	1,000	4/01/08	12/31/19	1,000	1,000
Gold Plus	104		1/01/15	12/31/19	1,000	1,000
State Farm	103		1/01/15	12/31/19	1,000	1,000
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43	1	1

Total Amount Per Year		94,569			185,492	176,670

Average Percent Occupancy					100.00%	95.24%

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 7

Supporting Schedule — Scheduled Base Rental Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18	336,254	336,254	336,254	336,254	269,777	445,249	445,249	445,249	445,249
Publix	201		11/01/14	10/31/34	180,120	540,360	540,360	540,360	540,360	540,360	540,360	540,360	540,360
TJ Maxx	302		11/01/14	11/30/24	65,052	195,155	195,155	195,155	195,155	199,642	208,615	208,615	208,615
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14	10,106
Petco	303		1/01/15	12/31/24	38,000	228,000	228,000	228,000	228,000	228,000	228,000	228,000	228,000
Dollar Tree (04/14)	207		4/01/14	4/30/18	64,350	70,200	70,200	70,200	87,129	124,848	124,848	124,848	124,848
Shoe Show (04/14)	206		4/01/14	8/31/24	46,952	51,220	51,220	51,220	51,220	51,220	51,220	51,220	51,220
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14	3,225
Aspen Dental	304		1/01/15	12/31/24	18,333	110,000	110,000	110,000	110,000	110,000	110,000	110,000	110,000
CATO	203	3,900	7/01/13	1/31/17	42,900	42,900	39,325	52,211	59,670	59,670	59,670	59,670	51,638
Palm Beach Tan	202		1/01/15	12/31/19	9,733	58,400	58,400	58,400	58,400	48,667	54,522	56,893	56,893
Starbucks	401		9/01/14	8/31/24	36,320	72,640	72,640	72,640	72,640	72,640	72,640	72,640	72,640
Firehouse Subs	204		1/01/15	12/31/19	6,000	36,000	36,000	36,000	36,000	30,000	33,610	35,071	35,071
Head Start	106	1,500	7/01/13	12/31/24	23,365	28,861	29,727	30,618	31,537	32,483	33,458	34,461	35,495
Republic Finance (11/14	101		11/01/14	12/31/18	10,500	31,500	31,500	31,500	26,250	27,459	28,653	28,653	28,653
H&R Block	102	1,000	5/01/10	4/30/25	13,000	21,000	21,000	21,000	21,000	21,000	21,000	21,000	21,000
AccuQuest	205		8/01/14	7/31/19	14,700	25,200	25,200	25,200	25,200	12,914	8,914	8,914	8,914
Nail Model	105	1,000	4/01/08	12/31/19	22,194	23,010	23,010	23,010	23,010	19,175	18,672	19,484	19,484
Gold Plus	104		1/01/15	12/31/19	3,333	20,000	20,000	20,000	20,000	16,667	18,672	19,484	19,484
State Farm	103		1/01/15	12/31/19	3,333	20,000	20,000	20,000	20,000	16,667	18,672	19,484	19,484
Republic Finance (As Is	103	1,000	12/01/10	10/31/14	12,667
Wells Fargo	OP	1	10/01/03	12/31/43	46,200	46,200	46,200	46,200	46,200	46,200	46,200	46,200	46,200

Total Amount Per Year		94,569			1,006,637	1,956,900	1,954,191	1,967,968	1,921,548	2,102,861	2,122,975	2,130,246	2,123,248

Weighted Average Per SqFt					5.43	10.55	10.54	10.61	10.36	11.34	11.45	11.48	11.45

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 8

Supporting Schedule — Scheduled Base Rental Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025	Total

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18	463,801	489,773	4,349,363
Publix	201		11/01/14	10/31/34	540,360	540,360	5,583,720
TJ Maxx	302		11/01/14	11/30/24	208,615	163,031	2,042,805
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14			10,106
Petco	303		1/01/15	12/31/24	228,000	190,000	2,280,000
Dollar Tree (04/14)	207		4/01/14	4/30/18	133,171	137,333	1,131,975
Shoe Show (04/14)	206		4/01/14	8/31/24	51,220	52,265	560,197
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14			3,225
Aspen Dental	304		1/01/15	12/31/24	110,000	91,667	1,100,000
CATO	203	3,900	7/01/13	1/31/17	65,881	65,881	599,416
Palm Beach Tan	202		1/01/15	12/31/19	56,893	56,893	574,094
Starbucks	401		9/01/14	8/31/24	72,640	51,923	742,003
Firehouse Subs	204		1/01/15	12/31/19	35,071	35,071	353,894
Head Start	106	1,500	7/01/13	12/31/24	36,560	31,256	347,821
Republic Finance (11/14	101		11/01/14	12/31/18	28,653	25,044	298,365
H&R Block	102	1,000	5/01/10	4/30/25	21,000	21,000	223,000
AccuQuest	205		8/01/14	7/31/19	8,914	9,211	173,281
Nail Model	105	1,000	4/01/08	12/31/19	19,484	19,484	230,017
Gold Plus	104		1/01/15	12/31/19	19,484	19,484	196,608
State Farm	103		1/01/15	12/31/19	19,484	19,484	196,608
Republic Finance (As Is	103	1,000	12/01/10	10/31/14			12,667
Wells Fargo	OP	1	10/01/03	12/31/43	46,200	46,200	508,200

Total Amount Per Year		94,569			2,165,431	2,065,360	21,517,365

Weighted Average Per SqFt					11.67	11.13

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 9

Supporting Schedule — Base Rent Abatements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18					27,828
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24
Dollar Tree (04/14)	207		4/01/14	4/30/18					7,803
Shoe Show (04/14)	206		4/01/14	8/31/24
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24
CATO	203	3,900	7/01/13	1/31/17				2,486					2,745
Palm Beach Tan	202		1/01/15	12/31/19							2,371
Starbucks	401		9/01/14	8/31/24
Firehouse Subs	204		1/01/15	12/31/19							1,461
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18						1,194
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19						557
Nail Model	105	1,000	4/01/08	12/31/19							812
Gold Plus	104		1/01/15	12/31/19							812
State Farm	103		1/01/15	12/31/19							812
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569						2,486	35,631	1,751	6,268		2,745

Weighted Average Per SqFt								0.01	0.19	0.01	0.03		0.01

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 10

Supporting Schedule — Base Rent Abatements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025	Total

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18			27,828
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24		19,712	19,712
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24
Dollar Tree (04/14)	207		4/01/14	4/30/18			7,803
Shoe Show (04/14)	206		4/01/14	8/31/24		3,808	3,808
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24
CATO	203	3,900	7/01/13	1/31/17			5,231
Palm Beach Tan	202		1/01/15	12/31/19			2,371
Starbucks	401		9/01/14	8/31/24		12,766	12,766
Firehouse Subs	204		1/01/15	12/31/19			1,461
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18		1,318	2,512
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19			557
Nail Model	105	1,000	4/01/08	12/31/19			812
Gold Plus	104		1/01/15	12/31/19			812
State Farm	103		1/01/15	12/31/19			812
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569				37,604	86,485

Weighted Average Per SqFt						0.20

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 11

Supporting Schedule — Absorption & Turnover Vacancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18					111,312
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24
Dollar Tree (04/14)	207		4/01/14	4/30/18					20,808
Shoe Show (04/14)	206		4/01/14	8/31/24
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24
CATO	203	3,900	7/01/13	1/31/17			4,875	4,973					10,980
Palm Beach Tan	202		1/01/15	12/31/19						9,296
Starbucks	401		9/01/14	8/31/24
Firehouse Subs	204		1/01/15	12/31/19						5,731
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18					4,682
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19						2,229
Nail Model	105	1,000	4/01/08	12/31/19						3,184
Gold Plus	104		1/01/15	12/31/19						3,184
State Farm	103		1/01/15	12/31/19						3,184
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569					4,875	4,973	136,802	26,808			10,980

Weighted Average Per SqFt							0.03	0.03	0.74	0.14			0.06

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 12

Supporting Schedule — Absorption & Turnover Vacancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025	Total

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18			111,312
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24		52,565	52,565
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24		23,433	23,433
Dollar Tree (04/14)	207		4/01/14	4/30/18			20,808
Shoe Show (04/14)	206		4/01/14	8/31/24		15,232	15,232
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24		11,717	11,717
CATO	203	3,900	7/01/13	1/31/17			20,828
Palm Beach Tan	202		1/01/15	12/31/19			9,296
Starbucks	401		9/01/14	8/31/24		14,185	14,185
Firehouse Subs	204		1/01/15	12/31/19			5,731
Head Start	106	1,500	7/01/13	12/31/24		5,272	5,272
Republic Finance (11/14	101		11/01/14	12/31/18		5,272	9,954
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19			2,229
Nail Model	105	1,000	4/01/08	12/31/19			3,184
Gold Plus	104		1/01/15	12/31/19			3,184
State Farm	103		1/01/15	12/31/19			3,184
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569				127,676	312,114

Weighted Average Per SqFt						0.69

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 13

Supporting Schedule — Expense Reimbursement Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18	182,469	200,960	205,262	209,539	160,560	221,430	225,745	231,069	236,203
Publix	201		11/01/14	10/31/34	41,353	125,856	128,607	131,421	134,294	137,233	140,236	143,306	146,444
TJ Maxx	302		11/01/14	11/30/24	26,548	80,807	82,588	84,411	86,272	88,178	90,123	92,113	94,148
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14	5,055
Petco	303		1/01/15	12/31/24	6,960	41,911	42,802	43,688	44,526	46,177	47,067	48,174	49,240
Dollar Tree (04/14)	207		4/01/14	4/30/18	32,889	39,445	40,289	41,129	34,985	43,463	44,309	45,354	46,362
Shoe Show (04/14)	206		4/01/14	8/31/24	7,926	8,800	8,961	9,124	9,293	9,466	9,642	9,823	10,009
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14	593
Aspen Dental	304		1/01/15	12/31/24	2,320	13,970	14,268	14,563	14,842	15,392	15,689	16,058	16,414
CATO	203	3,900	7/01/13	1/31/17	11,640	12,820	11,983	12,255	13,627	14,125	14,401	14,739	12,566
Palm Beach Tan	202		1/01/15	12/31/19	1,694	10,199	10,415	10,631	10,835	9,335	10,782	11,036	11,282
Starbucks	401		9/01/14	8/31/24	2,930	6,343	6,477	6,611	6,739	6,987	7,123	7,291	7,452
Firehouse Subs	204		1/01/15	12/31/19	1,044	6,287	6,420	6,554	6,679	5,755	6,646	6,803	6,955
Head Start	106	1,500	7/01/13	12/31/24	4,878	5,393	5,507	5,621	5,727	5,942	6,055	6,198	6,336
Republic Finance (11/14	101		11/01/14	12/31/18	1,550	4,931	5,035	5,141	4,338	5,433	5,539	5,670	5,796
H&R Block	102	1,000	5/01/10	4/30/25	3,162	3,492	3,567	3,640	3,710	3,848	3,922	4,014	4,104
AccuQuest	205		8/01/14	7/31/19	2,246	4,192	4,280	4,368	4,453	3,376	4,431	4,536	4,635
Nail Model	105	1,000	4/01/08	12/31/19	2,984	3,287	3,357	3,426	3,494	3,010	3,693	3,779	3,864
Gold Plus	104		1/01/15	12/31/19	581	3,492	3,567	3,640	3,710	3,197	3,693	3,779	3,864
State Farm	103		1/01/15	12/31/19	581	3,492	3,567	3,640	3,710	3,197	3,693	3,779	3,864
Republic Finance (As Is	103	1,000	12/01/10	10/31/14	1,951
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569			341,354	575,677	586,952	599,402	551,794	625,544	642,789	657,521	669,538

Weighted Average Per SqFt					1.84	3.10	3.16	3.23	2.97	3.37	3.47	3.54	3.61

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 14

Supporting Schedule — Expense Reimbursement Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025	Total

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18	241,928	247,988	2,363,153
Publix	201		11/01/14	10/31/34	149,650	152,929	1,431,329
TJ Maxx	302		11/01/14	11/30/24	96,228	82,710	904,126
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14			5,055
Petco	303		1/01/15	12/31/24	50,433	42,973	463,951
Dollar Tree (04/14)	207		4/01/14	4/30/18	47,486	48,675	464,386
Shoe Show (04/14)	206		4/01/14	8/31/24	10,200	12,247	105,491
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14			593
Aspen Dental	304		1/01/15	12/31/24	16,811	14,325	154,652
CATO	203	3,900	7/01/13	1/31/17	15,433	15,820	149,409
Palm Beach Tan	202		1/01/15	12/31/19	11,554	11,844	109,607
Starbucks	401		9/01/14	8/31/24	7,632	6,370	71,955
Firehouse Subs	204		1/01/15	12/31/19	7,123	7,302	67,568
Head Start	106	1,500	7/01/13	12/31/24	6,489	5,529	63,675
Republic Finance (11/14	101		11/01/14	12/31/18	5,936	5,072	54,441
H&R Block	102	1,000	5/01/10	4/30/25	4,203	4,308	41,970
AccuQuest	205		8/01/14	7/31/19	4,749	4,867	46,133
Nail Model	105	1,000	4/01/08	12/31/19	3,957	4,056	38,907
Gold Plus	104		1/01/15	12/31/19	3,957	4,056	37,536
State Farm	103		1/01/15	12/31/19	3,957	4,056	37,536
Republic Finance (As Is	103	1,000	12/01/10	10/31/14			1,951
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569			687,726	675,127	6,613,424

Weighted Average Per SqFt					3.71	3.64

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 15

Supporting Schedule — Tenant Improvements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18					337,419
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24	300,000
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24	180,000
Dollar Tree (04/14)	207		4/01/14	4/30/18					49,672
Shoe Show (04/14)	206		4/01/14	8/31/24
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24	40,000
CATO	203	3,900	7/01/13	1/31/17				10,500					11,879
Palm Beach Tan	202		1/01/15	12/31/19	29,200						8,466
Starbucks	401		9/01/14	8/31/24
Firehouse Subs	204		1/01/15	12/31/19	18,000						5,219
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18	15,000					4,243
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19	12,000					6,788
Nail Model	105	1,000	4/01/08	12/31/19							2,899
Gold Plus	104		1/01/15	12/31/19	10,000						2,899
State Farm	103		1/01/15	12/31/19	10,000						2,899
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569			614,200			10,500	387,091	11,031	22,382		11,879

Weighted Average Per SqFt					3.31			0.06	2.09	0.06	0.12		0.06

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 16

Supporting Schedule — Tenant Improvements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025	Total

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18			337,419
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24		129,215	429,215
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24			180,000
Dollar Tree (04/14)	207		4/01/14	4/30/18			49,672
Shoe Show (04/14)	206		4/01/14	8/31/24		16,641	16,641
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24			40,000
CATO	203	3,900	7/01/13	1/31/17			22,379
Palm Beach Tan	202		1/01/15	12/31/19			37,666
Starbucks	401		9/01/14	8/31/24		13,948	13,948
Firehouse Subs	204		1/01/15	12/31/19			23,219
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18		4,800	24,043
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19			18,788
Nail Model	105	1,000	4/01/08	12/31/19			2,899
Gold Plus	104		1/01/15	12/31/19			12,899
State Farm	103		1/01/15	12/31/19			12,899
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569				164,604	1,221,687

Weighted Average Per SqFt						0.89

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 17

Supporting Schedule — Leasing Commissions

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Feb-2015	Year 2 Feb-2016	Year 3 Feb-2017	Year 4 Feb-2018	Year 5 Feb-2019	Year 6 Feb-2020	Year 7 Feb-2021	Year 8 Feb-2022	Year 9 Feb-2023

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18					145,228
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24	114,000
Dollar Tree (04/14)	207		4/01/14	4/30/18					27,847
Shoe Show (04/14)	206		4/01/14	8/31/24
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24	55,000
CATO	203	3,900	7/01/13	1/31/17				9,246					10,208
Palm Beach Tan	202		1/01/15	12/31/19	14,600						8,815
Starbucks	401		9/01/14	8/31/24
Firehouse Subs	204		1/01/15	12/31/19	9,000						5,434
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18						4,440
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19	6,300					2,908
Nail Model	105	1,000	4/01/08	12/31/19							3,019
Gold Plus	104		1/01/15	12/31/19	5,000						3,019
State Farm	103		1/01/15	12/31/19	5,000						3,019
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569			208,900			9,246	173,075	7,348	23,306		10,208

Weighted Average Per SqFt					1.13			0.05	0.93	0.04	0.13		0.06

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:50 am Ref# : BBQ Page : 18

Supporting Schedule — Leasing Commissions

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Feb-2024	Year 11 Feb-2025	Total

Tenant	Suite
Hobby Lobby	301	61,137	7/01/13	6/30/18			145,228
Publix	201		11/01/14	10/31/34
TJ Maxx	302		11/01/14	11/30/24		70,346	70,346
Dollar Tree (08/13)	200	20,731	4/01/03	3/31/14
Petco	303		1/01/15	12/31/24			114,000
Dollar Tree (04/14)	207		4/01/14	4/30/18			27,847
Shoe Show (04/14)	206		4/01/14	8/31/24		14,161	14,161
Shoe Show (08/13)	310	4,300	8/01/88	3/31/14
Aspen Dental	304		1/01/15	12/31/24			55,000
CATO	203	3,900	7/01/13	1/31/17			19,454
Palm Beach Tan	202		1/01/15	12/31/19			23,415
Starbucks	401		9/01/14	8/31/24		28,629	28,629
Firehouse Subs	204		1/01/15	12/31/19			14,434
Head Start	106	1,500	7/01/13	12/31/24
Republic Finance (11/14	101		11/01/14	12/31/18		4,902	9,342
H&R Block	102	1,000	5/01/10	4/30/25
AccuQuest	205		8/01/14	7/31/19			9,208
Nail Model	105	1,000	4/01/08	12/31/19			3,019
Gold Plus	104		1/01/15	12/31/19			8,019
State Farm	103		1/01/15	12/31/19			8,019
Republic Finance (As Is	103	1,000	12/01/10	10/31/14
Wells Fargo	OP	1	10/01/03	12/31/43

Total Amount Per Year		94,569				118,038	550,121

Weighted Average Per SqFt						0.64

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 1

Input Assumptions

Property Description		Property Timing
Name:	Northgate Shopping Center	Analysis Start Date:	3/14
Address:	655 Fieldstown Road	Reporting Start Date:	3/14
Address2:		Years to Report or End Date:	10
City:	Gardendale
State:	AL
Zip:	35071
Country:
Portfolio:
Property Type:	Community/Power Center
Property Reference:
Property Version:

Area Measures

Label	Area

Property Size	185,491 SqFt
Alt. Prop. Size	1 SqFt

Constants

Label

Total Purchase Price	0

General Inflation
Inflation Month:	Analysis Start
Reimbursement Method:	Calendar reimbursement using fiscal inflation

Overall Inflation Rates

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
General Inflation		2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5
Miscellaneous Revenues
Reimbursable Expenses
Non-Reimbursable Expenses
Capital Expenditures
CPI
Retail Sales Volume
Market Rent		0	0	2	2	2	2	2	2	2	2	2	2
Leasing Costs
Land Costs
Hard Costs
Soft Costs

Reimbursable Expenses

Name	Acct Code	Actuals	Budgeted	Units	Area/Constant	Frequency	% Fixed	Inflation	Ref Acct	Notes

Real Estate Taxes			185,892	$Amount		/Year	100
Property Insurance			0.2	$/Area	Property Size	/Year	100
Common Area Maintenance			1.5	$/Area	Property Size	/Year	100
Management Fee			4	% of EGR

Gross Up for Reimbursement: No

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 2

Input Assumptions

(continued from previous page)

Non-Reimbursable Expenses

Name	Acct Code	Actuals	Budgeted	Units	Area/Constant	Frequency	% Fixed	Inflation	Ref Acct	Notes

Non-Reimbursables			0.2	$/Area	Property Size	/Year	100
Replacement Reserve			0.15	$/Area	Property Size	/Year	100

Capital Expenditures

Name	Acct Code	Actuals	Budgeted	Units	Area/Constant	Frequency	% Fixed	Inflation	Ref Acct	Notes

Redevelopment Costs			Detail	$Amount			100

Detail Of Redevelopment Costs

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027	Feb-2028

March	727196.00
April	727196.00
May	727196.00
June	727196.00
July	727196.00
August	727196.00
September	727196.00
October	727196.00
November	727196.00
December	727196.00
January
February

Annual Total	7271960
Inflation		0.0000
Inflated Total	7271960

General Vacancy
Method:	Percent of Potential Gross Revenue
Primary Rate:	10
Based On:	Tenant Groups
Overrides Affect Primary Rate As:	Replace

Group	Rate	Exclude Upon Rollover

Publix & Hobby Lobby	0	No

Percent Based on Revenue Minus Absorption and Turnover Vacancy: No

Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes

Credit & Collection Loss
Method:	Percent of Potential Gross Revenue
Primary Rate:	1
Based On:	Tenant Groups
Overrides Affect Primary Rate As:	Replace

Group	Rate	Exclude Upon Rollover

Publix & Hobby Lobby	0	No

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 3

Input Assumptions

(continued from previous page)

Rent Roll

No.	Tenant Name/Description	Suite	Lease Type	Lease Status	Total Area	Start Date	Term/ Expir	Base/Min Rent	Unit of Measure	Rent Chng	Rtl Sls	Reimbursements	Unit of Measure	Rent Abatement

1	Hobby Lobby	301	Retail	Contract	61,137	7/13	6/18	5.5	$/SqFt/Yr			Net
2	Publix	201	Retail	Contract	45,600	11/14	20	11.85	$/SqFt/Yr			Publix
3	TJ Maxx	302	Retail	Contract	26,918	11/14	11/24	Detail				TJ Maxx (01/15)
4	Dollar Tree (08/13)	200	Retail	Contract	20,731	4/03	3/14	Detail				Dollar Tree (07
5	Petco	303	Retail	Contract	12,000	1/15	12/24	19	$/SqFt/Yr			TI+(CM+10%)
6	Dollar Tree (04/14)	207	Retail	Contract	12,000	4/14	4/18	5.85	$/SqFt/Yr			Dollar Tree (07
7	Shoe Show (04/14)	206	Retail	Contract	5,200	4/14	8/24	9.85	$/SqFt/Yr			Shoe Show (08/1
8	Shoe Show (08/13)	310	Retail	Contract	4,300	8/88	3/14	Detail				Shoe Show (08/1
9	Aspen Dental	304	Retail	Contract	4,000	1/15	12/24	27.5	$/SqFt/Yr			TI+(CM+10%)
10	CATO	203	Retail	Contract	3,900	7/13	1/17	11	$/SqFt/Yr			Net
11	Palm Beach Tan	202	Retail	Contract	2,920	1/15	12/19	20	$/SqFt/Yr			TI+(CM+10%)
12	Starbucks	401	Retail	Contract	1,816	9/14	8/24	40	$/SqFt/Yr			TI+(CM+10%)
13	Firehouse Subs	204	Retail	Contract	1,800	1/15	12/19	20	$/SqFt/Yr			TI+(CM+10%)
14	Head Start	106	Retail	Contract	1,500	7/13	12/24	Detail				TI+(CM+15%)
15	Republic Finance (11/	101	Retail	Contract	1,500	11/14	12/18	21	$/SqFt/Yr			Republic Financ
16	H&R Block	102	Retail	Contract	1,000	5/10	4/25	Detail				TI+(CM+10%)
17	AccuQuest	205	Retail	Contract	1,200	8/14	7/19	21	$/SqFt/Yr			TI+(CM+10%)
18	Nail Model	105	Retail	Contract	1,000	4/08	12/19	Detail				Nail Model
19	Gold Plus	104	Retail	Contract	1,000	1/15	12/19	20	$/SqFt/Yr			TI+(CM+10%)
20	State Farm	103	Retail	Contract	1,000	1/15	12/19	20	$/SqFt/Yr			TI+(CM+10%)
21	Republic Finance (As	103	Retail	Contract	1,000	12/10	10/14	19	$/SqFt/Yr			Republic Financ
22	Wells Fargo	OP	Retail	Contract	1	10/03	12/43	Detail				None

No.	Tenant Name/Description	Leasing Cost	Security Deposit	Market Leasing	Upon Expiration	Rnwl Prob	More/ Notes

1	Hobby Lobby			Anchor	Market
2	Publix			Anchor	Market
3	TJ Maxx	Yes		Junior Anchor	Market
4	Dollar Tree (08/13)			Junior Anchor	ReAbsorb
5	Petco	Yes		Junior Anchor	Market
6	Dollar Tree (04/14)			Junior Anchor	Market
7	Shoe Show (04/14)			In-Line - Large	Market
8	Shoe Show (08/13)			In-Line - Large	ReAbsorb
9	Aspen Dental	Yes		In-Line - Large	Market
10	CATO			In-Line - Large	Market
11	Palm Beach Tan	Yes		In-Line - Small	Market
12	Starbucks			Restaurant Outp	Market
13	Firehouse Subs	Yes		In-Line - Small	Market
14	Head Start			In-Line - Small	Market
15	Republic Finance (11/	Yes		In-Line - Small	Market
16	H&R Block			In-Line - Small	Market
17	AccuQuest	Yes		Anchor	Market
18	Nail Model			In-Line - Small	Market
19	Gold Plus	Yes		In-Line - Small	Market
20	State Farm	Yes		In-Line - Small	Market
21	Republic Finance (As			In-Line - Small	ReAbsorb
22	Wells Fargo			Bank	Market

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 4

Input Assumptions

(continued from previous page)

Detail Base Rent
TJ Maxx
Date	Amount	Units

1	7.25	$/SqFt/Yr
61	7.75	$/SqFt/Yr

Leasing Cost
TJ Maxx
Tenant Improvements:	300,000	$Amount
Leasing Commissions:		Percent

Detail Base Rent
Dollar Tree (08/13)
Date	Amount	Units

4/03	4.83	$/SqFt/Yr
5/08	5.35	$/SqFt/Yr
5/13	5.85	$/SqFt/Yr

Leasing Cost
Petco
Tenant Improvements:	$15.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Detail Base Rent
Shoe Show (08/13)
Date	Amount	Units

8/88	8	$/SqFt/Yr
4/91	7	$/SqFt/Yr
10/92	8	$/SqFt/Yr
9/93	6.5	$/SqFt/Yr
9/95	6.5	$/SqFt/Yr
9/98	9	$/SqFt/Yr
9/06	9	$/SqFt/Yr

Leasing Cost
Aspen Dental
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Leasing Cost
Palm Beach Tan
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Leasing Cost
Firehouse Subs
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Detail Base Rent
Head Start
Date	Amount	Units

8/12	13.84	$/SqFt/Yr
11/14	19.05	$/SqFt/Yr
11/15	3	% Inc, Annual

Leasing Cost
Republic Finance (11/14)
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:		Percent

Detail Base Rent
H&R Block
Date	Amount	Units

5/10	9	$/SqFt/Yr
11/14	21	$/SqFt/Yr

Leasing Cost
AccuQuest
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Detail Base Rent
Nail Model
Date	Amount	Units

6/13	21.13	$/SqFt/Yr
6/14	22.18	$/SqFt/Yr
11/14	23.01	$/SqFt/Yr

Leasing Cost
Gold Plus
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Leasing Cost
State Farm
Tenant Improvements:	$10.00/$0.00 TI
Leasing Commissions:	5.0%/2.5% LC

Detail Base Rent
Wells Fargo
Date	Amount	Units

10/03	3,500	$Amnt/Mo
10/13	3,850	$Amnt/Mo

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© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 5

Input Assumptions

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Tenant Groups

Group: Publix & Hobby Lobby
Hobby Lobby	301
Publix	201

Rent Abatements

Rent Abatement Category:

2 Month Abatement

Modifier: Standard

Date	Pct	Mos

1	100	2.00

Market Rent Abatements

Market Rent Abatements Category: 2/0Months RA

Modifier: Standard

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	2	2	2	2	2	2	2	2	2	2	2	2	2
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0

Market Rent Abatements Category: 3/0 Months RA

Modifier: Standard

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	3	3	3	3	3	3	3	3	3	3	3	3	3
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0

Market Rent Abatements Category: 6/0 Months RA

Modifier: Standard

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	6	6	6	6	6	6	6	6	6	6	6	6	6
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0

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© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 6

Input Assumptions

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Detailed Reimbursement Methods

Reimbursement Category: TI+(CM+10%)

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
Common Area Maintenance	Net (Pays Pro Rata Share)		Natural	Property Size			110
Management Fee	Net (Pays Pro Rata Share)		Natural	Property Size			110

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
Common Area Maintenance
Management Fee

Number of terms to apply method: 1

Gross up Expenses: Global

Reimbursement Category: TI+(CM+15%)

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Mgmt	Net (Pays Pro Rata Share)		Natural	Property Size			115

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
CAM & Mgmt

Number of terms to apply method: 1

Gross up Expenses: Global

Reimbursement Category: Dollar Tree (07/13)

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Mgmt	Net (Pays Pro Rata Share)		Natural	Property Size			100

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 7

Input Assumptions

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Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
CAM & Mgmt		$/SqFt/Yr			$/SqFt/Yr

Number of terms to apply method: 1

Gross up Expenses: Global

Reimbursement Category: Shoe Show (08/13)

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 8

Input Assumptions

(continued from previous page)

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Mgmt	Net (Pays Pro Rata Share)		Natural	Property Size			100

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
CAM & Mgmt				0.46	$/SqFt/Yr	0

Number of terms to apply method: 1

Gross up Expenses: Global

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 9

Input Assumptions

(continued from previous page)

Reimbursement Category: TJ Maxx (01/15)

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Mgmt	Net (Pays Pro Rata Share)		Natural	Property Size			100

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
CAM & Mgmt						2

Number of terms to apply method: 1

Gross up Expenses: Global

Reimbursement Category: Publix

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Ins	Net (Pays Pro Rata Share)		Natural	Property Size			100

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
CAM & Ins						2

Number of terms to apply method: 1

Gross up Expenses: Global

Reimbursement Category: Republic Finance

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pro-rata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Mgmt	Net (Pays Pro Rata Share)		Natural	Property Size			100

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 10

Input Assumptions

(continued from previous page)

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
CAM & Mgmt	0.75	$/SqFt/Yr

Number of terms to apply method: 1

Gross up Expenses: Global

Reimbursement Category: Nail Model

Base Category on Another Method: No

Reimbursable Expenses	Reimbursement Method	Amount	Pror-ata	Area Measure	Area Minimum	Reimburse After	Chargable %

Real Estate Taxes	Net (Pays Pro Rata Share)		Natural	Property Size			100
Property Insurance	Net (Pays Pro Rata Share)		Natural	Property Size			100
CAM & Mgmt	Net (Pays Pro Rata Share)		Natural	Property Size			100

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 11

Input Assumptions

(continued from previous page)

Reimbursable Expenses	Reimb. Minimum	Unit of Measure	Min. Growth	Reimb. Max	Unit of Measure	Max Growth	% Rent Offset

Real Estate Taxes
Property Insurance
CAM & Mgmt	1.6	$/SqFt/Yr

Number of terms to apply method: 1

Gross up Expenses: Global

Expense Groups
Group: CAM & Mgmt
Common Area Maintenance	100
Management Fee	100

Group: CAM & Ins
Common Area Maintenance	100
Property Insurance	100

Group: Ins, CAM & Mgmt
Property Insurance	100
Common Area Maintenance	100
Management Fee	100

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 12

Input Assumptions

(continued from previous page)

Market Leasing Assumptions

Leasing Assumptions Category: Anchor

Lease Status: Speculative

	New Market	Renewal Mkt	Unit of Measure
Renewal Probability		75	Percent
Market Rent	7.00	7.00	$/SqFt/Yr
Months Vacant	12 MV	0
Tenant Improvements	$20.00/$0.00 TI
Leasing Commissions	5.0%/2.5% LC
Rent Abatements	3/0 Months RA
Security Deposit	None	None

Non-Weighted Items
Rent Changes	Yes
Retail Sales	No
Reimbursements	Net
Term Lengths	10	Years

Rent Changes: Anchor, current term
Changing Base:	10% in Yr 6
Step:
Porters’ Wage:
Miscellaneous:
CPI Rent
Category:
Parking
Spaces:	Continue Prior
Amount:

Leasing Assumptions Category: Junior Anchor

Lease Status: Speculative

	New Market	Renewal Mkt	Unit of Measure
Renewal Probability		75	Percent
Market Rent	10.00	10.00	$/SqFt/Yr
Months Vacant	9 MV	0
Tenant Improvements	$15.00/$0.00 TI
Leasing Commissions	5.0%/2.5% LC
Rent Abatements	3/0 Months RA
Security Deposit	None	None

Non-Weighted Items
Rent Changes	Yes
Retail Sales	No
Reimbursements	Net
Term Lengths	7	Years

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© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 13

Input Assumptions

(continued from previous page)

Rent Changes: Junior Anchor, current term
Changing Base:	10% in Yr 6
Step:
Porters’ Wage:
Miscellaneous:
CPI Rent
Category:
Parking
Spaces:	Continue Prior
Amount:

Leasing Assumptions Category: In-Line - Large

Lease Status: Speculative

	New Market	Renewal Mkt	Unit of Measure
Renewal Probability		75	Percent
Market Rent	15.00	15.00	$/SqFt/Yr
Months Vacant	6 MV	0
Tenant Improvements	$10.00/$0.00 TI
Leasing Commissions	5.0%/2.5% LC
Rent Abatements	2/0 Months RA
Security Deposit	None	None

Non-Weighted Items
Rent Changes	No
Retail Sales	No
Reimbursements	Net
Term Lengths	5	Years

Leasing Assumptions Category: In-Line - Small

Lease Status: Speculative

	New Market	Renewal Mkt	Unit of Measure
Renewal Probability		75	Percent
Market Rent	18.00	18.00	$/SqFt/Yr
Months Vacant	6 MV	0
Tenant Improvements	$10.00/$0.00 TI
Leasing Commissions	5.0%/2.5% LC
Rent Abatements	2/0 Months RA
Security Deposit	None	None

Non-Weighted Items
Rent Changes	No
Retail Sales	No
Reimbursements	Net
Term Lengths	5	Years

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© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 14

Input Assumptions

(continued from previous page)

Leasing Assumptions Category: Bank

Lease Status: Speculative

	New Market	Renewal Mkt	Unit of Measure
Renewal Probability		75	Percent
Market Rent	45,000.00	45,000.00	$/SqFt/Yr
Months Vacant	12 MV	0
Tenant Improvements	$0.00/$0.00 TI
Leasing Commissions	5.0%/2.5% LC
Rent Abatements	6/0 Months RA
Security Deposit	None	None

Non-Weighted Items
Rent Changes	Yes
Retail Sales	No
Reimbursements	None
Term Lengths	10	Years

Rent Changes: Bank,current term
Changing Base:	10% in Yr 6
Step:
Porters’ Wage:
Miscellaneous:
CPI Rent
Category:
Parking
Spaces:	Continue Prior
Amount:

Leasing Assumptions Category: Restaurant Outparcel

Lease Status: Speculative

	New Market	Renewal Mkt	Unit of Measure
Renewal Probability		70	Percent
Market Rent	40.00	40.00	$/SqFt/Yr
Months Vacant	6 MV	0
Tenant Improvements	$20.00/$0.00 TI
Leasing Commissions	5.0%/2.5% LC
Rent Abatements	6/0 Months RA
Security Deposit	None	None

Non-Weighted Items
Rent Changes	Yes
Retail Sales	No
Reimbursements	Net
Term Lengths	10	Years

Rent Changes: Restaurant Outparcel, current term
Changing Base:	10% in Yr 6
Step:
Porters’ Wage:
Miscellaneous:
CPI Rent
Category:
Parking
Spaces:	Continue Prior
Amount:

(continued on next page)

© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 15

Input Assumptions

(continued from previous page)

Changing Base Rent

Changing Base:
10% in Yr 6

Date	Amount	Units

1	100	% Market
61	10	% Increase

Months Vacant

Months Vacant Category: 6 MV

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
# of Months	6	6	6	6	6	6	6	6	6	6	6	6	6

Months Vacant Category: 9 MV

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
# of Months	9	9	9	9	9	9	9	9	9	9	9	9	9

Months Vacant Category: 12 MV

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
# of Months	12	12	12	12	12	12	12	12	12	12	12	12	12

Months Vacant Category: 18 MV

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
# of Months	18	18	18	18	18	18	18	18	18	18	18	18	18

Tenant Improvements

Tenant Improvements Category: $0.00/$0.00 TI

Payment Made: First Month

Unit of Measure: $/SqFt

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	0	0	0	0	0	0	0	0	0	0	0	0	0
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0
Inflation

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© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 16

Input Assumptions

(continued from previous page)

Tenant Improvements Category: $5.00/$0.00 TI

Payment Made: First Month

Unit of Measure: $/SqFt

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	5	5	5	5	5	5	5	5	5	5	5	5	5
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0
Inflation

Tenant Improvements Category: $10.00/$0.00 TI

Payment Made: First Month

Unit of Measure: $/SqFt

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	10	10	10	10	10	10	10	10	10	10	10	10	10
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0
Inflation

Tenant Improvements Category: $15.00/$0.00 TI

Payment Made: First Month

Unit of Measure: $/SqFt

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	15	15	15	15	15	15	15	15	15	15	15	15	15
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0
Inflation

Tenant Improvements Category: $20.00/$0.00 TI

Payment Made: First Month

Unit of Measure: $/SqFt

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	20	20	20	20	20	20	20	20	20	20	20	20	20
Renewal	0	0	0	0	0	0	0	0	0	0	0	0	0
Inflation

Leasing Commissions

Leasing Commissions Category: 5.0%/2.5% LC

Payment Made: First Month

Unit of Measure: Percent

	Feb-2015	Feb-2016	Feb-2017	Feb-2018	Feb-2019	Feb-2020	Feb-2021	Feb-2022	Feb-2023	Feb-2024	Feb-2025	Feb-2026	Feb-2027
New	5	5	5	5	5	5	5	5	5	5	5	5	5
Renewal	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5
Inflation

Calculation includes:
Base Rent:	Yes
Free Rent:	Yes
Step Rent:	Yes
Reimbursements:	No
Retail Sales:	No
CPI Rent:	No

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© 2014 CBRE, Inc.

Northgate Shopping Center 655 Fieldstown Road Gardendale, AL 35071	Software : ARGUS Ver. 15.0.1.26 File : 14-341AT-0406_Magnolia City Place Property Type : Community/Power Center Portfolio : Date : 3/5/14 Time : 10:51 am Ref# : BBQ Page : 17

Input Assumptions

(continued from previous page)

Property Resale
Option:	Capitalize NOI Adjusted for Full Occupancy
Cap Rate:	7.75
Resale Adjustment(s):	2
Apply Rate to following year income: Yes
Calculate Resale for All Years: No

Cap Rate Adjustment for Occupancy
Stabilized Market Vacancy Rate:	0

Input Switches

Enable Budgeting (entry of actuals and variance reporting):	No
Use market rent abatement categories:	Yes
Use reimbursable reporting groups:	No
Display Term override columns in Market Leasing Assumptions:	No
Use CPI index:	No
Use old input method for Present Value Discounting:	No
Allow leases to start and end on specific dates:	No

Auto Selection Defaults
Rents Entered:	Annually
Highest per SqFt Rent:	500
Highest per SqFt Property expense/revenue:	100

This Property Uses:
Development Costs	Yes
Escrow	Yes
Porter’s Wage	Yes
Debt	Yes
Depreciation and Tax	Yes
Partnerships	Yes

Present Value Discounting
Primary Discount Rate:	8.75
Discount Rate Range
Number of Rates:	7
Increment:	0.25
Discount Method: Annually (Endpoint on Cash Flow & Resale)
Secondary Discount Timing
Start Date:	2/15
End Date:	1/25
Length:	10
Advanced
Unleveraged Discount Range
Cash Flow Rate:	8.75
Resale Rate:	8.75
Leveraged Discount Range
Cash Flow Rate:	8.75
Resale Rate:	8.75

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM H

LEGAL DESCRIPTION

© 2014 CBRE, Inc.

LEGAL DESCRIPTION

SAID TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOW:

A TRACT OF LAND SITUATED IN THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 11, THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 AND THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 14, ALL IN TOWNSHIP 16 SOUTH, RANGE 3 WEST, JEFFERSON COUNTY, ALABAMA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGIN AT THE SOUTHEAST CORNER OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 14 AND THENCE RUN NORTH 88°46’17” WEST ALONG THE SOUTH LINE OF SAID 1/4 - 1/4 SECTION FOR 666.84 FEET; THENCE RUN NORTH 00°28’13’ EAST FOR 83 31 FEET; THENCE RUN NORTH 86°11’47” WEST FOR 195.92 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF ODUM ROAD AND THE POINT OF BEGINNING OF A NON TANGENT CURVE TO THE RIGHT, OF WHICH THE RADIUS POINT LIES SOUTH 88°24’48” EAST, A RADIAL DISTANCE OF 1,418.98 FEET; THENCE RUN NORTHERLY ALONG SAID ROAD RIGHT-OF-WAY AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 24°19’59”, FOR 602.63 FEET; THENCE RUN NORTH 25°59’07” EAST ALONG SAID ROAD RIGHT-OF-WAY FOR 108.15 FEET; THENCE RUN NORTH 65°06’5” EAST ALONG SAID ROAD RIGHT-OF-WAY FOR 10.25 FEET TO THE POINT OF BEGINNING OF A NON TANGENT CURVE TO THE LEFT, OF WHICH THE RADIUS POINT LIES NORTH 66°14’11” WEST, A RADIAL DISTANCE OF 1,205.92 FEET; THENCE RUN NORTHERLY ALONG SAID ROAD RIGHT-OF-WAY AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 03°11’49”, FOR 67.29 FEET TO THE POINT OF BEGINNING OF A NON TANGENT CURVE TO THE LEFT, OF WHICH THE RADIUS POINT LIES NORTH 60°34’28” WEST, A RADIAL DISTANCE OF 590.50 FEET; THENCE RUN NORTHEASTERLY ALONG SAID ROAD RIGHT-OF- WAY AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 10°29’22”, FOR 108.11 FEET; THENCE RUN NORTH 16°44’53” EAST ALONG SAID ROAD RIGHT-OF-WAY FOR 79.83 FEET; THENCE RUN NORTH 54°40’34” EAST ALONG SAID ROAD RIGHT-OF-WAY FOR 22.56 FEET; THENCE RUN NORTH 21°27’05” EAST ALONG SAID ROAD RIGHT-OF-WAY FOR 179.84 FEET; THENCE RUN NORTH 02°22’12” WEST ALONG SAID ROAD RIGHT-OF-WAY FOR 90.12 FEET; THENCE RUN NORTH 00°33’44” EAST FOR 67.00 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF FIELDSTOWN ROAD AND THE POINT OF BEGINNING OF A NON TANGENT CURVE TO THE RIGHT, OF WHICH THE RADIUS POINT LIES SOUTH 00°14’26” EAST, A RADIAL DISTANCE OF 2,040.48 FEET; THENCE RUN EASTERLY ALONG SAID ROAD RIGHT-OF-WAY AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 02°08’51”, FOR 76.48 FEET; THENCE RUN SOUTH 87°18’06” EAST ALONG SAID ROAD RIGHT-OF-WAY FOR 268.29 FEET: THENCE RUN SOUTH 02°41’52” WEST ALONG SAID ROAD RIGHT-OF-WAY FOR 32.00 FEET; THENCE RUN SOUTH 87°14’58” EAST FOR 131.45 FEET TO A POINT ON THE EAST LINE OF SAID 1/4 - 1/4 SECTION; THENCE RUN SOUTH 00°38’15” EAST ALONG SAID 1/4 - 1/4 LINE FOR 60.75 FEET; THENCE RUN SOUTH 48°57’20” EAST FOR 88.54 FEET; THENCE RUN SOUTH 02°44’31” WEST FOR 18.75 FEET; THENCE RUN SOUTH 87°15’29” EAST FOR 26.70 FEET; THENCE RUN SOUTH 01°02’30” EAST FOR 140.70 FEET; THENCE RUN SOUTH 20°24’40” WEST FOR 10.30 FEET; THENCE RUN SOUTH 19°39’17” EAST FOR 33.86 FEET; THENCE RUN SOUTH 00°38’16” EAST FOR 274.08 FEET; THENCE RUN SOUTH 89°21’45” WEST FOR 100.00 FEET TO A POINT ON THE EAST LINE OF SAID 1/4 - 1/4 SECTION; THENCE RUN SOUTH 00°38’15” EAST ALONG SAID 1/4 - 1/4 LINE FOR 719.55 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING DESCRIBED PROPERTY;

COMMENCE AT THE SOUTHEAST CORNER OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 14, TOWNSHIP 16 SOUTH, RANGE 3 WEST, JEFFERSON COUNTY, ALABAMA: THENCE RUN NORTH 00°38’15” WEST ALONG THE EAST LINE OF SAID 1/4 - 1/4 LINE FOR

719.55 FEET; THENCE RUN NORTH 89°21’45” EAST FOR 100.00 FEET; THENCE RUN NORTH 00°38’16” WEST FOR 274.08 FEET; THENCE RUN NORTH 19°39’17” WEST FOR 33.86 FEET; THENCE RUN NORTH 20°24’40” EAST FOR 10.30 FEET; THENCE RUN NORTH 01°02’30” WEST FOR 128.71 FEET TO THE POINT OF BEGINNING OF THE TRACT OF LAND HEREIN DESCRIBED; THENCE RUN NORTH 01°02’30” WEST FOR 11.99 FEET; THENCE RUN NORTH 87°15’29” WEST FOR 26.70 FEET; THENCE RUN NORTH 02°44’31” EAST FOR 18.75 FEET; THENCE RUN NORTH 48°57’20” WEST FOR 88.54 FEET TO A POINT ON THE EAST LINE OF SAID 1/4 -1/4 LINE; THENCE RUN NORTH 00°38’15” WEST ALONG SAID EAST LINE OF SAID 1/4 -1/4 LINE FOR 60.75 FEET TO A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF FIELDSTOWN ROAD; THENCE RUN NORTH 87°14’58” WEST ALONG SAID ROAD RIGHT-OF-WAY FOR 20.11 FEET; THENCE RUN SOUTH 03°32’38” EAST FOR 55.84 FEET; THENCE RUN SOUTH 43°22’10” EAST FOR 41.21 FEET: THENCE RUN SOUTH 44°37’28” EAST FOR 43.37 FEET; THENCE RUN SOUTH 39°12’00” EAST FOR 24.83 FEET; THENCE RUN SOUTH 16°09’46” EAST FOR 23.56 FEET; THENCE RUN NORTH 77°14’46” EAST FOR 29.80 FEET TO THE POINT OF BEGINNING.

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM I

PRÉCIS METRO REPORT - ECONOMY.COM, INC.

© 2014 CBRE, Inc.

BIRMINGHAM
EMPLOYMENT 2012-2014 2012-2017
GROWTH 351 193
RANK
Best=1, Worst=392 5th quintile 3rd quintile
LIFE CYCLE VITALITY
PHASE RELATIVE RANK
Mature 90% 244
RISK EXPOSURE U.S.=100% Best=1, Worst=384
2013-2018 RELATIVE COSTS U.S.=100%
248 LIVING BUSINESS
4th quintile 100% 95%
Highest=1, Lowest=384
RELATIVE EMPLOYMENT PERFORMANCE (1998=100)
125
120
115
110
105
100
95
98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13F 14F 15F 16F 17F
DataBuffet® MSA code: MBIR U.S. BIR
2006 2007 2008 2009 2010 2011 2012 INDICATORS 2013 2014 2015 2016 2017
41.9 42.5 43.1 41.1 41.8 42.4 43.4 Gross metro product (C$B) 44.0 45.3 47.6 49.4 51.0
1.3 1.3 1.4 -4.5 1.6 1.5 2.3 % change 1.4 2.9 5.1 3.9 3.2
528.8 533.3 529.3 499.8 491.9 493.5 501.5 Total employment (000) 500.3 501.0 511.7 526.7 542.0
1.8 0.9 -0.8 -5.6 -1.6 0.3 1.6 % change -0.3 0.1 2.1 2.9 2.9
3.2 3.1 4.5 9.1 8.8 7.9 6.4 Unemployment rate 5.7 4.7 4.5 4.6 4.4
6.3 3.5 2.5 -4.5 3.4 4.1 4.1 Personal income growth 1.8 5.2 6.5 6.5 5.7
1,098.8 1,107.3 1,117.1 1,125.3 1,129.0 1,132.4 1,136.7 Population (000) 1,141.5 1,148.3 1,157.4 1,166.9 1,177.5
6,437 4,930 2,325 1,683 1,563 1,795 1,853 Single-family permits 1,891 2,816 4,286 4,061 3,271
1,370 503 1,034 124 361 567 1,454 Multifamily permits 1,564 129 120 121 231
165.0 161.0 151.9 144.8 142.8 138.9 150.1 Existing-home price ($ ths) 166.8 175.0 177.7 180.7 185.7
6,713 6,434 4,932 5,995 4,811 3,642 4,578 Mortgage originations ($ mil) 3,746 2,879 3,100 2,923 2,995
8.5 3.4 4.8 4.2 -0.6 -1.2 -0.1 Net migration (000) 0.2 2.0 4.0 4.7 6.0
5,881 6,570 7,340 8,406 8,461 7,453 6,973 Personal bankruptcies 6,379 5,431 5,278 5,829 6,609
STRENGTHS & WEAKNESSES
STRENGTHS
Central location in Alabama with strong infrastructure linkages.
Well-established research facilities at University of Alabama at Birmingham.
WEAKNESSES
Local government crises weigh on payrolls.
Regional competitors are less expensive for businesses.
Downturn in migration hinders housing, consumer services.
CURRENT EMPLOYMENT TRENDS
% CHANGE YR AGO, 3-MO MA
Feb 13 Jun 13 Oct 13
Total 0.5 0.1 -0.6
Construction 2.3 7.7 2.4
Manufacturing 4.5 2.8 2.8
Trade -1.5 -1.5 -2.4
Trans/Utilities 2.8 0.1 -0.8
Information -3.0 -2.8 -3.9
Financial Activities 2.2 1.5 0.1
Prof & Business Svcs. 1.5 0.1 1.8
Edu & Health Svcs. 2.1 1.6 -1.1
Leisure & Hospitality 0.3 1.2 -0.4
Other Services 0.5 -0.1 -0.3
Government -2.5 -4.0 -3.4
FORECAST RISKS
SHORT TERM LONG TERM
UPSIDE
Higher payrolls and renewed migration lead
to improvements in the housing market.
Expansion in Alabama’s transportation
equipment manufacturing leads to higher
demand for Birmingham steel.
DOWNSIDE
Renewed financial difficulties in Jefferson
County lead to another budget crisis.
Slow recovery in Alabama constrains BIR’s
role as financial/commercial hub.
ANALYSIS
Recent Performance. Birmingham’s recovery has stalled as payrolls fell by 1.4% from April to August and are nearly unchanged on a year-to-year basis. Healthcare and wholesale trade have experienced large payroll declines, and more than 2,000 jobs have been shed in local government, a fourth consecutive year of decline. Offsetting growth comes from manufacturing, especially of steel, and professional and business services. In addition, despite payroll weakness, per capita earnings and incomes have risen faster than those for the state or nation, enabling retail sales to accelerate and reach year-on-year growth approaching that of the U.S. average.
Public sector. The emergence of BIR’s largest county from bankruptcy means that turmoil in local government will no longer be a drag on growth. Jefferson County is the central county in the metro area, containing a majority of the population and a large majority of employment. Local government payrolls had already been cut by 2,000 by the time Jefferson County declared bankruptcy in November 2011 after taking on billions of dollars worth of scandal-tainted sewer debt, and 3,000 more jobs have been lost since then. Now that the county has received $1.4 billion in concessions from creditors and is obtaining new financing to restructure existing debt, there is some light at the end of the tunnel, but higher sewer rates will add to the cost disadvantage relative to regional competitors. Not only does local government weigh on growth but so do state and federal government. At the state level, an improving budget situation will shortly change the trajectory, while an uncertain federal outlook is mitigated by its relatively small share of BIR employment.
Manufacturing. After stalling in 2012 as weakening global demand drove steel prices down, the metro area’s traditional driver of steel production is again leading recovery. BIR’s steel industry has returned to rapid growth thanks to strong demand from the automobile and aerospace industries. The industry will find further support over the next several years from the recovery in homebuilding and stronger overall manufacturing conditions in the state. Outside of metal production, performance is mixed.
In the long run, strong transportation linkages by highway and rail to the Port of Mobile and to other cities in Alabama and the rest of the U.S. will support BIR’s ability to meet external demand for manufactured goods. However, technological trends will limit employment gains.
Housing. BIR is poised for a rebound in construction of single-family homes despite the generally slow recovery, which has restored only one-fourth of jobs lost in the recession and driven net migration into negative territory for the last three years. Home sales have risen sharply, allowing foreclosure inventory to gradually contract over the last three years. Sales suggest a significant amount of pent-up demand for single-family homes. This demand has pushed house prices up in the last two years. Although single-family home permitting has been stuck in a trough, apartment construction recovered two years ago, and with some assistance from the rest of the economy, single-family home-building is expected to double over the next year.
Strong manufacturing, recovery in housing, and improvement in private services will ultimately overcome short-term weakness in the public sector and return Birmingham to employment growth. Over the longer term, transitory government problems will not be an issue and BIR’s fundamental strengths as a financial and commercial hub will deliver growth rates above the state and national averages.
David Rosenblum November 2013
28 MOODY’S ANALYTICS / Précis U.S. Metro / South / November 2013
© 2014 CBRE, Inc.
Confidential FOIA Treatment Requested

28	MOODY’S ANALYTICS / Précis U.S. Metro / South / November 2013
© 2014 CBRE, Inc.

EMPLOYMENT & INDUSTRY
TOP EMPLOYERS
University of Alabama at Birmingham 23,000
Regions Financial Corp. 6,000
AT&T 5,750
St. Vincent’s Hospital 4,703
Baptist Health System 4,350
Wal-Mart Stores Inc. 4,211
Alabama Power Co. 3,982
Children’s Health System 3,652
Blue Cross & Blue Shield Association 3,000
Banco Bilbao Vizcaya Argentaria 2,804
Brookwood Medical Center 2,600
U.S. Steel 2,400
American Iron Pipe Co. 2,400
Eastern Health Systems Inc. 2,300
Southern Co. 2,116
Marshall Durbin Food Corp. 2,000
Trinity Medical Center 1,879
EBSCO Industries Inc. 1,800
Colonial Properties 1,700
Drummond Co. Inc. 1,550
Sources: Birmingham Business Journal, Book of Lists, 2013, Birmingham Regional Chamber of Commerce, 2013
PUBLIC
Federal 8,784
State 27,238
Local 44,919
2012
INDUSTRIAL DIVERSITY
Most Diverse (U.S.)
1.00
0.80 0.74
0.60
0.40
0.20
0.00
Least Diverse
EMPLOYMENT VOLATILITY
Due to U.S. fluctuations Relative to U.S.
100%
80%
60%
98% 117
40% 100
20%
0%
Not due to U.S. Due to U.S. BIR U.S.
MIGRATION FLOWS
INTO BIRMINGHAM, AL NUMBER
OF MIGRANTS
Tuscaloosa, AL 1,629
Montgomery, AL 1,251
Atlanta, GA 1,123
Huntsville, AL 581
Gadsden, AL 537
Anniston, AL 458
Mobile, AL 358
Auburn, AL 301
Nashville, TN 254
Memphis, TN 242
Total In-migration 24,512
FROM BIRMINGHAM, AL
Tuscaloosa, AL 1,488
Atlanta, GA 1,128
Montgomery, AL 1,110
Huntsville, AL 768
Gadsden, AL 592
Anniston, AL 411
Mobile, AL 370
Nashville, TN 370
Houston, TX 332
Auburn, AL 328
Total Out-migration 25,253
Net Migration -741
COMPARATIVE EMPLOYMENT AND INCOME
Sector % of Total Employment Average Annual Earnings
BIR AL U.S. BIR AL U.S.
Mining 0.6% 0.5% 0.6% $89,158 $72,006 $121,241
Construction 4.9% 4.2% 4.2% $68,829 $48,586 $55,288
Manufacturing 7.4% 12.9% 8.9% $65,806 $61,691 $75,242
Durable 71.5% 63.3% 62.6% nd $64,136 $76,882
Nondurable 28.5% 36.7% 37.4% nd $57,659 $72,564
Transportation/Utilities 4.4% 3.7% 3.7% $87,660 $62,513 $63,045
Wholesale Trade 5.8% 3.9% 4.2% $77,514 $65,272 $77,359
Retail Trade 11.3% 11.9% 11.1% $30,410 $28,271 $31,495
Information 1.8% 1.2% 2.0% $68,004 $54,433 $93,099
Financial Activities 8.1% 4.9% 5.8% $48,471 $35,500 $47,540
Prof. and Bus. Services 12.6% 11.6% 13.4% $55,032 $46,201 $61,311
Educ. and Health Services 13.4% 11.6% 15.2% $58,055 $47,468 $50,524
Leisure and Hosp. Services 8.9% 9.2% 10.3% $20,064 $18,495 $23,812
Other Services 4.7% 4.3% 4.1% $31,856 $29,969 $33,224
Government 16.1% 20.0% 16.4% $60,545 $61,815 $70,342
Sources: Percent of total employment — Moody’s Analytics & BLS, 2012, Average annual earnings — BEA, 2011
NET MIGRATION, BIR
5,000
4,000
3,000
2,000
1,000
0
-1,000
-2,000
09
10
11
12
2009
2010
2011 2012
Domestic
706
-2,350
-2,392 -1,445
Foreign
3,519
1,765
1,204 1,330
Total
4,224
-584
-1,188 -115
Sources: IRS (top), 2010, Census Bureau, 2012
HOUSE PRICES
220
200
180
160
140
120
100
80
98 01 04 07 10 13
BIR U.S.
Source: FHFA, 1996Q1=100, NSA
MOODY’S RATING
Caa3 COUNTY
AS OF APR 02, 2012
LEADING INDUSTRIES
NAICS INDUSTRY EMPLOYEES (000)
GVSL State & Local Government 72.2
7225 Restaurants and other eating places 33.3
6221 General medical and surgical hospitals 15.9
5221 Depository credit intermediation 15.0
5241 Insurance carriers 10.4
6211 Offices of physicians 10.1
5613 Employment services 9.9
5511 Management of companies and enterprises 9.9
4529 Other general merchandise stores 9.6
GVF Federal Government 8.8
2382 Building equipment contractors 8.1
5617 Services to buildings and dwellings 6.9
4451 Grocery stores 6.8
2211 Electric power generation, transmission & distrib. 6.7
5411 Legal services 6.3
High-tech employment 15.9
As % of total employment 3.1
Sources: BLS, Moody’s Analytics, 2012
PER CAPITA INCOME
40,816 42,298
34,929
BIR AL U.S.
Source: Bureau of Economic Analysis, 2011
MOODY’S ANALYTICS / Précis U.S. Metro / South / November 2013 29
© 2014 CBRE, Inc.
Confidential FOIA Treatment Requested

MOODY’S ANALYTICS / Précis U.S. Metro / South / November 2013	29
© 2014 CBRE, Inc.

BIRMINGHAM

Manufacturing Lifts Birmingham	Educational Attainment Is Middling

Employment, % change yr ago, 3-mo MA	% of population 25 and older with a bachelor’s degree, 2012

Sources: BLS, Moody’s Analytics	Sources: Census Bureau, Moody’s Analytics

Slower Growth Hinders Consumer Services…	…But Pent-Up Demand Will Lift Housing

Contributions to population growth, ppts

Sources: Census Bureau, Moody’s Analytics	Sources: CoreLogic, Moody’s Analytics

Competing Cities Have Cost Advantage	Budget Cuts Hit Harder, Especially Local

Cost of doing business, U.S.=100, 2011	Government employment, % change since Jan 2009

Source: Moody’s Analytics	Sources: BLS, Moody’s Analytics

BIR’s long-term business climate has suffered in part because of turmoil in central Jefferson County, where sewer rates have risen in response to fiscal turmoil. In addition, the cost of doing business relative to the national average gradually increased from 91% in 2007 to 95% in 2011, as the relative costs of energy and office rents have worsened while labor costs remain above the national average. Meanwhile, business costs of regional competitors either stayed the same or decreased, eroding BIR’s reputation as a low-cost alternative, especially compared with Nashville and Memphis.	Over the past five years, government employment in BIR has fallen by 8%, more than the state or national averages. There have been substantial declines at all levels of government but particularly at the local level, where 5,000 jobs have been cut in this period. Jefferson County underwent what at the time was the largest municipal bankruptcy in U.S. history but has reached an agreement with creditors to trim its debt and emerged from bankruptcy in early December.

30	MOODY’S ANALYTICS / Précis U.S. Metro / South / November 2013
© 2014 CBRE, Inc.

About Moody’s Analytics

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Moody’s Analytics added Economy.com to its portfolio in 2005. Now called Economic & Consumer Credit Analytics, this arm is based in West Chester PA, a suburb of Philadelphia, with offices in London, Prague and Sydney. More information is available at www.economy.com.

© 2013, Moody’s Analytics, Inc. and/or its licensors and affiliates (together, “Moody’s”). All rights reserved. ALL INFORMATION CONTAINED HEREIN IS PROTECTED BY COPYRIGHT LAW AND NONE OF SUCH INFORMATION MAY BE COPIED OR OTHERWISE REPRODUCED, REPACKAGED, FURTHER TRANSMITTED, TRANSFERRED, DISSEMINATED, REDISTRIBUTED OR RESOLD, OR STORED FOR SUBSEQUENT USE FOR ANY PURPOSE, IN WHOLE OR IN PART, IN ANY FORM OR MANNER OR BY ANY MEANS WHATSOEVER, BY ANY PERSON WITHOUT MOODY’S PRIOR WRITTEN CONSENT. All information contained herein is obtained by Moody’s from sources believed by it to be accurate and reliable. Because of the possibility of human and mechanical error as well as other factors, however, all information contained herein is provided “AS IS” without warranty of any kind. Under no circumstances shall Moody’s have any liability to any person or entity for (a) any loss or damage in whole or in part caused by, resulting from, or relating to, any error (negligent or otherwise) or other circumstance or contingency within or outside the control of Moody’s or any of its directors, officers, employees or agents in connection with the procurement, collection, compilation, analysis, interpretation, communication, publication or delivery of any such information, or (b) any direct, indirect, special, consequential, compensatory or incidental damages whatsoever (including without limitation, lost profits), even if Moody’s is advised in advance of the possibility of such damages, resulting from the use of or inability to use, any such information. The financial reporting, analysis, projections, observations, and other information contained herein are, and must be construed solely as, statements of opinion and not statements of fact or recommendations to purchase, sell, or hold any securities. NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, TIMELINESS, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY SUCH OPINION OR INFORMATION IS GIVEN OR MADE BY MOODY’S IN ANY FORM OR MANNER WHATSOEVER. Each opinion must be weighed solely as one factor in any investment decision made by or on behalf of any user of the information contained herein, and each such user must accordingly make its own study and evaluation prior to investing.

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM J

ENGAGEMENT LETTER

© 2014 CBRE, Inc.

VALUATION & ADVISORY SERVICES
CBRE, Inc.
One Chase Corporate Center
Suite 400
Birmingham, AL 35244

January 27, 2014

Barry R. Harvill
Senior Appraiser

L. C. “Foots” Parnell III

Managing Member

INTERFIRST CAPITAL, LLC

2700 Highway 280, Suite 315 W

Birmingham, AL 35223

Phone:	205.402.4001
Fax:	205.402.4010
Email:	foots@interfirstcapital.com

RE:	Assignment Agreement

Magnolia City Place

655 Fieldstown Road

Gardendale, AL 35071

Dear Mr. Parnell:

We are pleased to submit this proposal and our Terms and Conditions for this assignment.

PROPOSAL SPECIFICATIONS

Purpose:	To estimate the Market Value of the referenced real estate
Premise:	As Is and As Stabilized
Rights Appraised:	Leased Fee
Intended Use:	Mortgage Underwriting purposes
Intended User:	The intended users are INTERFIRST CAPITAL, LLC, PROTECTIVE LIFE INSURANCE COMPANY AND ITS SUBSIDIARIES, and PGP GARDENDALE, LLC. Reliance on any reports produced by CBRE under this Agreement is extended solely to the Client signing below and to any other Intended Users identified in this Agreement. Other parties or entities who obtain a copy of the report may not rely upon any opinions or conclusions contained in the report unless such party or entity has expressly been identified by CBRE as an Intended User.
Reliance Language:	None
Inspection:	CBRE will conduct a physical inspection of both the interior and exterior of the subject property, as well as its surrounding environs on the effective date of appraisal.
Valuation Approaches:	All three traditional approaches to value will be considered and utilized.

© 2014 CBRE, Inc.

L. C. “Foots” Parnell III

Assignment Agreement

January 27, 2014

Report Type:	Appraisal Report
Appraisal Standards:	USPAP
Appraisal Fee:	$4,000
Expenses:	Fee includes all associated expenses
Retainer:	A retainer is not required for this assignment
Payment Terms:	Final payment is due and payable upon delivery of the final report or within thirty (30) days of your receipt of the initial report, whichever is sooner. The fee is considered earned upon delivery of the initial report.

Delivery Instructions:

We will invoice you for the assignment in its entirety at the completion of the assignment.

CBRE encourages our clients to join in our environmental sustainability efforts by accepting an electronic copy of the report.

An Adobe PDF file via email will be delivered to foots@interfirstcapital.com. The client has requested Two (2) bound final copies. Charges may apply for additional copies (see Terms and Conditions).
Delivery Schedule:
Preliminary Value:	Not Required
Draft Report:	3-weeks after the Start Date
Final Report:	Upon Client’s request
Start Date:	The appraisal process will start upon receipt of your signed agreement and the property specific data.
Acceptance Date:	These specifications are subject to modification if this proposal is not accepted within 3 business days from the date of this letter.

TERMS AND CONDITIONS

The attached Terms and Conditions and Specific Property Data Request are deemed a part of this agreement as though set forth in full herein. Each person executing this agreement represents and warrants that it has the requisite power and authority to enter into and bind the respective parties hereto.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.

© 2014 CBRE, Inc.

L. C. “Foots” Parnell III

Assignment Agreement

January 27, 2014

Sincerely,

CBRE, Inc.	CBRE, Inc.
Valuation & Advisory Services	Valuation & Advisory Services

Barry R. Harvill	Ron A. Neyhart, MAI
Senior Appraiser	Senior Managing Director
As Agent for CBRE, Inc.	As Agent for CBRE, Inc.
Alabama Certification No. G00540	Alabama Certification No. G00484
T (205) 313-6567	T (404) 812-5020
F (205) 313-6566	F (404) 812-5051
Barry.Harvill@cbre.com	Ron.Neyhart@cbre.com

AGREED AND ACCEPTED

FOR INTERFIRST CAPITAL, LLC:

2/5/14

Signature	Date

L. C. PARNELL III	MANAGING MEMBER
Name	Title

205-402-4001	205-402-4010
Phone Number	Fax Number

FOOTS@INTERFIRST CAPITAL.COM
E-Mail Address

© 2014 CBRE, Inc.

L. C. “Foots” Parnell III

Assignment Agreement

January 27, 2014

TERMS AND CONDITIONS

1.	These Terms and Conditions, between CBRE, Inc.-Appraisal Services (Appraiser) and the Client for whom the referenced appraisal service will be performed, shall be deemed a part of such Agreement as though set forth in full therein. The Agreement shall be governed by the laws of the state of the CBRE, Inc. office shown on the Agreement.

2.	Client is defined as the party signing the Agreement and shall be responsible for payment of the fees stipulated in the Agreement. Payment of the appraisal fee is not contingent upon any predetermined value or on an action or event resulting from the analyses, opinions, conclusions, or use of the appraisal report.

3.	Final payment is due and payable upon delivery of the final report or within thirty (30) days of your receipt of our draft report, whichever is sooner. If a draft report is requested, the fee is considered earned upon delivery of our draft report.

4.	If we are requested to give court testimony, an additional fee will be charged on an hourly basis at our then- prevailing hourly rate. The hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes appraisal report) and all meetings related to court testimony.

5.	In the event Client requests additional services beyond the purpose stated in the Agreement, Client agrees to pay an additional charge for such services, plus reimbursement of expenses, whether or not the completed report has been delivered to Client at the time of the request.

6.	It is understood that the Client has the right to cancel this assignment at any time prior to delivery of the completed report. In such event, the Client is obligated only for the pro rated share of the fee based upon the work completed and expenses incurred, with a minimum charge of $500.

7.	Appraiser shall have the right to terminate this Agreement at any time for cause effective immediately by written notice to Client upon the occurrence of the fraud or willful misconduct of Client, its employees or agents.

8.	Additional copies of the appraisal reports are available at a cost of $250 per original color copy and $100 per photocopy (black and white), plus shipping cost of $30 per report.

9.	In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable, shall bear interest at the maximum rate permitted in the state in which the office of Appraiser executing the Agreement is located. If Appraiser is required to institute legal action against Client relating to the Agreement, Appraiser shall be entitled to recover reasonable attorney’s fees and costs from Client.

10.	Appraiser assumes that there are no major or significant items that would require the expertise of a professional building contractor or engineer. If such items need to be considered in Appraiser’s studies, such services are to be provided by others at a cost which is not a part of the fee proposal.

11.	In the event of any dispute between Client and Appraiser relating to this Agreement, or Appraiser’s or Client’s performance hereunder, Appraiser and Client agree that such dispute shall be resolved by means of binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the state where the office of Appraiser executing this Agreement is located. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceeding shall be entitled to recover from the losing party its expenses, including the costs of arbitration proceeding, and reasonable attorney’s fees.

12.	Client acknowledges that Appraiser is being retained hereunder as an independent contractor to perform the services described herein and nothing in this Agreement shall be deemed to create any other relationship between Client and Appraiser. This assignment shall be deemed concluded and the services hereunder completed upon delivery to Client of the appraisal report discussed herein.

© 2014 CBRE, Inc.

L. C. “Foots” Parnell III

Assignment Agreement

January 27, 2014

13.	All statements of fact in the report which are used as the basis of the Appraiser’s analyses, opinions, and conclusions will be true and correct to the best of the Appraiser’s knowledge and belief. Appraiser does not make any representation or warranty, express or implied, as to the accuracy or completeness of the information or the state of affairs of the Property furnished to Appraiser by Client.

14.	Appraiser shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

15.	Client shall provide Appraiser with such materials with respect to the Assignment as are requested by Appraiser and in the possession or under the control of Client. Client shall provide Appraiser with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

16.	The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are, and will remain, the property of Appraiser. With respect to data provided by Client, Appraiser shall not violate the confidential nature of the appraiser-client relationship by improperly disclosing any confidential information furnished to Appraiser. Notwithstanding the foregoing, Appraiser is authorized by Client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

17.	Unless specifically noted in the appraisal, we will not be taking into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof. Further, Appraiser understands that there is no major or significant deferred maintenance in the property which would require the expertise of a professional cost estimator or contractor. If such repairs are needed, the estimates are to be prepared by others, and are not a part of this fee proposal.

18.	Client shall indemnify and hold Appraiser fully harmless against any loss, damages, claims, or expenses of any kind whatsoever (including costs and reasonable attorneys’ fees), sustained or incurred by a third party as a result of the negligence or intentional acts or omissions of Client (including any failure to perform any duty imposed by law), and for which recovery is sought against Appraiser by that third party; however, such obligation to defend and indemnify shall not apply if the claim or cause of action is based upon or arises in any way out of an act, failure to act or representation of Appraiser. Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client’s failure or the failure of any of the Client’s agents to provide a complete copy of the appraisal report to any third party.

19.	LIMITATION OF LIABILITY. EXCEPT FOR THE HOLD HARMLESS PROVISION ABOVE, ANYTHING IN THE AGREEMENT TO THE CONTRARY NOTWITHSTANDING, UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER. EXCEPT FOR THE HOLD HARMLESS PROVISION ABOVE, IN NO EVENT WHATSOEVER SHALL EITHER PARTY’S TOTAL LIABILITY TO THE OTHER FOR DIRECT DAMAGES UNDER THE AGREEMENT OR ANY OTHER DAMAGES WHATSOEVER EXCEED IN THE AGGREGATE THE SUM OF TEN THOUSAND DOLLARS ($10,000.00).

20.	Please note that Appraiser’s consent to allow the appraisal report or portions of the report, to become part of or be referenced in, any offering or other material intended for the review of others, or to be submitted to others, will be at Appraiser’s reasonable discretion and, if given, will be on condition that Appraiser will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to Appraiser, by a party satisfactory to Appraiser. Appraiser does consent to Client submission of the complete final report to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

© 2014 CBRE, Inc.

L. C. “Foots” Parnell III

Assignment Agreement

January 27, 2014

SPECIFIC PROPERTY DATA REQUEST

In order to complete this assignment under the terms outlined, CBRE, Inc., Valuation & Advisory Services, will require the following specific information for the property:

1.	Current title report or title holder name

2.	Legal description

3.	Survey and/or plat map

4.	Site plan for the existing development

5.	Building plans and specifications, including square footage

6.	Current county property tax assessment or tax bill

7.	Details on any sale, contract, or listing of the property within the past three years

8.	Engineering studies, soil tests or environmental assessments

9.	Ground lease, if applicable

10.	Details regarding the development costs, including land cost, if developed within the past three years

11.	Three-year and YTD property income and expenses

12.	Current year property income and expense budget

13.	Historical sales volumes, if applicable

14.	Lease agreement

15.	Tenant’s most recent Annual Report and 10K Report

16.	Details regarding any pending changes or pertinent information regarding the current/future status of the tenant

17.	Details regarding any tenant improvement allowances and free rent provided

18.	Details regarding capital expenditures made within the last 12 months, or scheduled for the next 12 months

19.	Any previous market/demand studies or appraisals

20.	Name and telephone number of property contact for physical inspection and additional information needed during the appraisal process

21.	Any other information that might be helpful in valuing this property

If any of the requested data and information is not available, CBRE, Inc., reserves the right to extend the delivery date by the amount of time it takes to receive the requested information or make other arrangements. Please have the requested information delivered to the following:

Barry R. Harvill

Senior Appraiser

CBRE, Inc.

Valuation & Advisory Services

One Chase Corporate Center, Suite 400

Birmingham, Alabama 35244

© 2014 CBRE, Inc.

MAGNOLIA CITY PLACE | ADDENDA

ADDENDUM K

QUALIFICATIONS

© 2014 CBRE, Inc.

QUALIFICATIONS OF

JOHN W. CHERRY, JR. MAI, CRE

Managing Director

CBRE, Inc. – Valuation & Advisory Services

3280 Peachtree Road, Suite 1100

Atlanta, Georgia 30305

(404) 812-5028

(404) 812-5051 FAX

EDUCATIONAL

B.B.A. Economics and Business - Oglethorpe University

Appraisal Institute

Course 1A-1, 1A-2, 1B-A, 1B-B, 2-1, 2-2, SPP, 6

LICENSE(S)/CERTIFICATION(S)

Georgia Real Estate Appraisal Board - Certified General Real Estate Appraiser - 1233

Tennessee Real Estate Commission - Certified General Real Estate Appraiser - 0001070

North Carolina Real Estate Appraisal Board – Certified General Real Estate Appraiser - A6842

Alabama Real Estate Appraisal Board – Certified General Real Estate Appraiser - G00673

South Carolina Real Estate Appraisers Board – Certified General Real Estate Appraiser - CG5531

Kentucky Real Estate Appraisers Board – Certified General Real Property Appraiser – 004614

Mississippi Real Estate Appraisers Board - Certified General Real Property Appraiser – GA-1074

PROFESSIONAL

Appraisal Institute

Designated Member, (MAI), Certification No. 6010

Counselors of Real Estate

Designated Member (CRE); Certification No. 1742

EMPLOYMENT EXPERIENCE

1971-1973	Wight, Couch and Schultz (Researcher)	Atlanta, Georgia
1973-1983	Citizens and Southern Bank (Appraiser)	Atlanta, Georgia
1983 -1989	CB Commercial Real Estate Group, Inc. (VP)	Atlanta, Georgia
1989-1990	Laventhal & Howath (Senior Manager)
1990-2003	PriceWaterhouseCoopers (Director of SE Valuation Services)	Atlanta, Georgia
2003-2010	Chief Appraiser	Atlanta, Georgia
LandAmerica/Butler Burgher Group
Managing Director
11/2010-Present	CBRE, Inc.	Atlanta, Georgia
Managing Director
Valuation & Advisory Services

© 2014 CBRE, Inc.

State of Alabama
ALABAMA
GREAT SEAL
This is to certify that
John Wesley Cherry, Jr.
having given satisfactory evidence of the necessary qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a
Certified General Real Property Appraiser
With all rights, privileges and obligations appurtenant thereto.
LICENSE NUMBER: G00673
EXPIRATION DATE: 09/30/2015
Executive Director
ALABAMA REAL ESTATE APPRAISERS BOARD
Confidential FOIA Treatment Requested
000002425

© 2014 CBRE, Inc.

QUALIFICATIONS OF

Barry R. Harvill

Senior Appraiser

CBRE, Inc. – Valuation & Advisory Services

Chase Corporate Center, Suite 400

Birmingham, AL 35244

Barry.Harvill@cbre.com

EDUCATIONAL

B.S. Business Administration – Auburn University at Montgomery, Montgomery, AL

CERTIFICATION(S)

Certified Real Estate Appraiser, State of Alabama – Certificate Number G00540

Certified Real Estate Appraiser, State of Mississippi – Certificate Number GA847

Certified Real Estate Appraiser, State of Georgia – Certificate Number 343665

PROFESSIONAL

Appraisal Institute, Affiliate Member

EMPLOYMENT EXPERIENCE

1993 – 1996	Harvill & Associates	Montgomery, AL
Staff Appraiser
1997 – 2003	Laureate Capital	Birmingham, AL
Assistant Vice President
2004 – 2005	Trinity Incorporated	Birmingham, AL
Principal
2005 – Present	CBRE, Inc.	Birmingham, AL
Senior Appraiser

© 2014 CBRE, Inc.

State of Alabama
ALABAMA
GREAT SEAL
This is to certify that
Barry R Harvill
having given satisfactory evidence of the necessary qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a
Certified General Real Property Appraiser
With all rights, privileges and obligations appurtenant thereto.
LICENSE NUMBER: G00540
EXPIRATION DATE: 09/30/2015
Executive Director
ALABAMA REAL ESTATE APPRAISERS BOARD
000002423
Confidential FOIA Treatment Requested

© 2014 CBRE, Inc.

QUALIFICATIONS OF

Robert T. Brawner

Appraiser

CBRE, Inc. – Valuation & Advisory Services

One Chase Corporate Center, Suite 400

Birmingham, AL 35244

(205) 313-6565

bo.brawner@cbre.com

EDUCATIONAL

B.S. Forestry – Auburn University, Auburn, AL

M.B.A – Auburn University, Auburn, AL

CERTIFICATION(S)

Trainee Real Property Appraiser, State of Alabama – Certificate Number T01807

EMPLOYMENT EXPERIENCE

2006 – 2007	Lincoln Harris, Corporate Services Group	Nashville, TN
Healthcare Valuation Services

2007 – Present	CBRE, Inc.	Birmingham, AL
Appraiser

© 2014 CBRE, Inc.

State of Alabama
ALABAMA
GREAT SEAL
This is to certify that
Robert Thomas Brawner
having given satisfactory evidence of the necessary qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a
Trainee Real Property Appraiser
With all rights, privileges and obligations appurtenant thereto.
LICENSE NUMBER: T01807
EXPIRATION DATE: 09/30/2015
Executive Director
ALABAMA REAL ESTATE APPRAISERS BOARD
000003131
Confidential FOIA Treatment Requested

© 2014 CBRE, Inc.